EXECUTION VERSION MARGIN LOAN AGREEMENT dated as of November 30, 2020 among CANNAE FUNDING C, LLC, as Borrower 1, CANNAE FUNDING D, LLC, as Borrower 2, ROYAL BANK OF CANADA, as Administrative Agent, ROYAL BANK OF CANADA as Calculation Agent, and the Lenders from time to time party hereto.

i TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS ........................................................1 Section 1.01 Certain Defined Terms ..............................................................................1 Section 1.02 Times Of Day ..........................................................................................31 Section 1.03 Terms Generally ......................................................................................31 Section 1.04 Accounting Terms; GAAP ......................................................................32 ARTICLE 2 AMOUNTS AND TERMS OF THE ADVANCES .................................................33 Section 2.01 The Advances ..........................................................................................33 Section 2.02 Requests For Advances. ..........................................................................33 Section 2.03 Termination Of Agreement and Facility .................................................34 Section 2.04 Repayment Of Advances.........................................................................34 Section 2.05 Interest .....................................................................................................34 Section 2.06 Fees..........................................................................................................35 Section 2.07 Interest Rate Determinations ...................................................................36 Section 2.08 Prepayments Of Advances; Collateral Call Trigger Events; Withdrawal Of Collateral ........................................................................36 Section 2.09 Increased Costs ........................................................................................41 Section 2.10 Taxes........................................................................................................43 Section 2.11 Illegality...................................................................................................47 Section 2.12 Break-Funding.........................................................................................48 Section 2.13 Evidence Of Debt ....................................................................................48 Section 2.14 Payments And Computations ..................................................................49 Section 2.15 Accelerating Lenders...............................................................................49 Section 2.16 Periodic Rebalancing...............................................................................50 Section 2.17 Increase in Commitments ........................................................................50 Section 2.18 Effect of Benchmark Transition Event....................................................52 ARTICLE 3 REPRESENTATIONS AND WARRANTIES.........................................................57 Section 3.01 Organization; Powers ..............................................................................57 Section 3.02 Authorization; Enforceability ..................................................................57 Section 3.03 Governmental Approvals; No Conflicts ..................................................57 Section 3.04 Financial Condition; No Material Adverse Change ................................58 Section 3.05 Share Transactions...................................................................................58 Section 3.06 Litigation Matters ....................................................................................58 Section 3.07 Compliance With Laws And Agreements ...............................................58 Section 3.08 No Default ...............................................................................................58 Section 3.09 Investment Company Status ....................................................................58 Section 3.10 Taxes........................................................................................................59 Section 3.11 Disclosure ................................................................................................59

Section 3.12	Material Agreements	59
Section 3.13	Solvency	59
Section 3.14	Trading And Other Restrictions	60
Section 3.15	No Subsidiaries	61
Section 3.16	Anti-Corruption Laws and Sanctions	61
Section 3.17	Material Nonpublic Information	61
Section 3.18	Conduct of Business	61
Section 3.19	Employee Matters	61
Section 3.20	No Plan Assets	62
Section 3.21	Organization Documents	62
Section 3.22	Beneficial Ownership	62

ARTICLE 4 CONDITIONS OF LENDING 62

Section 4.01	Conditions Precedent to the Effective Date	62
Section 4.02	Conditions Precedent To Each Advance	64
Section 4.03	Conditions Precedent To the Effectiveness of an Incremental Facility Amendment	65

ARTICLE 5 AFFIRMATIVE COVENANTS 66

Section 5.01	Financial Statements	66
Section 5.02	Notices Of Material Events	67
Section 5.03	Existence; Conduct Of Business	69
Section 5.04	Payment Of Obligations	69
Section 5.05	Compliance With Laws	69
Section 5.06	Provision Of Public Information	69
Section 5.07	Disclosure	69
Section 5.08	Payment of PIK	70
Section 5.09	Further Assurances	70
Section 5.10	Books And Records	70
Section 5.11	Compliance with Organization Documents; Independent Director	70
Section 5.12	ERISA Plan Assets	70
Section 5.13	Independent Director Fees	70
Section 5.14	Delivery of Initial Collateral Shares	70

ARTICLE 6 NEGATIVE COVENANTS 71

Section 6.01	Indebtedness	71
Section 6.02	Liens	71
Section 6.03	Conduct of Business; Fundamental Changes	71
Section 6.04	Asset Sales	71
Section 6.05	Investments And Acquisitions	71
Section 6.06	Restricted Payments	71
Section 6.07	Investment Company	72

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iii Section 6.08 No Amendment Of Organization Documents, Etc..................................72 Section 6.09 Transactions With Affiliates....................................................................72 Section 6.10 Formation Of Subsidiaries.......................................................................72 Section 6.11 Share Transactions...................................................................................72 Section 6.12 No Impairment of Collateral Shares........................................................73 Section 6.13 Tax Status ................................................................................................73 Section 6.14 Agreements..............................................................................................73 Section 6.15 Anti-Corruption Laws and Sanctions ......................................................74 Section 6.16 Employee Matters....................................................................................74 ARTICLE 7 EVENTS OF DEFAULT..........................................................................................74 Section 7.01 Events Of Default ....................................................................................74 ARTICLE 8 AGENTS...................................................................................................................79 Section 8.01 Authorization and Authority....................................................................79 Section 8.02 Agent Individually...................................................................................79 Section 8.03 Duties of Agents; Exculpatory Provisions ..............................................80 Section 8.04 Authority..................................................................................................81 Section 8.05 Reliance by Agent ...................................................................................82 Section 8.06 Delegation of Duties................................................................................82 Section 8.07 Resignation of Agent ...............................................................................82 Section 8.08 Non-Reliance on Agents and Other Lenders...........................................83 Section 8.09 Removal of Administrative Agent...........................................................84 ARTICLE 9 MISCELLANEOUS .................................................................................................85 Section 9.01 Amendments, Adjustments, Etc. .............................................................85 Section 9.02 Notices; Effectiveness; Electronic Communications ..............................87 Section 9.03 No Waiver; Remedies..............................................................................89 Section 9.04 Costs And Expenses; Indemnification; Damage Waiver ........................90 Section 9.05 Payments Set Aside .................................................................................92 Section 9.06 Governing Law; Submission To Jurisdiction ..........................................92 Section 9.07 Successors and Assigns ...........................................................................93 Section 9.08 Severability..............................................................................................96 Section 9.09 Counterparts; Integration; Effectiveness; Electronic Execution .............96 Section 9.10 Survival Of Representations....................................................................96 Section 9.11 Confidentiality .........................................................................................97 Section 9.12 No Advisory Or Fiduciary Relationship..................................................98 Section 9.13 Right Of Setoff ........................................................................................98 Section 9.14 Judgment Currency..................................................................................99 Section 9.15 USA PATRIOT Act Notice.....................................................................99 Section 9.16 Interest Rate Limitation ...........................................................................99 Section 9.17 Disclosure ..............................................................................................100

Section 9.18	Calculation Agent Determinations	100
Section 9.19	Joint and Several Liability	100
Section 9.20	U.S. QFC Contractual Stay Requirements	100

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v SCHEDULES Schedule I Commitments and Lender Information EXHIBITS Exhibit A Form of Borrowing Notice Exhibit B Form of Security Agreement Exhibit C Form of Control Agreement Exhibit D-1 Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit D-2 Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit D-3 Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit D-4 Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit E Form of Guarantee Agreement

1 This MARGIN LOAN AGREEMENT, dated as of November 30, 2020 (as it may be amended or modified from time to time, this “Agreement”), by and among CANNAE FUNDING C, LLC, a limited liability company organized under the laws of Delaware, as a borrower (“Borrower 1”), CANNAE FUNDING D, LLC, a limited liability company organized under the laws of Delaware, as a borrower (“Borrower 2” and, together with Borrower 1, the “Borrowers”), ROYAL BANK OF CANADA, as Administrative Agent, ROYAL BANK OF CANADA, as Calculation Agent, and the lenders from time to time a party hereto (each, a “Lender”, and collectively, the “Lenders”). WHEREAS, Borrowers have requested that Lenders provide Borrowers with loans from time to time in an aggregate principal amount not exceeding the Commitments (as hereinafter defined), and each Lender is prepared to make such loans upon the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Accelerating Lenders” means Lenders that have accelerated their Advances upon an Event of Default in accordance with the Margin Loan Documentation. “Acceptable Collateral” means the following assets of Borrowers, as long as such assets are (x) held in the Collateral Accounts, (y) subject to a first priority Lien in favor of the relevant Applicable Lender and not subject to any other Lien (other than Permitted Liens), and (z) the Collateral Requirement has been satisfied with respect thereto: (a) Cash and Cash Equivalents; and (b) security entitlements in respect of Collateral Shares that were deposited into the Collateral Accounts on, and have remained Collateral since, the Closing Date (or, in the case of any Additional Collateral Shares, the date such Additional Collateral Shares have been deposited in the Collateral Accounts), so long as (i) such Collateral Shares are registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC, and are allowed to be settled through DTC’s regular book-entry settlement services, (ii) such Collateral Shares and such security entitlements are not subject to any Transfer Restrictions (other than DNB Existing Transfer Restrictions and CDAY Existing Transfer Restrictions) (and, for the avoidance of doubt, are not subject to any restricted legend), and (iii) such Collateral Shares are duly authorized, validly issued, fully paid and non-assessable.

2 “Additional Collateral Shares” means Collateral Shares deposited in the Collateral Accounts after the Closing Date in accordance with the requirements of Section 2.08(f). “Additional Lender” has the meaning specified in Section 2.17. “Adjustment Determination Date” means, in respect of any Facility Adjustment Event or Potential Facility Adjustment Event, the date on which Calculation Agent has notified Borrowers of (i) the adjustments that will be made to the terms of the Facility on account thereof or (ii) its determination that no such adjustments under Section 9.01 are necessary. “Adjustment Determination Period” means the period beginning on, and including, the date on which a Facility Adjustment Event or Potential Facility Adjustment Event occurs and ending on, and including, the earlier of (i) the related Adjustment Determination Date and (ii) the fifth (5th) Business Day following such occurrence. “Administrative Agent” means Royal Bank of Canada, in its capacity as administrative agent hereunder, or any successor administrative agent subject to Section 2.15; provided that at any time that Royal Bank of Canada is the only Lender, any notices, payments, prepayments, repayments and approvals (except for waivers and amendments) shall be provided to, made by or made to, as applicable, Royal Bank of Canada in its capacity as the sole Lender hereunder. To the extent that any Additional Lender becomes party to this Agreement pursuant to Section 2.17, all references to “Administrative Agent” shall refer to Royal Bank of Canada, in its capacity as administrative agent hereunder subject to Section 2.15. “Advance” has the meaning specified in Section 2.01. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the only Affiliates of each Borrower shall be CHI and CHI’s Subsidiaries, and the only Affiliates of CHI shall be its Subsidiaries, including the Borrowers. For the avoidance of doubt, each Issuer and its Subsidiaries shall not be considered Affiliates of CHI or of any of CHI’s Subsidiaries, including the Borrowers. “Agent” means each of Administrative Agent and Calculation Agent. “Agented Lender” means any Lender who has taken an Advance hereunder by assignment, but has not yet entered into its Control Agreement and a joinder to the Security Agreement with respect to the Collateral securing the Obligations owing to it. Any reference in the Margin Loan Documentation to the Applicable Lender with respect to an Agented Lender shall be to the Lender who assigned an Advance to such Agented Lender, and vice versa.

3 “Aggregate Collateral Share Value” means, at any time, (i) the sum of the Share Collateral Values with respect to each Share Type plus (ii) the market value (as reasonably determined by the Calculation Agent) of all securities or securities entitlements received in connection with Collateral Shares as described in Section 2.08(e) that constitute Acceptable Collateral, subject to a valuation percentage (which may, for the avoidance of doubt, be any percentage from, and including, 0% to, and including, 100%) determined by each Lender in its sole discretion (it being understood that, in making such determination, each Lender may take into account, among other factors, volatility, correlation, liquidity and free float of the Shares or any other relevant securities, the credit profile of Issuer or the issuer of such other securities and Transfer Restrictions, in each case, relative to the Shares or, if applicable, any other securities prior to giving effect to the relevant event). “Agreement” has the meaning specified in the preamble hereto. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrowers or Guarantor from time to time concerning or relating to bribery or corruption. “Applicable Lender” means any Lender other than an Agented Lender. “Applicable Percentage” means, subject to Section 2.14, with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s Advances divided by (b) the aggregate principal amount of the Advances owed to all Lenders; provided that if there are no outstanding Advances, “Applicable Percentage” shall be the Funding Percentage. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Approved Lender” has the meaning set forth in the Fee and Ratio Letter. “Assigning Lender” has the meaning set forth in the definition of “Required Lenders”. “Attributable Debt” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. “Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date.

4 “Bankruptcy Action” means any of the following, with respect to any Person: (a) to institute any proceedings to adjudicate such Person as bankrupt or insolvent, (b) to institute or consent to the institution of bankruptcy, reorganization or insolvency proceedings against such Person or file a bankruptcy petition or any other petition seeking, or consenting to, reorganization or relief with respect to such Person under any Debtor Relief Law, (c) to file or consent to a petition seeking liquidation, reorganization, dissolution, winding up or similar relief with respect to such Person, (d) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or conservator (or other similar official) of such Person or any part of its property, (e) to make any assignment for the benefit of such Person’s creditors, (f) to cause such Person to admit in writing its inability to pay its debts, or (g) to take any action in furtherance of any of the foregoing. “Bankruptcy Code” means the United States Bankruptcy Code. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board of Directors” means, with respect to any Person, the board of directors or managers (or analogous governing body) of such Person or a committee of such board (or other governing body) duly authorized under such Person’s Organization Documents and applicable Law to act for it. “Borrower 1” has the meaning specified in the preamble hereto. “Borrower 2” has the meaning specified in the preamble hereto. “Borrowers” has the meaning specified in the preamble hereto. “Borrowing Notice” has the meaning specified in Section 2.02(a)(ii). “Business Day” means any day on which commercial banks are open for business in New York City, United States, and, if such day relates to any interest rate setting for any Advance or payments in respect of any Advance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Calculation Agent” means Royal Bank of Canada, in its capacity as calculation agent under any of the Margin Loan Documentation, or any successor calculation agent hereunder, subject to Section 2.15. All calculations and determinations hereunder or in connection with the transactions contemplated hereby or as otherwise provided herein shall be made by Calculation Agent without any required consent or approval of any other party hereto but in consultation with each Original Lender; provided that, in no event shall such consultation obligation (x) cause Calculation Agent to unduly delay any calculation, determination or delivery of any notice or (y) expose the Calculation Agent to any liability.

5 “Cash” means all cash in Dollars at any time and from time to time deposited in the Collateral Accounts. “Cash Equivalents” means any readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than twelve (12) months from the date of issuance thereof. “CDAY Concentration” means, at any time, a percentage equal to (x) (i) the Share Collateral Value with respect to the CDAY Shares plus (ii) to the extent included in the calculation of the Aggregate Collateral Share Value, the market value (as reasonably determined by the Calculation Agent) of all securities or securities entitlements received in connection with Collateral Shares that are CDAY Shares that constitute Acceptable Collateral divided by (y) the Aggregate Collateral Share Value. “CDAY Existing Transfer Restrictions” means (I) solely with respect to CDAY Shares (including, for the avoidance of doubt, Collateral Shares) in the hands of Borrower 1 and not with respect to any CDAY Shares in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation, the Transfer Restrictions on such CDAY Shares expressly set forth in the CDAY Registration Rights Agreement and (II) legal restrictions on the CDAY Shares under the federal securities laws of the United States arising solely as a result of (x) being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i) under the Securities Act) due to such CDAY Shares being issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, with a “holding period” (within the meaning of Rule 144(d) under the Securities Act) in the hands of Borrower 1 and in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation that commenced on or before April 30, 2018 or, solely with respect to CDAY Shares which are Collateral Shares in the hands of an Applicable Lender and solely (A) at any time during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement or (B) after the Guarantee Termination Date, the Closing Date or (y) Borrower 1’s status as an “affiliate” (within the meaning of Rule 144) of the CDAY Issuer (it being understood that this clause (y) does not constitute a representation as to such status). “CDAY Issuer” means Ceridian HCM Holding Inc., a Delaware corporation. “CDAY Registration Rights Agreement” means the Registration Rights Agreement entered into as of April 30, 2018, by and among the CDAY Issuer, the persons listed on the signature pages thereto as a THL Party, Cannae Holdings, LLC and the other persons listed on the signature pages thereto as an other stockholder. “CDAY Shares” means the shares of common stock, par value $0.01 per share, of CDAY Issuer.

6 “CDAY THL Entities” means, collectively, Thomas H. Lee Equity Fund VI, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund VI, L.P., a Delaware limited partnership, Thomas H. Lee Parallel (DT) Fund VI, L.P., a Delaware limited partnership, Great- West Investors, L.P., a Delaware limited partnership, Putnam Investments Employees’ Securities Company III, LLC, a Delaware limited liability company, THL Coinvestment Partners, L.P., a Delaware limited partnership, THL Operating Partners, L.P., a Delaware limited partnership, THL Equity Fund VI Investors (Ceridian), L.P., a Delaware limited partnership, THL Equity Fund VI Investors (Ceridian) II, L.P., a Delaware limited partnership, THL Equity Fund VI Investors (Ceridian) III, LLC, a Delaware limited liability company, THL Equity Fund VI Investors (Ceridian) IV, LLC, a Delaware limited liability company, THL Equity Fund VI Investors (Ceridian) V, LLC, a Delaware limited liability company, and any Affiliate thereof. “Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.09(b), by any lending office of any Lender or by any Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted, adopted or issued. “Change of Control” means that (i) with respect to the CDAY Issuer, (x) a “person” or “group” (other than a group including the CDAY THL Entities) becomes the “beneficial owner” of more than 50% of the CDAY Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or (y) any CDAY THL Entity, or any “group” including the CDAY THL Entities, becomes the “beneficial owner” of more than 60% of the CDAY Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder), (ii) with respect to the DNB Issuer, (x) a “person” or “group” (other than a group including the DNB THL Entities) becomes the “beneficial owner” of more than 50% of the DNB Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or (y) any DNB THL Entity, or any “group” including the DNB THL Entities, becomes the “beneficial owner” of more than 60% of the DNB Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or (iii) with respect to a Borrower, (a) CHI ceases to directly or indirectly hold and control 100% of the Equity Interests of such Borrower or (b) CHI (1) is involved in any merger, consolidation, amalgamation or similar transaction in which CHI is not the continuing Person, or (2) sells or otherwise disposes, or its Subsidiaries sell or dispose, of all or substantially all of CHI’s consolidated assets.

7 “Charges” has the meaning specified in Section 9.16. “CHI” means Cannae Holdings, Inc. “CHI Financial Statements” means the financial statements of Guarantor delivered pursuant to Section 5.01. “Closing Date” means the earliest date on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived in accordance with Section 9.01 of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning specified in the Security Agreement. “Collateral Accounts” has the meaning specified in the Security Agreement. “Collateral Call LTV Level” has the meaning specified in the Fee and Ratio Letter. “Collateral Call Notice” has the meaning specified in Section 2.08(c). “Collateral Call Notice Deadline” has the meaning specified in Section 9.02(a). “Collateral Call Trigger Event” means, at any time, that the LTV Level exceeds the Collateral Call LTV Level, in each case, at such time, as determined by Calculation Agent. A Collateral Call Trigger Event shall be considered “cured” and no longer be in effect at the time that Borrowers voluntarily prepay the Advances and/or deliver a sufficient amount of Cash and/or Cash Equivalents to the Collateral Accounts pursuant to Section 2.08(c) to cause the LTV Level (determined based on the Market Price as in effect as of the date of the Collateral Call Trigger Event) to be less than or equal to the Maintenance LTV Level. “Collateral Requirement” means, at any time, the requirement that all steps required under applicable Law, if any, or reasonably requested by any Applicable Lender or any Custodian to ensure that the Security Agreement creates a valid, first priority, perfected Lien (subject to no other Liens, other than Permitted Liens) in favor of such Applicable Lender on all the Collateral have been taken. “Collateral Shares” means any Shares held in the Collateral Accounts. “Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances, as set forth in Schedule I hereto, subject to reduction pursuant to Section 2.01(a) and increase in connection with an Incremental Facility Amendment; provided that Administrative Agent shall update Schedule I following any Advance or prepayment of any Advance as appropriate to reflect such Advance or prepayment.

8 “Communication” has the meaning specified in Section 5.06. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreements” means those certain Account Control Agreements, in each case, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender), among a Borrower, the Custodian and an Applicable Lender, substantially in the form of Exhibit C. “Cure Time” means, in respect of any Collateral Call Trigger Event in respect of which Administrative Agent or any Lender has delivered a Collateral Call Notice to Borrowers, 5:00 p.m. on the second succeeding Scheduled Trading Day following the Scheduled Trading Day on which Borrowers have received (in accordance with Section 9.02) the relevant Collateral Call Notice; provided that if any Collateral Call Notice is received on a day that is not a Scheduled Trading Day, or after the Collateral Call Notice Deadline on any Scheduled Trading Day, such Collateral Call Notice shall be deemed to have been received at the open of business on the immediately following Scheduled Trading Day after delivery of such Collateral Call Notice. “Custodian” means RBC Capital Markets, LLC or any successor appointed by the relevant Borrower that is reasonably acceptable to the Administrative Agent and the relevant Applicable Lender. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (i) purchases, by way of assignment or transfer, any Commitment or Advance; (ii) enters into any sub-participation in respect of any Commitment or Advance; or (iii) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of any Commitment or Advance. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

9 “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Delisting” means that any Shares are no longer listed or admitted for trading on any Designated Exchange. “Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or, in each case, any successor thereto. “Disrupted Day” means any Scheduled Trading Day on which, due to any failure of the Exchange to open for trading during its regular trading session or the occurrence or existence of a Market Disruption Event or otherwise, Calculation Agent is unable to determine the Market Price by reference to the closing sale price on the Exchange; provided that no Disrupted Day will result from any failures experienced only by the Calculation Agent and not the Exchange in general and/or market participants generally with respect to the Shares. “Disqualified Person” has the meaning set forth in the definition of “Independent Director”. “DNB ADTV” means, on any date of determination, the arithmetic average of the DNB Daily Trading Volume for each of the ninety (90) consecutive Scheduled Trading Days immediately preceding such date of determination, as determined by Calculation Agent. “DNB ADTV Reference Level” has the meaning specified in the Fee and Ratio Letter. “DNB Daily Trading Volume” means, for any Scheduled Trading Day, an amount equal to the product of (x) the traded volume of the DNB Shares on the Exchange for such Scheduled Trading Day (excluding any traded volume attributable to (i) block trades, (ii) any trades executed pre-open or after-hours or (iii) trading outside of the regular trading session for such Exchange) and (y) the Market Price of DNB Shares for such Scheduled Trading Day, as determined by Calculation Agent; provided that the DNB Daily Trading Volume on any Disrupted Day shall be deemed to be zero. “DNB Existing Transfer Restrictions” means (I) solely with respect to DNB Shares (including, for the avoidance of doubt, Collateral Shares) in the hands of Borrower 2 and not with respect to any DNB Shares in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation, the Transfer Restrictions on such DNB Shares expressly set forth in the DNB Lock-Up Agreement and (II) legal restrictions on the DNB Shares under the federal securities laws of the United States arising solely as a result of (x) being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i) under the Securities Act) due to such DNB Shares being issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, with a “holding period” (within the meaning of Rule 144(d) under the Securities Act) in the hands of Borrower 2 and in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation that

10 commenced on or before July 31, 2019 or, solely with respect to DNB Shares which are Collateral Shares in the hands of an Applicable Lender and solely (A) at any time during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement or (B) after the Guarantee Termination Date, the Closing Date or (y) Borrower 2’s status as an “affiliate” (within the meaning of Rule 144) of the DNB Issuer (it being understood that this clause (y) does not constitute a representation as to such status). “DNB Issuer” means Dun & Bradstreet Holdings, Inc., a Delaware corporation. “DNB Lock-Up Agreement” means that certain letter agreement, dated June 30, 2020, from DNB Holdco, LLC to Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. “DNB Registration Rights Agreement” means the Registration Rights Agreement entered into as of July 6, 2020, by and among the DNB Issuer, Star Parent, L.P. and each of the persons listed on the signature pages thereto. “DNB Shares” means the shares of common stock, par value $0.0001 per share, of DNB Issuer. “DNB Stock Purchase Agreement” means that certain Common Stock Purchase Agreement entered into between DNB Issuer and DNB Holdco, LLC as of June 23, 2020. “DNB THL Entities” means, collectively, Thomas H. Lee Equity Fund VIII, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund VIII, L.P., a Delaware limited partnership, THL Fund VIII Coinvestment Partners, L.P., a Delaware limited partnership, THL Executive Fund VIII, L.P., a Delaware limited partnership, THL Equity Fund VIII Investors (D&B), L.P., a Delaware limited partnership, and any Affiliate thereof. “DNB Voting Agreement” means that certain letter agreement, dated as of June 30, 2020, entered into by and among Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P., THL Executive Fund VIII, L.P., THL Equity Fund VIII Investors (D&B), L.P., D&B Holdco, LLC, CC Star Holdings, LP, Bilcar, LLC and Black Knight InfoServ, LLC. “Dollars” and “$” mean the lawful money of the United States. “DTC” means The Depository Trust Company, a New York corporation, or its successor. “Early Closure” means the closure on any Exchange Business Day of the Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by the Exchange at least one hour prior to the actual closing time for the regular trading session on the Exchange on such Exchange Business Day.

11 “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence. “ERISA Plan” has the meaning specified in Section 3.20. “Event of Default Notice” has the meaning specified in Section 7.01. “Events of Default” has the meaning specified in Section 7.01. “Exchange” means, with respect to the Shares of each Share Type, The New York Stock Exchange or its successor, or if the Shares of such Share Type are not listed for trading on such exchange, the Designated Exchange which is the primary trading market for such Shares. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Business Day” means any day on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time. “Exchange Disruption” means any event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Shares of any

12 Share Type on the applicable Exchange on any Scheduled Trading Day as determined by Calculation Agent. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to any Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before such Lender acquired the applicable interest in an Advance or Commitment or to Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.10(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA. “Extended Cure Sale” has the meaning specified in Section 2.08(c)(ii). “Extended Cure Time” means, in respect of any Collateral Call Trigger Event in respect of which Administrative Agent or any Lender has delivered a Collateral Call Notice to Borrowers, 5:00 p.m. on the fifth (5th) succeeding Scheduled Trading Day after the date of the Cure Time. “Facility” means the credit facility contemplated by this Agreement. “Facility LTV” means, at any time, the LTV Level calculated immediately after giving effect to the most recent Advance or prepayment. “Facility Adjustment Event” means any of the following: (i) (a) any subdivision, consolidation or reclassification of Shares of any Share Type or any free distribution or dividend of Shares in respect of Shares, by way of bonus, capitalization or similar issue, (b) any dividend or distribution of cash, securities, rights, warrants, assets or property by an Issuer to all or substantially all holders of Shares of such Issuer (whether as a result of a spin-off or other similar transaction or otherwise), other than an Ordinary Cash Dividend; (c) a repurchase by an Issuer or any Subsidiary thereof of Shares of such Issuer, whether the consideration is cash, securities or otherwise, (d) an event that results in any shareholder rights being distributed in respect of, or becoming separated from, Shares pursuant to a shareholder rights plan or similar transaction or arrangement, (e) a call by an Issuer in respect of Shares of such Issuer that are not fully paid or (f) any other event with a dilutive or concentrative effect on the

13 theoretical value of the Shares as determined by Calculation Agent taking into account as it deems applicable, the particular security, any distributions (or lack of, or change to, any distributions) thereon, the resale market for such security, any Transfer Restrictions relating to such security (whether in the hands of any Borrower or in the hands of any Applicable Lender exercising its rights and remedies under the Margin Loan Documentation), any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such securities and such other factors as Calculation Agent deems relevant; provided that (i) any Ordinary Cash Dividend paid by an Issuer entirely in Cash, or (ii) any broadly distributed primary or secondary offering of any Shares for cash so long as the size of such offering does not exceed 20% of the market capitalization of the Issuer of such Shares at the time such offering is priced shall not constitute a Facility Adjustment Event; or (ii) any transaction or event, or series of transactions or events (including, without limitation, a Change in Law), or the announcement of any transaction or event, if consummated, completed or effected, that would result, in the reasonable determination of any Lender, in the imposition of any withholding Tax with respect to the Collateral or a prospective sale of Shares upon foreclosure; (iii) any event that would impose a Transfer Restriction (other than a DNB Existing Transfer Restriction or a CDAY Existing Transfer Restriction) on any Collateral Shares; (iv) Borrowers, Issuers or any of their respective Affiliates enter into any Debt Purchase Transaction; or (v) the announcement by any Person of any transaction or event, or series of transactions or events, that, if consummated, completed or effected, could reasonably be expected to constitute or result in any Merger Event, Tender Offer, or Change of Control of an Issuer or a Borrower (other than an intercompany reorganization, as determined by Calculation Agent), Nationalization or Delisting or the imposition of any Transfer Restriction (other than DNB Existing Transfer Restrictions and CDAY Existing Transfer Restrictions) on the Collateral. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds

14 transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it (provided that such rate shall not be less than zero (0%)). “Fee and Ratio Letter” means that certain Fee and Ratio Letter, dated as of the date hereof, delivered by Administrative Agent, Calculation Agent and each Original Lender to Borrowers, and accepted and agreed to in writing by Borrowers. “Foreign Lender” means a Lender that is not a U.S. Person. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Free Float” means, with respect to the Shares of any Share Type, the number of Shares equal to (i) the total number of Shares of such Share Type then issued and outstanding (as increased in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act to the extent any “Controlling Shareholder” beneficially owns Shares of such Share Type to which such sentence applies) minus (ii) the total number of Shares of such Share Type “beneficially owned” within the meaning of Section 13(d) under the Exchange Act or otherwise held, without duplication, by (a) any officer or director of the Issuer of such Shares or (b) any “person” or “group” that “beneficially owns” (in each case, within the meaning of Section 13(d) of the Exchange Act) more than 10% of the total Shares of such Share Type issued and outstanding, as determined by Calculation Agent by reference to any publicly available information issued by the Issuer of such Shares, any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Calculation Agent reasonably deems relevant. For purposes of clause (ii) above, any Long Position relating to Shares held by any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) shall be deemed to be “beneficial ownership” of the full number of Shares underlying such Long Position; provided that, for the avoidance of doubt, for purposes of clause (ii) above, Shares that are “beneficially owned” by more than one officer, director, “person” or “group” shall be included only once in determining the total number of Shares “beneficially owned” by all officers, directors, “persons” and “groups.” “Free Float Percentage” means, as of any date of determination, with respect to the Shares of any Share Type, the ratio, expressed as a percentage, the numerator of which is the Free Float of such Shares and the denominator of which is the number of such Shares issued and outstanding as of such date (as increased in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act to the extent any “Controlling Shareholder” beneficially owns Shares to which such sentence applies).

15 “Funding Account” means the deposit account of a Borrower to which Administrative Agent is authorized by such Borrower in the relevant Borrowing Notice to transfer the proceeds of any Advance requested or authorized pursuant to this Agreement. “Funding Percentage” means, subject to Section 2.14, with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s unfunded Commitments divided by (b) the aggregate principal amount of the unfunded Commitments owed to all Lenders. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guarantee Agreement” means that certain Guaranty, dated as of the date hereof, executed by Guarantor in favor of Administrative Agent for the benefit of the Lenders on a Pro Rata Basis, in the form of Exhibit E.

16 “Guarantee Termination Date” has the meaning provided for in the Guarantee Agreement. “Guarantor” means CHI. “Incremental Cap” means $500,000,000 less the aggregate principal amount of all outstanding Advances and all existing unfunded Commitments. “Incremental Commitment” means any Proposed Incremental Commitment which a Lender or Additional Lender elects to provide in accordance with Section 2.17(a). “Incremental Commitment Percentage” means, with respect to any Lender at any time, (a) the sum of (x) the aggregate principal amount of such Lender’s Advances and (y) such Lender’s unfunded Commitments divided by (b) the sum of (x) the aggregate principal amount of all Advances for all Lenders and (y) the unfunded Commitments of all Lenders. “Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to Administrative Agent (solely for purposes of giving effect to Section 2.17) and the Borrowers and is executed by each of (a) the Borrowers, (b) Administrative Agent and (c) each Lender and each Additional Lender that agrees to provide all or any portion of the relevant Incremental Commitment; provided that if the Required Lenders deem such amendment to be a Material Amendment in accordance with Section 2.17(b), then such amendment must also be reasonably satisfactory to the Required Lenders. For the avoidance of doubt, if the Required Lenders do not indicate to Borrowers whether they deem such amendment to be a Material Amendment within the time limitations established in Section 2.17(b), then the immediately preceding proviso shall not apply. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary

17 liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers under any Margin Loan Documentation and (b) to the extent not otherwise described in immediately preceding clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 9.04(b). “Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member, who is provided by Puglisi & Associates, CT Corporation System, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation (or another nationally-recognized company that is not an Affiliate of Borrowers, CHI or Issuers and that provides independent managers and other corporate services in the ordinary course of its business), and, with respect to a Borrower, which individual: (i) is not, has never been, and will not while serving as Independent Director be, a Related Party of Borrowers, CHI or Issuers (a “Disqualified Person”) other than as an Independent Director; (ii) to the fullest extent permitted by law shall consider only the interests of such Borrower, including its respective creditors, in acting or otherwise voting on Independent Director Matters; and (iii) is under no fiduciary duty to any Disqualified Person other than in its capacities as an independent director, independent manager, independent member, “springing member” or “special member” for such Disqualified Person, if applicable. “Independent Director Matters” means, with respect to a Borrower, those matters on which the relevant Independent Director must act, vote or otherwise participate in, as set forth in such Borrower’s Organization Documents, as in effect on the date hereof. “Information” has the meaning specified in Section 9.11.

18 “Initial Collateral Shares” means 6,000,000 CDAY Shares and 19,000,000 DNB Shares to be deposited in the Collateral Accounts on or prior to the Closing Date. “Initial LTV Level” has the meaning specified in the Fee and Ratio Letter. “Interest Payment Date” means the last Business Day of each calendar quarter and the Maturity Date. “Interest Period” means, for any Advance, each period (a) commencing on, and including, the calendar day immediately following any Interest Payment Date or, in the case of the initial such period for such Advance, the date on which such Advance is made and (b) ending on, and including, the next succeeding Interest Payment Date. “Interest Rate” means, with respect to any Interest Period, the applicable LIBOR plus the Spread. “Investment Company Act” means the United States Investment Company Act of 1940. “IRS” means the United States Internal Revenue Service. “Issuers” means, collectively, CDAY Issuer and DNB Issuer. “Issuer Agreement” means, collectively, each Issuer Agreement, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender), executed by an Issuer and a Lender, substantially in the form to be agreed to between the Lenders and such Issuer. “Judgment Currency” has the meaning specified in Section 9.14. “Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law. “Lender” has the meaning specified in the preamble hereto. “Lender of Record” has the meaning set forth in the definition of “Required Lenders”. “LIBOR” means, for any Interest Period with respect to any Advance:

19 (a) the rate of interest per annum, expressed on the basis of a year of 360 days, which is equal to the offered rate that appears on the page of the Reuters LIBOR01 screen (or any successor thereto as may be selected by the Administrative Agent) set by ICE Benchmark Administration for deposits in Dollars for a 3-month period (or, in the case of the initial Interest Period or the final Interest Period, a period equal to the length of such Interest Period), determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Advance being made, continued or converted by the Administrative Agent and with a term equal to 3-months (or, in the case of the initial Interest Period or the final Interest Period, a period equal to the length of such Interest Period) and an amount comparable to the principal amount of such Advance as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that if any such rate is below zero, then LIBOR will be deemed to be zero. “Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing). “Long Position” means, with respect to shares of any type, any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, in respect of such shares that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of such shares in each case as determined by Calculation Agent by reference to any publicly available information issued by the relevant Issuer or the relevant holder of such position (or an Affiliate thereof or a member of a group therewith), any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Calculation Agent reasonably deems relevant. “LTV Level” means, at any time, the quotient (expressed as a percentage) of (i) the Net Obligations divided by (ii) the Aggregate Collateral Share Value, in each case, at such time. “Maintenance LTV Level” has the meaning specified in the Fee and Ratio Letter.

20 “Mandatory Prepayment Event” means any of the following: (i) a Trading Suspension; (ii) at any time, the price per Share of any Share Type on the applicable Exchange, plus, solely during the period beginning on the ex-dividend date for any Ordinary Cash Dividend thereon and ending on the date such Ordinary Cash Dividend is paid or when Calculation Agent determines in good faith that such Ordinary Cash Dividend will not be paid, the net Dollar value of such Ordinary Cash Dividend (after giving effect to any withholding, deduction or other reduction in the amount thereof, as applicable), is less than the applicable Threshold Price; (iii) the occurrence of the consummation or completion of any Merger Event, or Change of Control of an Issuer or a Borrower, including any Merger Event or Change of Control following a Tender Offer (other than an intercompany reorganization, as determined by Calculation Agent), Nationalization or Delisting, or delivery of notice by a Borrower to Administrative Agent of any transaction or event, or series of transactions or events, that, if consummated, completed or effected, could reasonably be expected to constitute or result in any of the foregoing; (iv) any Facility Adjustment Event or Potential Facility Adjustment Event occurs and Calculation Agent reasonably determines that no adjustment could be made to the terms of the Facility pursuant to Section 9.01 that would produce a commercially reasonable result; (v) at any time, the Free Float Percentage of the Shares of any Share Type is less than the Threshold Percentage; (vi) a Regulatory Event occurs; or (vii) at any time when the LTV Level exceeds the Facility LTV, the CDAY Concentration is less than 40%. “Margin Loan Documentation” means, collectively, this Agreement, the Fee and Ratio Letter, the Security Agreement, each Control Agreement, each Issuer Agreement, any Borrowing Notice, the Guarantee Agreement and each agreement or instrument delivered pursuant to the foregoing (including, without limitation, Section 2.17 and Section 5.09). “Market Disruption Event” means an Early Closure, an Exchange Disruption, or a Trading Disruption, or any failure of the Exchange to open on any Scheduled Trading Day. “Market Price” means, at any time, (i) if the relevant determination is being made after the scheduled close of trading on the Exchange on any Scheduled Trading Day, with respect to the Shares of any Share Type, the closing price per Share of such Share Type on the Exchange on such Scheduled Trading Day, and (ii) otherwise, (x) with respect to the CDAY Shares, the

21 closing price per CDAY Share on the Exchange on the immediately preceding Scheduled Trading Day, as reported on Bloomberg Page “CDAY” (or, any successor or replacement reporting entity or page selected by Calculation Agent) and (y) with respect to the DNB Shares, the closing price per DNB Share on the Exchange on the immediately preceding Scheduled Trading Day, as reported on Bloomberg Page “DNB” (or, any successor or replacement reporting entity or page selected by Calculation Agent); provided that with respect to any Scheduled Trading Day that is a partial Disrupted Day due to an intra-day Trading Disruption or Exchange Disruption relating to the Shares of any Share Type, the “Market Price” shall be the last price at which transactions in the Shares of such Share Type were effected on the Exchange. “Material Adverse Effect” means a material adverse effect on (a) with respect to a Borrower, the business, assets, liabilities and financial operations, or condition, financial or otherwise, of such Borrower, (b) the ability of such Borrower or Guarantor to perform any of its obligations under the Margin Loan Documentation, or (c) the Collateral, or an Applicable Lender’s Liens on the Collateral or the priority of such Liens. “Material Indebtedness” means all Indebtedness in excess of the Threshold Amount. “Material Nonpublic Information” means information (i) that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD and (ii) to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold any Shares. “Maturity Date” means the Scheduled Maturity Date or any earlier date on which the Advances become due and payable. “Maximum Rate” has the meaning specified in Section 9.16. “Maximum Share Number” means (x) in respect of CDAY Shares, 10,000,000 CDAY Shares and (y) in respect of DNB Shares, 19,000,000 DNB Shares or, to the extent that the DNB ADTV is greater than the DNB ADTV Reference Level, 30,000,000 DNB Shares. “Merger Event” means any transaction or event, or series of related transaction(s) and/or event(s), that is, or results in, or would, if consummated, result in, (i) a reclassification or change of the Shares of any Share Type that results in a transfer of or an irrevocable commitment to transfer all of the outstanding Shares of such Share Type to another Person or (ii) (A) a consolidation, amalgamation, merger or binding share exchange of an Issuer with or into, or a sale or other disposition of all or substantially all of an Issuer’s consolidated assets to, another Person (other than a consolidation, amalgamation, merger or binding share exchange in which an Issuer is the continuing Person and the Shares of such Issuer are not exchanged for, or converted into, any other securities or property), or (B) any acquisition or similar transaction (including pursuant to a consolidation, amalgamation, merger or binding share exchange) by an Issuer or any Subsidiary thereof, excluding (a) any transaction between such Issuer and any of its wholly- owned Subsidiaries or among any such wholly-owned Subsidiaries and (b) any transaction for

22 which (x) such Issuer or the relevant Subsidiary is the continuing Person and the Shares of such Issuer are not exchanged for, or converted into, any other securities or property, and (y) the enterprise value of the Person or Persons being acquired (or, in the case of an acquisition of assets, the fair market value thereof) is less than 50% of the enterprise value of such Issuer, in each case, as of the date on which the transaction is announced and as reasonably determined by Calculation Agent. “Nationalization” means any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or equity or other assets of an Issuer. “Net Obligations” means, at any time, (i) the Total Accrued Loan Amount less (ii) the sum of (a) the face amount of Cash constituting Acceptable Collateral and (b) 99% of the aggregate Value of Cash Equivalents constituting Acceptable Collateral, in each case, at such time. “Net PIK Amount” means, initially zero (0) Dollars, (i) as increased, from time to time, by the aggregate amount of any interest paid in kind pursuant to the first sentence of Section 2.05(a), and (ii) as reduced from time to time, but not below zero (0) Dollars, by the aggregate amount of any prepayment of principal pursuant to Section 2.08(a). “Notice Deadline” has the meaning specified in Section 2.08(c). “Obligations” means all Advances to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, any Borrower arising under any Margin Loan Documentation or otherwise with respect to the Advances, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Ordinary Cash Dividends” means, with respect to any calendar period, quarterly, annual or periodic cash dividends announced by an Issuer as the regular periodic cash dividend for such period. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the

23 jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Original Lender” means any Lender who is a party to this Agreement as of the date hereof. “Other Connection Taxes” means Taxes imposed as a result of a present or former connection between any Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Documentation, or sold or assigned an interest in any Advance or Margin Loan Documentation). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Patriot Act” has the meaning specified in Section 9.15. “Participant” has the meaning specified in Section 9.07(b). “Participant Register” has the meaning specified in Section 9.07(c). “Pension Plan” means, with respect to a Borrower, any Employee Benefit Plan that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, such Borrower or any of its ERISA Affiliates. “Permitted Collateral Share Sale” has the meaning specified in Section 2.08(d)(ii). “Permitted Liens” means (a) Liens imposed by Law for Taxes that are not yet due; provided that no Collateral would be reasonably expected to become subject to forfeiture or loss as a result of such Lien, (b) Liens granted to any Applicable Lender or Custodian pursuant to the Margin Loan Documentation, (c) Liens permitted under the applicable Control Agreement arising under the Custodian’s standard terms and conditions in connection with the account opening process solely with respect to the Collateral Accounts, (d) Liens routinely imposed on all securities by the facilities of DTC or the Exchange and (e) any Lien deemed to result solely from the imposition of a Permitted Transfer Restriction of the type described in clause (c) of the definition thereof. “Permitted Transactions” means, so long as no Default, Event of Default, or Mandatory Prepayment Event has occurred and is continuing:

24 (a) any Permitted Collateral Share Sale; (b) the issuance, by an Affiliate of Borrower, of Indebtedness exchangeable into or with a payout referencing any Shares; provided that (x) the aggregate number of Shares of any Share Type issuable upon any exchange of and/or otherwise underlying any such Indebtedness shall at all times be less than or equal to the number of Shares of such Share Type owned by the Borrowers and Affiliates of the Borrowers that do not constitute Collateral Shares and any related capped call option (or substantively equivalent derivative transaction) relating to the Shares purchased in connection with the issuance of such Indebtedness and (y) the LTV Level immediately prior to and immediately following such issuance of Indebtedness is less than, or equal to, the Maintenance LTV Level; provided further that the purchase price for such capped call transaction does not exceed the net proceeds received by the issuer of such Indebtedness from the issuance of such Indebtedness; (c) any “collar”, “funded collar”, “variable prepaid forward” or similar transaction; provided that (x) any sales of Shares to establish any “hedge position” with respect to such transaction complies with the requirements of clause (d) below and (y) to the extent such transaction relates to Collateral Shares, such Collateral Shares are released from the Collateral Accounts in compliance with the requirements of Section 2.08(d)(ii); (d) a sale of Shares that do not constitute Collateral Shares for Cash by an Affiliate of a Borrower at fair market value and on an arm’s length basis, as long as (x) the LTV Level immediately prior to such sale is less than, or equal to, the Maintenance LTV Level or (y) a sufficient number of Collateral Shares are sold concurrently, consistent with the requirements for a Permitted Collateral Share Sale, such that the LTV Level immediately following such sale and the receipt of the proceeds into the Collateral Accounts is less than or equal to the Maintenance LTV Level; and (e) agreements to (x) “lock-up” Shares that do not constitute Collateral Shares or (y) vote, tender or otherwise deliver Shares (including, for the avoidance of doubt, in connection with an agreement entered into by a Borrower or any Affiliate of a Borrower in it capacity as a shareholder of the relevant Issuer in connection with a Tender Offer, a transaction which, when consummated, will constitute a Merger Event, Change of Control or a sale permitted by immediately preceding clause (d), in connection with which a Mandatory Prepayment Event will occur upon consummation of the sale or transfer contemplated by such agreement), to the extent such agreement does not (1) breach Sections 6.02 or 6.12 or (2) impose Transfer Restrictions on any Collateral Shares other than Permitted Transfer Restrictions; provided that to the extent such agreement relates to a transaction involving the release of any Collateral Shares from the Collateral Accounts, the requirements of Section 2.08(d)(ii) are complied with.

25 Notwithstanding anything to the contrary herein, the Original Lender shall have been provided (i) commercially reasonable advance notice of the intent of a Borrower to enter into any transaction described in immediately preceding clauses (a) through (d) above and (ii) a commercially reasonable opportunity to propose terms on which the Original Lenders would be willing to enter into a similar transaction with such Borrower. “Permitted Transfer Restrictions” means (a) the DNB Existing Transfer Restrictions, (b) the CDAY Existing Transfer Restrictions, (c) any Transfer Restrictions expressly set forth in Section 2 of the Issuer Agreements or (d) any other Transfer Restriction on the Collateral Shares that expressly acknowledges and permits the pledge of the Collateral Shares and the Lender’s rights and remedies under the Margin Loan Documentation, including the foreclosure over any Collateral Shares, a copy of which (or the relevant portion thereof) has been provided to each Lender prior to its effectiveness. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan Asset Regulation” means Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. “Potential Facility Adjustment Event” means the announcement by any Person of any transaction or event that, if consummated, completed or effected, would constitute a Facility Adjustment Event, or of any material change therein or the termination or abandonment thereof, all as reasonably determined by Calculation Agent. “Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Prohibited Transaction” has the meaning specified in Section 6.11. “Pro Rata Basis” means (i) for purposes of determining the allocation of Collateral of any type among the Collateral Accounts controlled by the Applicable Lenders, in proportion to each Applicable Lender’s Applicable Percentage (in each case, taken together with the Applicable Percentages of all Agented Lenders with respect to such Applicable Lender), (ii) for purposes of determining the allocation of interest payments among Lenders, in proportion to the interest that has accrued and remains unpaid on each Lender’s Advances and (iii) for all other purposes, in proportion to each Lender’s Applicable Percentage, subject, in each case, to rounding to the nearest Share, $ 0.01 or item or unit of other securities or property, as applicable. “Purchaser Representations” means the following representations, warranties and agreements made by an assignee, a participant or a prospective Additional Lender, as applicable: (i) a representation and warranty that such assignee, participant or prospective Additional Lender

26 is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment, participation or Incremental Commitment as principal and not for the benefit of any third party, (ii) a representation that such assignee, participant or prospective Additional Lender is not a Borrower, an Issuer or an Affiliate of a Borrower or an Issuer, (iii) an acknowledgment that such assignee, participant or prospective Additional Lender fully understands any restrictions on transfers, sales and other dispositions in the Margin Loan Documentation or relating to any Collateral consisting of the Shares, (iv) an acknowledgment that such assignee, participant or prospective Additional Lender is able to bear the economic risk of its investment in the participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee, participant or prospective Additional Lender will only assign its Advances or sell its participation or participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgment by such assignee, participant or prospective Additional Lender that the Collateral Shares forming part of the Collateral cannot be sold by Borrowers without registration under, or in a transaction exempt from the registration requirements under, the Securities Act, (vii) an acknowledgment that such assignee, participant or prospective Additional Lender is not entering into such assignment, participation or Incremental Commitment on the basis of any Material Nonpublic Information with respect to Borrowers, Issuers, their Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of Material Nonpublic Information (it being understood that such assignee, participant or prospective Additional Lender may have Material Nonpublic Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of such assignment, participation or Incremental Commitment); provided that, for the avoidance of doubt, Material Nonpublic Information concerning Borrowers, Issuers, their Subsidiaries or their securities shall not include any information made available to both the assignee and the assignor, both the participant and the seller of a participation interest or both the existing Lenders and the prospective Additional Lender, as the case may be, and (viii) an acknowledgment that it has made an independent decision to purchase its Advances or participation based on information available to it, which it has determined adequate for the purpose. “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. “QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act. “Register” has the meaning specified in Section 9.07(a). “Regulation T” means Regulation T issued by the FRB. “Regulation U” means Regulation U issued by the FRB. “Regulation X” means Regulation X issued by the FRB.

27 “Regulatory Event” means any investigation made by any Governmental Authority for violation or breach of Law by a Borrower or, prior to the Guarantee Termination Date, the Guarantor that, if adversely determined, would reasonably be expected to have a Material Adverse Effect. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Requested Amount” has the meaning set forth in Section 2.02(a)(ii). “Required Lenders” means, at any time, Lenders with Applicable Percentages that in the aggregate exceed 67%, subject to Section 9.07(b); provided that, for the purposes of calculating “Required Lenders”, (a) if a Lender (the “Assigning Lender”) has assigned any portion of its Advances to an Affiliate, such Affiliate shall vote its Advances (or related exposure thereto) in the same way as such Assigning Lender and the aggregate amount of all Advances held by any Lender (or related exposure thereto) shall be voted in the same way and (b) with respect to a Lender that has entered into a participation or derivative hedging transaction which is permitted under Section 9.07(b) or Section 9.07(e), respectively, or any Lender hereunder (each, a “Lender of Record”), such Lender of Record shall only be entitled to vote its entire Applicable Percentage in one way and no split voting shall be permitted. “Responsible Officer” means (i) with respect to a Borrower, any manager, member or officer of such Borrower or (ii) with respect to Guarantor, any officer of Guarantor. “Restricted Payment” means, with respect to any Person, (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or (iii) any option, warrant or other right to acquire any such Equity Interests in such Person. “Rule 144” means Rule 144 under the Securities Act. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of territorial Sanctions.

28 “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or any Person directly or indirectly 50 percent (50%) or more owned by any such Person, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Governmental Authority of any Sanctioned Country or any entity owned or controlled by any such Governmental Authority. “Scheduled Maturity Date” means the 36-month anniversary of the Closing Date. “Scheduled Trading Day” means any day on which the Exchange for the Shares of each Share Type is scheduled to be open for trading for its regular trading session or, in the event that the Shares of a Share Type of are not listed, traded or quoted on any Designated Exchange, any Business Day. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, among the Borrowers, as grantors, Royal Bank of Canada, as administrative agent for the Lenders, and each Applicable Lender, as collateral agent for the benefit of itself, the Agents, the Agented Lenders and each other Applicable Lender, in the form of Exhibit B. “Set-off Party” has the meaning specified in Section 9.13. “Share Collateral Value” means at any time, with respect to any Share Type, the product of (x) the Market Price for such Share Type and (y) the number of Shares of such Share Type that constitute Acceptable Collateral. “Share Type” means, collectively, all of the Shares that are issued by the same obligor. For the avoidance of doubt, the CDAY Shares shall constitute a Share Type and the DNB Shares shall constitute another Share Type. “Shares” means, collectively, the CDAY Shares and the DNB Shares. “Sponsor Entities” means each of (i) CHI, (ii) with respect to the CDAY Issuer, the CDAY THL Entities, (iii) with respect to the DNB Issuer, the DNB THL Entities or (iv) any successor to the foregoing. “Spread” has the meaning specified in the Fee and Ratio Letter. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity

29 shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that, in any event, the Issuers and their respective subsidiaries shall not be considered Subsidiaries of CHI or any of its subsidiaries, including the Borrowers. “Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in immediately preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of any Lender). “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event (i) by any Person or “group” (within the meaning of Rule 13d-5 under

30 the Exchange Act), excluding the Sponsor Entities, that results in such Person or “group” purchasing, or otherwise acquiring or having the right to acquire, by conversion or other means, greater than 15% of the Free Float or (ii) by any Sponsor Entity that results in any reduction of Free Float, in each case, as determined by Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as Calculation Agent deems relevant. “Threshold Amount” has the meaning specified in the Fee and Ratio Letter. “Threshold Percentage” has the meaning specified in the Fee and Ratio Letter. “Threshold Price” has the meaning specified in the Fee and Ratio Letter. “Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances (including, for the avoidance of doubt, the Net PIK Amount), the accrued and unpaid fees, including the applicable Upfront Fee and Undrawn Fee, and all reimbursable expenses and other Obligations, in each case, together with accrued and unpaid interest thereon. “Total Drawn Amount” means, at any time, the aggregate principal amount of Advances outstanding at such time. “Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange on any Exchange Business Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to the Shares of any Share Type. “Trading Suspension” means the occurrence of (i) two (2) or more consecutive Disrupted Days, if such Disrupted Days occur due to a Trading Disruption or Exchange Disruption relating to the Shares of any Share Type or (ii) otherwise, five (5) or more consecutive Disrupted Days. “Transactions” means the execution, delivery and performance by the Borrowers and CHI of the Margin Loan Documentation to which they are a party and transactions contemplated hereunder (including any sales of Shares pursuant to Section 2.08(d)) or under any other Margin Loan Documentation, the grant of the security interest contemplated hereby or thereby, the borrowing of the Advances and the use of the proceeds thereof. “Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or pledgee thereof to pledge, sell, assign or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type

31 or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act, as a result of such item of Collateral being a “restricted security” or a Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144); provided, however, that solely with respect to Shares in the hands of a Borrower and not with respect to any Shares in the hands of any Applicable Lender, the required delivery of a customary assignment, instruction or entitlement order from such Borrower, together with any evidence of the corporate or other authority of such Borrower, shall not constitute a “Transfer Restriction”. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.10(e)(ii)(B)(3). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “Undrawn Amount” means, at any time, the excess, if any, of the aggregate Commitments over the Total Drawn Amount at such time. “Undrawn Fee” has the meaning specified in Section 2.06(b). “Undrawn Fee Percentage” has the meaning specified in the Fee and Ratio Letter. “United States” and “U.S.” mean the United States of America. “Upfront Fee” has the meaning specified in Section 2.06(a). “Upfront Fee Percentage” has the meaning specified in the Fee and Ratio Letter. “Value” means, on any date of determination, with respect to any Shares or Cash Equivalents, the net proceeds that a Lender would receive upon sale of such asset, as determined in good faith by Calculation Agent. Section 1.02 Times Of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

32 Section 1.03 Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the provisions hereof relating to assignment), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) on or after the Guarantee Termination Date, any references to the “Guarantor” or to the “Guarantee Agreement” in this Agreement and the other Margin Loan Documentation shall be disregarded and (g) with respect to an Advance previously made, any reference herein to an “Advance” or “Advances” shall be construed to mean, as of any day, the portion of the relevant advance outstanding on such day. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” (b) Section headings herein and in the other Margin Loan Documentation are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documentation. (c) Determinations, consents, approvals or any other actions or non-actions taken by or determined by any Lender or Agent, shall be made in good faith and, unless otherwise stated herein, its sole discretion. Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if Borrowers notify Administrative Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrowers that Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such

33 change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. ARTICLE 2 AMOUNTS AND TERMS OF THE ADVANCES Section 2.01 The Advances. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make one or more loans in Dollars to Borrowers (each, an “Advance”) from time to time during the Availability Period, each in an amount equal to the Requested Amount for such Advance multiplied by such Lender’s Funding Percentage (up to an amount equal to the aggregate principal amount of such Lender’s unfunded Commitment), by making immediately available funds available to Administrative Agent on the date of such Advance. After Administrative Agent’s receipt of such funds on the date of such advance, and upon fulfillment of the conditions set forth in Article 4, Administrative Agent shall make such funds as it has received available to Borrowers by depositing such funds into the Funding Account; provided that Administrative Agent shall, at Borrowers’ request, net any Advance due to Borrowers against any amount payable hereunder in accordance with each Lender’s respective Funding Percentage. Borrowers may, at any time, terminate all or any part of the Commitments by notifying Administrative Agent in writing and making any payments required under Section 2.04. (b) Subject to the terms, conditions and limitations set forth in Article 4 and the other terms, conditions and limitations set forth herein, Borrowers may from time to time borrow, pay or prepay and reborrow Advances. Section 2.02 Requests For Advances. (a) (i) To request an Advance, a Borrower shall notify Administrative Agent and each Lender of such request no later than 11:00 a.m. on the second (2nd) Business Day prior to the date of such proposed Advance. (ii) Notice of a request for each Advance (a “Borrowing Notice”) shall be in writing in substantially the form of Exhibit A, specifying therein: (x) the proposed date of such Advance, which shall be a Business Day, (y) the aggregate amount of such Advance, which shall be an amount not less than $50,000,000 (or if less, the Undrawn Amount), (the “Requested Amount”), and (z) the Funding Account in respect of a Borrower giving such Borrowing Notice. If a Borrowing Notice is not given by the time referred to in Section 2.02(a)(i) above, it shall be deemed to have been given on the next succeeding Business Day. (b) Each Borrowing Notice shall be irrevocable and binding on Borrowers.

34 (c) Any delivery of a Borrowing Notice shall be deemed to be a repetition of the representations and warranties set forth in Article 3. (d) For the avoidance of doubt, each Borrower has the ability to draw on the full amount of any Commitment and the Lenders can rely on a Borrowing Notice from any Borrower without confirming such with the other Borrower. Section 2.03 Termination Of Agreement and Facility. If the Closing Date has not occurred on or prior to the date that is seven (7) Business Days following the date hereof, this Agreement shall automatically terminate and be of no further force and effect. Unless previously terminated, the Commitment shall terminate on the last day of the Availability Period. Section 2.04 Repayment Of Advances. Borrowers hereby unconditionally promise to pay to Administrative Agent (or to an account designated by Administrative Agent) the Total Accrued Loan Amount on the Maturity Date or any earlier date on which the Total Accrued Loan Amount becomes due and payable pursuant to the terms hereof. Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such repayment. After Administrative Agent’s receipt of the entire amount of the repayment, Administrative Agent shall transfer the repayment to each Lender, in accordance with such Lender’s Applicable Percentage.

35 Section 2.05 Interest. (a) Ordinary Interest. Subject to Section 2.05(b), on each Interest Payment Date, interest on the unpaid principal amount of any Advance, from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal to the Interest Rate, will be added, as of each Interest Payment Date, to the outstanding principal amount of the Advances on a Pro Rata Basis; provided that if (x) Borrowers elect, by written notice to Administrative Agent at least five (5) Business Days’ prior to any Interest Payment Date to pay all or any portion of the interest payable on such Interest Payment Date in cash or (y) as a result of paying such interest in kind, the Net PIK Amount would exceed the product of the Total Drawn Amount (exclusive of the Net PIK Amount) multiplied by eighteen (18) percent, such interest or the relevant portion thereof will be payable in cash, in arrears, on the relevant Interest Payment Date; provided further that (i) interest accrued pursuant to Section 2.05(b) shall be payable in cash within one (1) Business Day of demand and (ii) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. The total amount of interest due on each such day shall be computed by Administrative Agent on the immediately preceding Business Day. The Interest Rate shall be computed by Administrative Agent based on a year of 360 days and actual days elapsed in the Interest Period for which interest is payable; provided that if the Interest Rate is calculated based upon the Prime Rate, the Interest Rate shall be computed by Administrative Agent based on a year of 365 or 366 days, as applicable, and the actual number of days elapsed in the Interest Period for which interest is payable. (b) Default Interest. Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, Administrative Agent may, or upon the request by the Required Lenders, shall, by notice to Borrowers, declare that (i) all Advances shall bear interest at 2% plus the Interest Rate or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the Interest Rate. (c) Alternate Rate of Interest. If, prior to the commencement of any Interest Period, Administrative Agent determines (which determination shall be conclusive absent manifest error) that: (i) adequate and reasonable means do not exist for ascertaining LIBOR (including, without limitation, because LIBOR is not available or published on a current basis) for such Interest Period and such circumstances are unlikely to be temporary; or (ii) the circumstances set forth in immediately preceding clause (i) have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans;

36 then Administrative Agent may deliver a notice to Borrowers and all Lenders of such determination. Upon receipt of such notice, Borrowers and Administrative Agent shall endeavor to establish an alternate rate of interest for LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall propose amendments to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Administrative Agent shall deliver a notice to all Lenders with a copy of the proposed alternate rate of interest and amendments to this Agreement. Notwithstanding anything to the contrary in Section 9.01, such amendments shall become effective without any further action or consent of any other party to this Agreement so long as Administrative Agent shall not have received, within five (5) Business Days of the date notice of such proposed alternate rate of interest and amendments is provided to Lenders, a written notice from Required Lenders stating that such Required Lenders object to such amendment; provided that if such alternate rate of interest is less than zero on any day in any Interest Period, such rate shall be deemed to be zero for such day. Section 2.06 Fees. (a) Upfront Fee. On the Closing Date, Borrowers shall pay an upfront fee to each Original Lender in an amount equal to the Upfront Fee Percentage multiplied by such Original Lender’s Commitment as of the date hereof (the “Upfront Fee”). The Upfront Fee shall be fully earned when paid and shall be non-refundable for any reason whatsoever, and regardless of when or whether the Commitment is actually drawn upon. For the avoidance of doubt, no Upfront Fee shall be payable by Borrowers or any Original Lender to any Lender that is not an Original Lender. (b) Undrawn Fee. Borrower shall pay each Lender an undrawn fee (the “Undrawn Fee”), which shall accrue on a daily basis on such Lender’s outstanding Commitment from the Closing Date through the last date of the Availability Period at a rate equal to the Undrawn Fee Percentage (regardless of whether the conditions set forth in Article 4 are met on any such day), calculated on the basis of the actual days elapsed and a year of 360 days, and shall be payable quarterly in arrears on each Interest Payment Date in Cash. Section 2.07 Interest Rate Determinations. Administrative Agent shall give notice to Borrowers of the applicable interest rates for the purposes of Section 2.05. Section 2.08 Prepayments Of Advances; Collateral Call Trigger Events; Withdrawal Of Collateral. (a) Borrowers may prepay the outstanding Advances, in whole or in part, in an amount equal to the sum of (i) the principal amount of the Advances being prepaid and (ii) accrued interest to the date of such prepayment on the amount prepaid, upon irrevocable notice thereof. Such notice shall be given to Administrative Agent by Borrowers not later than 11:00 a.m. on the date five (5) Business Days prior to the date of any such prepayment; provided, however, that

37 each partial prepayment of the Advances shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof, or, if less, the Total Accrued Loan Amount, and on a Pro Rata Basis. Subject to Article 4, any such prepayment may be reborrowed at any time during the Availability Period. (b) Borrowers shall prepay all obligations in an aggregate amount equal to the Total Accrued Loan Amount on the Maturity Date or, if earlier, the second (2nd) Business Day immediately following notice by Administrative Agent of the occurrence of a Mandatory Prepayment Event. (c) If a Collateral Call Trigger Event occurs, Calculation Agent shall promptly notify Administrative Agent and Administrative Agent shall notify Borrowers and each Lender and Agent of the occurrence of such Collateral Call Trigger Event (such notice, a “Collateral Call Notice”); provided that, if a Collateral Call Trigger Event has occurred and is continuing and Administrative Agent has not delivered the Collateral Call Notice to Borrowers by 7:00 p.m. on any Scheduled Trading Day, any Lender may deliver such Collateral Call Notice to Borrowers, each other Lender and each Agent on such Scheduled Trading Day. If Administrative Agent or any Lender delivers a Collateral Call Notice to Borrowers, Borrowers shall, prior to the Cure Time, either: (i) (x) voluntarily prepay the Total Accrued Loan Amount and/or (y) deposit Cash and/or Cash Equivalents constituting Acceptable Collateral into the Collateral Accounts on a Pro Rata Basis, collectively in such amount necessary, after giving effect to such prepayment and/or deposit, to cause the LTV Level (determined based on the Aggregate Collateral Share Value as of the date the Collateral Call Trigger Event occurred) to be less than the Maintenance LTV Level; or (ii) deliver to Administrative Agent a written plan, which all Lenders have consented to, providing for a sale (an “Extended Cure Sale”) of Shares in a Permitted Transaction, the proceeds of which shall be (A) sufficient after giving effect to the deposit of such proceeds into the Collateral Accounts on a Pro Rata Basis and, if applicable, used to partially prepay the outstanding Advances, to cause the LTV Level (determined based on the Market Price as of the date of such plan or, if applicable, the reasonably expected proceeds based on the sales price specified therein and as of the Extended Cure Time and after giving effect to any release of any Collateral Shares being sold in respect of such Extended Cure Sale) to be less than the Maintenance LTV Level and (B) deposited into the Collateral Accounts and, if applicable, applied to partially prepay the outstanding Advances prior to the Extended Cure Time; for the avoidance of doubt, and without limitation of any Lender’s rights, any Lender will have the right to withhold its consent to any such plan if any of the following conditions are not satisfied: (A) if such plan contemplates the Extended Cure Sale being a registered sale, the relevant Issuer has filed a registration statement under the Securities Act in respect of all such relevant Shares, and such registration

38 statement has been declared effective by the Securities and Exchange Commission and is not subject to a stop order or otherwise suspended; (B) if such plan contemplates the Extended Cure Sale being conducted pursuant to Rule 144, such plan contains evidence satisfactory to such Lender that such Extended Cure Sale will be conducted in compliance with the provisions of Rule 144; and (C) such plan contains evidence satisfactory to such Lender that (x) the Extended Cure Sale will occur at a time at which the relevant Issuer is not in a “blackout period” with respect to the trading of its securities, (y) such Extended Cure Sale does not otherwise violate any corporate or trading policy of the relevant Issuer and (z) the sale otherwise complies with applicable Law and Transfer Restrictions. Not later than 1:00 p.m. on the next Scheduled Trading Day following delivery of a Collateral Call Notice (the “Notice Deadline”), Borrowers shall (x) deliver a notice to Administrative Agent (which notice may be given by email) acknowledging Borrowers’ receipt of such Collateral Call Notice, confirming that Borrowers will cure any Collateral Call Trigger Event prior to the Cure Time and notifying Administrative Agent of the manner in which Borrowers intend to cure any Collateral Call Trigger Event (including, whether any Cash deposited in the Collateral Accounts shall remain in the Collateral Accounts as Collateral or shall be applied to prepay the Advances), (y) if the Collateral Call Trigger Event is to be cured pursuant to clause (i) above, deliver to Administrative Agent prior to the Notice Deadline a copy of an irrevocable instruction to the bank of either Borrower or both Borrowers to transfer immediately available funds from the account of such Borrower or Borrowers with such bank to the Collateral Accounts in an aggregate amount that is sufficient to cure such Collateral Call Trigger Event prior to the Cure Time and (z) if the Collateral Call Trigger Event is to be cured pursuant to clause (ii) above, cause the proceeds of the Extended Cure Sale (and additional Cash if necessary) to be deposited into the Collateral Accounts and/or applied to partially prepay the outstanding Advances prior to the relevant Extended Cure Time in such amount necessary, after giving effect to such deposit and, if applicable, prepayment, to cause the LTV Level (determined based on the Market Price as of the Extended Cure Time) to be less than the Maintenance LTV Level. (d) Borrowers shall not withdraw any Collateral from the Collateral Accounts, except that Borrowers shall be permitted to request the release of Collateral from the Collateral Accounts on a Pro Rata Basis, upon written notice thereof delivered by Borrowers to Administrative Agent on or before 11:00 a.m. three (3) Scheduled Trading Days prior to the requested date of the release, if Administrative Agent is reasonably satisfied that the conditions set forth in either clause (i) or clause (ii) below are met: (i) in the case of a release of Cash or Cash Equivalents:

39 (A) on each of the five (5) consecutive Scheduled Trading Days immediately prior to such request, the LTV Level shall have been less than or equal to the Maintenance LTV Level; and (B) immediately prior to, and immediately after, and giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.08(d)(i), (x) no Default, Event of Default, Adjustment Determination Period or Mandatory Prepayment Event shall have occurred and be continuing or would result therefrom and (y) the LTV Level shall be less than or equal to the Maintenance LTV Level; or (ii) in the case of a release of Collateral Shares: (A) on each of the five (5) consecutive Scheduled Trading Days immediately prior to such request, the LTV Level shall have been less than or equal to the Facility LTV; (B) if the Collateral Shares are being released for the purpose of settling sales of Shares, such sales meet the following requirements (any such sale, a “Permitted Collateral Share Sale”): (1) the scheduled settlement date for such sale is no later than the second (2nd) Exchange Business Day (or, if such sale is executed after 4:00 p.m., the third (3rd) Exchange Business Day) following execution of such sale (unless Lenders consent, in their sole discretion, to a later settlement date); (2) each Borrower represents to Lenders that it is not in possession of any Material Nonpublic Information with respect to the relevant Issuer or the Shares at the time of such sale (after giving effect to the filing of any related prospectus or press release) and that the sale otherwise complies with applicable Law and Transfer Restrictions; (3) Administrative Agent is reasonably satisfied that such sale is executed pursuant to documentation or other arrangements that provide for 100% of the proceeds of such sales (or, if less, the Total Accrued Loan Amount) being paid, on a delivery-versus-payment basis to the Collateral Accounts on a Pro Rata Basis (or pursuant to other arrangements reasonably satisfactory to Lenders), to be (x) released pursuant to Section 2.08(d)(i) and/or (y) used to partially prepay the outstanding Advances; provided that if a Collateral Call Trigger Event has occurred and is continuing prior to such sales, the proceeds of such sales shall remain in the Collateral Accounts for a minimum of seven (7) Business Days;

40 (4) such sale of Collateral Shares shall be on a Pro Rata Basis; (5) immediately after and giving effect to such release, the receipt of the sale proceeds into the Collateral Accounts and, if applicable, prepayment of the outstanding Advances and any other release otherwise requested or effected pursuant to this Section 2.08(d), the LTV Level would be equal to or less than the Maintenance LTV Level, unless such proceeds are used to repay the Obligations in full (for the avoidance of doubt, nothing in this clause (5) shall limit the applicability of clause (3) above); (6) immediately prior to, and immediately after and giving effect to, such release, no Default, Event of Default, Mandatory Prepayment Event, or Adjustment Determination Period shall have occurred and be continuing or would result therefrom (after giving effect to any other Acceptable Collateral deposited in conjunction therewith); and (7) if a Collateral Call Trigger Event has occurred and is continuing prior to such sales (x) Borrowers have (I) notified the Original Lenders of its intention to sell such Collateral Shares, stating the expected number of Collateral Shares subject to such sales and (II) consulted with the Original Lenders regarding the execution strategy (including with respect to pricing and the manner of sale), communication to current and prospective investors and public announcements and disclosures in filings with respect to such sales and the Transactions; and (C) if the Collateral Shares are being released in conjunction with any Permitted Transaction that is not a Permitted Collateral Share Sale: (1) Administrative Agent is reasonably satisfied that such transaction is executed pursuant to documentation or other arrangements that provide for 100% of the proceeds of such transactions (or, if less, the Total Accrued Loan Amount) being paid, on a delivery-versus-payment basis to the Collateral Accounts on a Pro Rata Basis (or pursuant to other arrangements reasonably satisfactory to Lender) and, if applicable, to partially prepay the outstanding Advances, to be released pursuant to Section 2.08(d); (2) immediately prior to, and immediately after and giving effect to, such release, the receipt of the transaction proceeds into the Collateral Accounts and any other release otherwise requested or

41 effected pursuant to this Section 2.08(d), the LTV Level would be equal to or less than the Facility LTV; (3) immediately after and giving effect to such release, no Default, Event of Default, Collateral Call Trigger Event, Mandatory Prepayment Event, or Adjustment Determination Period shall have occurred and be continuing or would result therefrom (after giving effect to any other Acceptable Collateral deposited in conjunction therewith); and (4) each Borrower represents to Lenders that it is not in possession of Material Nonpublic Information with respect to the Issuer or the Shares being released at the time of such transaction and that the transaction otherwise complies with applicable Law and Transfer Restrictions. For the avoidance of doubt, no Lender or any Affiliate of a Lender shall have any obligation to act as broker or underwriter in any Permitted Collateral Share Sales. (e) Each Borrower shall use its commercially reasonable efforts to cause the Issuers to deposit into the Collateral Accounts, or, in the case of any property or assets other than Cash and securities entitlements, deliver to the Applicable Lenders (subject to its reasonable delivery instructions), on a Pro Rata Basis, any dividend or distribution paid or distributed on the Collateral Shares, or any securities or securities entitlements (x) exchanged for, or delivered upon conversion of, the Collateral Shares in a Merger Event or (y) delivered in respect of the Collateral Shares in connection with a spin-off, and if any such Cash, securities, securities entitlements or other property or assets are received by such Borrower or its Affiliate for any reason, such Borrower shall, or shall cause its Affiliate to, make such deposit or delivery as promptly as practicable and in any event no later than two (2) Business Days following such receipt (and pending such delivery, shall hold such property in trust for the Applicable Lenders), subject, in each case, to any subsequent release thereof in accordance with Section 2.08(d). Borrowers shall not tender any Collateral Shares in any exchange offer (including, without limitation, a split-off) without the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). (f) Notwithstanding anything to the contrary, Borrowers may deposit, from time to time after the Closing Date and upon at least three (3) Business Days’ notice to Administrative Agent, Shares constituting Acceptable Collateral into the Collateral Accounts on a Pro Rata Basis, provided that (1) the Guarantee Agreement shall be amended (or a new Guarantee Agreement shall be issued) (i) to extend the Guarantee Termination Date to the date one year from the delivery of such Shares (or provide for such Guarantee Termination Date) and (ii) to delay (or provide that) the start date of any period during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement to (or will be) the date six months from the delivery of such Shares and (2) the delivery of such Shares does not

42 cause the aggregate number of Shares of any Share Type that are Collateral Shares to exceed the Maximum Share Number in respect of such Share Type. Any pledge of Additional Collateral Shares shall be deemed to constitute a representation by the Borrowers that each of the representations and warranties contained in Article 3, the Security Agreement and the Control Agreement shall be true and correct on and as of the date of such pledge, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. Administrative Agent and Lenders hereby agree to cooperate with and reasonably promptly respond to requests from Borrowers, Guarantor and Affiliates of Borrowers and Guarantor in connection with any deposit of Shares into the Collateral Accounts pursuant to this Section 2.08(f). Notwithstanding the foregoing, prior to any deposit of Shares being effected pursuant to this Section 2.08(f), the Administrative Agent, Lenders and Custodian shall have completed, if not completed in connection with the deposit of the Initial Collateral Shares, any and all applicable “know your customer” procedures and other account opening documentation in respect of the Affiliate(s) of a Borrower or of Guarantor making a deposit in connection with this Section 2.08(f). Section 2.09 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender; (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or (iii) subject any Lender to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (3) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Advances hereunder (or of maintaining its Commitment) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrowers will pay to such Lender, such additional amount or amounts as will compensate Lender for such reasonable additional costs incurred or reduction suffered. (b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the

43 Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request from a Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall be entitled to obtain such compensation unless it is the general policy or practice of such Lender (as determined by such Lender) to request compensation for similar amounts from similar borrowers under comparable provisions of similar loan facilities (to the extent such Lender has the right to request such compensation thereunder). (c) A certificate of the relevant Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.09(a) or (b) shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate such Lender pursuant to this Section 2.09 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. (e) Survival. All of Borrowers’ obligations under this Section 2.09 shall survive termination of the Facility and repayment of all other Obligations hereunder. Section 2.10 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrowers, as applicable, under any Margin Loan Documentation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by such withholding agent, then such withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10), each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

44 (b) Payment of Other Taxes by Borrowers. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the relevant Lender timely reimburse it for, Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 2.10, such Borrower shall deliver to the relevant Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender. (d) Indemnification by Borrowers. Borrowers shall indemnify any Lender, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by such Lender prepared in good faith by such Lender or Administrative Agent (or by Administrative Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest error. (e) Status of Lender. (i) If any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Margin Loan Documentation, it shall deliver to Borrowers, at the time or times reasonably requested by Borrowers, such properly completed and executed documentation reasonably requested by Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested by Borrowers, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers as will enable Borrowers to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) if such Lender is a U.S. Person, it shall deliver to Borrowers on or prior to the date on which such Lender becomes a Lender under this

45 Agreement (and from time to time thereafter upon the reasonable request of Borrowers), executed copies of IRS Form W-9 (or successor forms) certifying that such Lender is exempt from U.S. Federal backup withholding; (B) if such Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrowers (in such number of copies as shall be requested by Borrowers) on or prior to the date on which such Foreign Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Margin Loan Documentation, executed copies of IRS Form W-8BEN or W-8BEN-E (or successor forms) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Margin Loan Documentation, IRS Form W-8BEN or W-8BEN-E (or successor forms) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI (or successor forms); (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (or successor forms); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 (or successor forms), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are

46 claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers (in such number of copies as shall be requested by Borrowers) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers to determine the withholding or deduction required to be made; and (D) if a payment made to any Lender under any Margin Loan Documentation would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers at the time or times prescribed by law and at such time or times reasonably requested by Borrowers such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers as may be necessary for Borrowers to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. If a Lender is a different entity than Administrative Agent, such Lender also agrees to share with Administrative Agent a copy of any Tax form or documentation it provided to Borrowers, and the requirements to deliver any Tax form or documentation to Borrowers shall apply mutatis mutandis to the delivery of such form of documentation to Administrative Agent. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers in writing of its legal inability to do so. (f) Treatment of Certain Refunds. If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any Tax credit in lieu of refund) as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by

47 the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will such Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, (i) for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, in connection with any Margin Loan Documentation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Margin Loan Documentation or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.10(g). (h) Survival. Each party’s obligations under this Section 2.10 shall survive the assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Margin Loan Documentation. (i) Borrower Tax Forms. Each Borrower shall provide to Administrative Agent, upon reasonable request, an applicable IRS Form W-8 or W-9 indicating its U.S. tax status and/or any other Tax form or other documentation that will avoid or minimize any withholding Tax upon receipt of any payment from a foreclosure sale or other disposition of, or otherwise with respect to, any Collateral. (j) Administrative Agent Tax Forms. On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and, to the extent it remains legally entitled to do so, from time to time thereafter upon the reasonable

48 request of Borrowers), the Administrative Agent will deliver to Borrowers either (i) executed copies of IRS Form W-9 (or any successor form) certifying that Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8 (or any successor form) and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8 IMY (or any successor form) certifying that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes or a “qualified intermediary” and assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 reporting and backup withholding responsibility with respect to payments received by it from Borrowers in its capacity as Administrative Agent, as applicable. Administrative Agent shall promptly notify Borrowers at any time that it determines that it is no longer in a position to provide the certification described in the immediately preceding sentence. Section 2.11 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Borrowers that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to perform its obligations to make or maintain Advances hereunder, the obligation of such Lender to make the Advances shall be terminated and all of such Lender’s Advances, all interest thereon and all other amounts payable under this Agreement to such Lender shall become due and payable either on the last day of the then current Interest Period, if such Lender may lawfully continue to maintain the Advances to such day, or immediately, if such Lender may not lawfully continue to maintain the Advances. Section 2.12 Break-Funding. In the event of the payment of any principal of an Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or the failure to borrow, continue or prepay any Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrowers shall upon demand compensate any Lender for the loss, cost and expense attributable to such event. In the case of an Advance, such loss, cost or expense to such Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the LIBOR that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the initial Interest Period for such Advance), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to Borrowers and shall be conclusive absent manifest error. All of Borrowers’ obligations under this Section 2.12 shall survive termination of the Facility or repayment of all other Obligations hereunder. Section 2.13 Evidence Of Debt.

49 (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder from each Borrower and each Lender’s Applicable Percentage thereof. (b) The entries maintained in the accounts maintained pursuant to Section 2.13(a) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrowers to repay such obligations in accordance with their terms. (c) No promissory note shall be required to evidence the Advances by any Lender to Borrowers. Upon the request of any Lender, Borrowers shall prepare, execute and deliver to such Lender a promissory note, payable to such Lender and its registered assigns and in a form approved by such Lender, which shall evidence the Advances to Borrowers by such Lender in addition to such records. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. Section 2.14 Payments And Computations. (a) All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrowers shall make each payment hereunder not later than 11:00 a.m. New York City time on the day when due in Dollars to Administrative Agent in immediately available funds. Administrative Agent shall promptly distribute to each Lender its share, determined on a Pro Rata Basis (or other applicable basis as provided herein), of such payment in like funds as received by wire transfer to such Lender. All payments received by Administrative Agent after 11:00 a.m. New York City time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) Whenever any payment hereunder would be due on a day other than a Business Day (except in the case of a payment made to cure a Collateral Call Trigger Event), such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be. (c) All payments (including prepayments and any other amounts received hereunder in connection with the exercise of any Lender’s rights after an Event of Default) made by Borrowers to Administrative Agent under any Margin Loan Documentation shall be applied to

50 amounts then due and payable, ratably in accordance with the percentage of any such amounts owed to each Lender, in the following order: (i) to any expenses and indemnities payable by Borrowers to Lenders or Agents under any Margin Loan Documentation; (ii) to any accrued and unpaid interest and fees due under this Agreement; (iii) to principal payments on the outstanding Advances; and (iv) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documentation. Section 2.15 Accelerating Lenders. (a) Notwithstanding anything to the contrary herein (but subject to clause (b) below), if one or more Lenders become Accelerating Lenders: (i) each Accelerating Lender, solely for purposes of determining the rights and obligations of such Lender vis a vis Borrowers, shall be deemed to be: (A) Administrative Agent and Calculation Agent hereunder; and (B) the sole Lender hereunder for all purposes and, for the avoidance of doubt, no other Lender’s consent shall be necessary for any modification of such rights and obligations; and (ii) solely for purposes of determining the rights and obligations of all Lenders that are not Accelerating Lenders among themselves and vis a vis Borrowers: (A) each Accelerating Lender shall be deemed to no longer be a Lender hereunder and, for the avoidance of doubt, such Accelerating Lender’s consent shall not be necessary for any modification of such rights and obligations; and (B) if Administrative Agent or Calculation Agent is an Accelerating Lender, a replacement therefor shall be selected from among Lenders that are not Accelerating Lenders as if such Agent had resigned. (b) Notwithstanding the foregoing, following one or more Lenders becoming Accelerating Lenders, no Borrower, for the avoidance of doubt, shall make any payments of its Obligations or post any Collateral except on a Pro Rata Basis (without regard to Section 2.15(a)). For the avoidance of doubt, the application of proceeds received by an Applicable Lender in respect of an exercise of its remedies under the Margin Loan Documentation shall not be considered a payment by Borrowers for purposes of this Section 2.15(b). Section 2.16 Periodic Rebalancing. (a) Subject to Section 2.15, if as of any Interest Payment Date, following the making of any Advance or following any repayment or prepayment of any Advance, the Collateral is not held on a Pro Rata Basis for any reason, then on, or as promptly as practicable following, such

51 Interest Payment Date, the making of such Advance or such repayment or prepayment, the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by Administrative Agent, to ensure that the Collateral is held on a Pro Rata Basis. Each Applicable Lender agrees to cooperate in good faith with Administrative Agent to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to each Custodian to effect such transfers. Each Borrower hereby consents to such transfers. For the avoidance of doubt, any rebalancing pursuant to this Section 2.16 shall not occur with respect to Incremental Commitments until Advances in respect of such Incremental Commitments are made. (b) In connection with the extension of any new Advances under Section 2.01 or any transfer of Collateral Shares to a Collateral Account pursuant to this Section 2.16 or otherwise, Borrowers shall comply and use reasonable efforts to cause each Custodian to comply, with any request of the Applicable Lender that controls such Collateral Account or is making such new Advances, as the case may be, to transfer such Collateral Shares or any Collateral Shares securing such new Advances, as the case may be, to a separate sub-account under the relevant Collateral Account controlled by such Applicable Lender. Section 2.17 Increase in Commitments. (a) Borrowers Request. Subject to the terms and conditions of this Agreement, Borrowers may, during the Availability Period, on one or more occasions, by written notice to Administrative Agent (which shall promptly notify each Lender), elect to enter into an Incremental Facility Amendment and request additional commitments to make Advances hereunder in an amount not in excess of the Incremental Cap (such requested additional commitments, “Proposed Incremental Commitments”). Except as Borrowers and any Lender may separately agree, no Lender shall be obligated to provide any Proposed Incremental Commitment, and the determination to provide any Proposed Incremental Commitment shall be within the sole and absolute discretion of each Lender and shall be binding on any Lender only upon execution of the relevant Incremental Facility Amendment. Borrowers shall be obligated to offer the opportunity to each existing Lender to participate in any Proposed Incremental Commitment, in an amount up to each such existing Lender’s Incremental Commitment Percentage multiplied by the amount of such Proposed Incremental Commitment, before making any offer to any prospective Additional Lender to participate in such Proposed Incremental Commitment, and to hold such offer to each existing Lender open for a period of ten (10) Business Days. If Lenders decline to participate in such Proposed Incremental Commitment sufficient in the aggregate to achieve the full amount of such Proposed Incremental Commitment (it being understood that Lenders may elect to participate in only a portion of such Proposed Incremental Commitment), then Borrowers may establish Commitments for new Lenders in an amount up to the Proposed Incremental Commitment after taking into account any portion of the Proposed Incremental Commitment in which Lenders elected to participate, provided that each new Lender (1) is (a) an Approved Lender, (b) an Affiliate of any Lender (other than a special purpose vehicle, securitization vehicle or other similar Person) or (c) an Approved Fund of any

52 Lender, (2) is not a natural person, a Borrower or an of Affiliate of a Borrower and (3) makes the Purchaser Representations for the benefit of each existing Lender (any such new Lender, an “Additional Lender”). Each existing Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to Administrative Agent and Borrowers all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by Administrative Agent to evidence and effectuate such Incremental Commitment, and Administrative Agent shall update Schedule I hereto to that effect. On the effective date of such Incremental Commitment, the Additional Lenders shall become Lenders for all purposes in connection with this Agreement. (b) Terms of Incremental Facility Amendment. The terms and provisions of Incremental Commitments shall be as set forth in the applicable Incremental Facility Amendment and shall be substantially identical to the terms and conditions of the other Commitments and the other analogous Margin Loan Documentation; provided that the Spread with respect to Incremental Commitments may be lower. Lenders hereby irrevocably authorize Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Margin Loan Documentation as may be necessary in order to establish classes or sub-classes in respect of the Advances or commitments pursuant to this Section 2.17 and such technical amendments as may be necessary or appropriate in the reasonable opinion of Administrative Agent and Borrowers (i) in connection with the establishment of such classes or sub-classes, in each case, on terms consistent with this Section 2.17 and (ii) to ensure, at the option of the Borrowers, that any Advances pursuant to Incremental Commitments are “fungible” with other Advances. Lenders further hereby irrevocably authorize Administrative Agent to enter into any Incremental Facility Amendment and/or any other Margin Loan Documentation to effect the provisions of this Section 2.17, including (i) the pledge of the Collateral to secure Borrowers’ obligations in connection with such Incremental Facility Amendment or (ii) the establishment of one or more separate Collateral Accounts with the Custodian, and will cooperate in transferring the Collateral to any such accounts to ensure that the Collateral is held on a Pro Rata Basis. For the avoidance of doubt, any transfer of the Collateral shall not occur with respect to Incremental Commitments until Advances in respect of such Incremental Commitments are made. Subject to the terms and conditions set forth in this Agreement and any applicable Incremental Facility Amendment, each existing Lender and any Additional Lender with an Incremental Commitment agrees to make Advances in Dollars to Borrowers up to the amount of such existing Lender’s Incremental Commitment and Additional Lender’s Incremental Commitment, respectively, as set forth in such Incremental Facility Amendment, by making immediately available funds available to Administrative Agent on the date of such Advance. Borrowers shall notify the Lenders in writing of any proposed Incremental Facility Amendment at least five (5) Business Days prior to its execution, and each Lender shall notify Borrowers within two (2) Business Days of confirmed receipt by such Lender of such written notice whether such Lender deems such proposed Incremental Facility Amendment to be a

53 material amendment adversely affecting the rights of such Lender in the Collateral (a “Material Amendment”). This Section 2.17(b) shall supersede any provision in Section 9.01 to the contrary. (c) Equal and Ratable Benefit. The Incremental Commitments established pursuant to this Section 2.17 shall constitute loans and Commitments under, and shall be entitled to all the benefits afforded by, the Margin Loan Documentation, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the relevant Margin Loan Documentation. The Borrowers shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the relevant Margin Loan Documentation continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental Commitments. Section 2.18 Effect of Benchmark Transition Event. (a) Replacement of LIBOR with a Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and Borrowers may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.18 will occur prior to the applicable Benchmark Transition Start Date. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this

54 Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.18. (d) Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may revoke any request for an Advance to be made during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for an Advance at a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% plus the Spread. (e) Certain Defined Terms. As used in this Section 2.18: “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting under the direction of the Required Lenders) and Borrowers, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that (i) in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and (ii) if the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Margin Loan Documentation. “Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and

55 Borrowers, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Interest Period,” the definition of “Interest Rate,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or

56 resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to this Section 2.18. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to Borrowers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 2.18, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

57 (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders, in each case, to declare that an “Early Opt-in Election” has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to Borrowers and Lenders or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to Borrowers). “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. ARTICLE 3 REPRESENTATIONS AND WARRANTIES Each Borrower represents and warrants to each Agent and each Lender that, on the date hereof, the Closing Date, the date of each Advance and any date on which a Borrower pledges any Additional Collateral Shares: Section 3.01 Organization; Powers. Each of the Borrowers and the Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to enter into, and perform its obligations under, the Margin Loan Documentation to which it is a party, consummate the Transactions, and, in case of Borrowers, collectively, to hold Shares and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All licenses, permits, approvals, concessions or other authorizations necessary for (i) the consummation of the Transactions and (ii) the conduct of the business of the Borrowers and Guarantor have been obtained and are in full force and effect except where the failure to obtain and maintain any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. Section 3.02 Authorization; Enforceability. The Transactions are within the powers of, and have been duly authorized by all necessary action by the Borrowers and Guarantor. The Margin Loan Documentation to which a Borrower or Guarantor is a party has been duly

58 executed and delivered by such Borrower or Guarantor, as applicable, and constitutes the legal, valid and binding obligation of such Borrower or Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Section 3.03 Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Margin Loan Documentation, (ii) will not violate any Law (except where such violation would not reasonably be expected to result in a Material Adverse Effect) or corporate policy of Issuers applicable to any Borrower, any Issuer or any Affiliate of the foregoing or the Organization Documents of the Issuers or Borrowers, (iii) will not (A) violate or result in a default under the DNB Voting Agreement, the DNB Stock Purchase Agreement, the DNB Lock-Up Agreement, the DNB Registration Rights Agreement, the CDAY Registration Rights Agreement, or any other indenture, agreement or other instrument binding upon any Borrower, the assets of any Borrower, any Issuer or any Affiliate of the foregoing or (B) give rise to a right thereunder to accelerate or to require any payment to be made by the Borrowers, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrowers, except Liens created pursuant to the Margin Loan Documentation, or, in the case of assets not constituting Collateral, such as would not reasonably be expected to result in a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Change. (a) Borrowers have heretofore furnished to Administrative Agent the CHI Financial Statements. The CHI Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of CHI and its consolidated Subsidiaries, as of the dates and periods stated to be covered thereby, all in accordance with GAAP, subject, in the case of quarterly financial statements, to year-end audit adjustments and the absence of footnotes. (b) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, on the financial position and results of operations and cash flows of CHI and its consolidated Subsidiaries since the closing date of the most recent financial quarter with respect to which CHI’s financial statements are available. Section 3.05 Share Transactions. None of the Borrowers or Affiliates of the Borrowers have created, granted, incurred, or permitted to exist, any Lien on any Shares owned by the Borrowers or such Affiliates, other than, with respect to the Collateral Shares, Permitted Liens. None of the Borrowers or Affiliates of the Borrowers is party to a Prohibited Transaction. Section 3.06 Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Borrower or the Guarantor, threatened against or affecting such Borrower. In addition, there are no actions,

59 suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Borrower or the Guarantor, threatened against or affecting any Affiliates of such Borrower that (x) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (y) involve the Margin Loan Documentation or the Transactions. Section 3.07 Compliance With Laws And Agreements. Each of the Borrowers and Guarantor is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Borrowers and Affiliates of the Borrowers is in compliance with its reporting obligations under Sections 13 and 16 of the Exchange Act with respect to the Collateral Shares, including in respect of the transactions contemplated hereunder. Section 3.08 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions, and no Mandatory Prepayment Event or Adjustment Determination Period has occurred and is continuing or would result from the consummation of the Transactions. Section 3.09 Investment Company Status. Each of the Borrowers and the Guarantor is not, and after giving effect to the Transactions will not be, required to register as an “investment company” and is not a Person “controlled by” an “investment company,” as such terms are defined in the Investment Company Act. Section 3.10 Taxes. The Borrowers and Guarantor have timely filed all U.S. federal income Tax returns and other material Tax returns which are required to be filed by them in all jurisdictions and have paid all Taxes, assessments, claims, governmental charges or levies imposed on them or their properties, except for Taxes contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP; provided that (i) the relevant Taxes, assessments, claims, charges or levies would not result in aggregate liabilities in excess of the Threshold Amount and (ii) the contest, if adversely determined, would not reasonably be expected to subject the Collateral to forfeiture or loss or otherwise have a Material Adverse Effect. There is no proposed Tax assessment asserted in writing against Borrowers or Guarantor. Each Borrower is treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes. Each Borrower’s regarded owner for U.S. federal income tax purposes is CHI (or an Affiliate of CHI), which is a U.S. Person for U.S. federal income tax purposes. Section 3.11 Disclosure. None of the Borrowers or the Guarantor is a party to any agreement that is prohibited under Section 6.14. All information provided with respect to a Borrower or Guarantor by or on behalf of such Borrower or Guarantor to any Agent or Lender in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documentation or the transactions contemplated hereby and thereby, was or will be, on or

60 as of the applicable date of provision thereof or as otherwise stated therein, complete and correct in all material respects and did not (or will not) contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. Section 3.12 Material Agreements. Each of the Borrowers and CHI is not in default under any provision of the DNB Voting Agreement, the DNB Stock Purchase Agreement, the DNB Registration Rights Agreement, the DNB Lockup Agreement, the CDAY Registration Rights Agreement, any other agreement with any DNB THL Entity or CDAY THL Entity or any other indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument, in each case, to which such Person is a party or by which such Person or any of its properties or assets is bound other than any such default that could not reasonably be expected to result in a Material Adverse Effect. Section 3.13 Solvency. (i) The present fair market value of the Guarantor’s assets exceeds the total amount of its liabilities (including contingent liabilities), (ii) the present fair market value of the Borrowers’ assets, taken as a whole, exceeds the total amount of the Borrowers’ liabilities (including contingent liabilities), taken as a whole, (iii) the Guarantor has capital and assets sufficient to carry on its business, (iv) the Borrowers, taken as a whole, have capital and assets sufficient to carry on their businesses, taken as a whole, (v) the Guarantor is not engaged in, and is not about to engage in, a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, (vi) the Borrowers, taken as a whole, are not engaged in, and are not about to engage in, a business or transaction for which the remaining assets of the Borrowers, taken as a whole, are unreasonably small in relation to such business or transaction, (vii) Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due and (viii) Borrowers, taken as a whole, do not intend to incur, or believe that Borrowers, taken as a whole, will incur, debts beyond the ability of Borrowers, taken as a whole, to pay such debts as they become due. Each of the Guarantor and the Borrowers, taken as a whole, will not be rendered insolvent by the consummation of the Transactions. Section 3.14 Trading And Other Restrictions. (a) Borrowers collectively own all Collateral free and clear of Liens, other than Permitted Liens. Borrowers have not made nor consented to, nor are Borrowers aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in the Collateral or any other assets of Borrowers, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Applicable Lenders under the Margin Loan Documentation. (b) Borrower 1 (or its Affiliates) acquired and paid the full purchase price for the CDAY Shares which are Collateral Shares on or before April 30, 2018 and has continuously owned such Collateral Shares since it acquired them and the holding period (as determined in accordance with Rule 144) of such Borrower as to such Collateral Shares (in the hands of such

61 Borrower and in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation) began on (i) such date or (ii) solely with respect to such Collateral Shares in the hands of an Applicable Lender and solely (A) at any time during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement or (B) after the Guarantee Termination Date, the Closing Date. Borrower 2 (or its Affiliates) acquired and paid the full purchase price for the DNB Shares which are Collateral Shares on or before July 31, 2019 and has continuously owned such Collateral Shares since it acquired them and the holding period (as determined in accordance with Rule 144) of such Borrower as to such Collateral Shares (in the hands of such Borrower and in the hands of any Applicable Lender exercising its remedies under the Margin Loan Documentation) began on (x) such date or (y) solely with respect to such Collateral Shares in the hands of an Applicable Lender and solely (A) at any time during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement or (B) after the Guarantee Termination Date, the Closing Date. (c) The Collateral Shares (i) are not subject to any Transfer Restrictions, other than CDAY Existing Transfer Restrictions and the DNB Existing Transfer Restrictions, (ii) do not contain any legends on the certificates therefor or other similar types of restrictions on such Collateral Shares, and do not require any opinions from Issuers’ counsel or other documentation or the removal of any “stop transfer order” prior to the sale of such Collateral Shares and (iii) are not subject to any shareholders agreement, investor rights agreements or any other similar agreements or any voting or other contractual restrictions other than the DNB Voting Agreement, the DNB Lock-Up Agreement, the DNB Stock Purchase Agreement, the DNB Registration Rights Agreement and the CDAY Registration Rights Agreement. (d) Each Advance contemplated hereunder is entered into by Borrowers in good faith and at arm’s length and is a bona fide loan. Such Advance is not entered into with an expectation that any Borrower would default in its obligations thereunder. The Lien created under the Margin Loan Documentation (including without limitation, the pledge of the Collateral Shares) is a bona fide pledge to secure Borrowers’ obligations under the Margin Loan Documentation, which obligations provide for full recourse to Guarantor under the Guarantee Agreement in accordance with the terms of the Guarantee Agreement. Such Margin Loan Documentation is not entered into by Borrowers with the intent of facilitating a disposition of the Shares subject to the Margin Loan Documentation. Section 3.15 No Subsidiaries. Each Borrower has no Subsidiaries. Section 3.16 Anti-Corruption Laws and Sanctions. Each of the Borrowers and the Guarantor has implemented and maintains in effect policies and procedures designed to facilitate compliance by such Person and its managers, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions, and each such Person and its managers, officers and employees and to its knowledge, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) each of the Borrowers, the Guarantor or any of such person’s managers, Responsible Officers or employees or (b) to the knowledge of

62 each of the Borrowers and the Guarantor, any agent of any such Person that will act in any capacity in connection with or benefit from the Facility, is a Sanctioned Person. No Advance, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions. Section 3.17 Material Nonpublic Information. As of the date hereof and any date on which a Borrower delivers a Borrowing Notice, none of the Borrowers or their Affiliates is in possession of any Material Nonpublic Information with respect to an Issuer or the Shares of such Issuer that could have a material adverse effect on such Issuer or such Shares. Section 3.18 Conduct of Business. Each Borrower has not conducted transactions or otherwise engaged in, or committed to conduct, transact or otherwise engage in, any business other than (a) holding Shares, Cash and Cash Equivalents and ministerial activities incidental thereto, (b) performing its obligations under the Margin Loan Documentation and the Transactions and (c) paying taxes and administrative fees necessary for compliance with this Agreement and incidental to its existence. Section 3.19 Employee Matters. Each Borrower does not have and has never had (a) any employees and it has never directly contracted with individuals who are not independent contractors, (b) to maintain or contribute to, or any direct obligation to maintain or contribute to, any Employee Benefit Plan and (c) any actual or potential liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates. Section 3.20 No Plan Assets. The assets of each Borrower and its ERISA Affiliates do not constitute “plan assets” of (i) any Employee Benefit Plan that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (iii) any Employee Benefit Plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (iv) an entity the underlying assets of which include assets of Employee Benefit Plans or plans as a result of investments by such plans in the entity pursuant to the Plan Asset Regulation (each of the immediately preceding clauses (i), (ii), (iii) and (iv), an “ERISA Plan”). Section 3.21 Organization Documents. Each Borrower is, and has at all times since its formation been, in compliance with its Organization Documents. Section 3.22 Beneficial Ownership. As of the date of each Advance, the information included in any Beneficial Ownership Certification in relation to a Borrower, if applicable, is true and correct in all respects. ARTICLE 4 CONDITIONS OF LENDING Section 4.01 Conditions Precedent to the Effective Date. The obligation of each Lender under this Agreement is subject to satisfaction of each the following conditions precedent:

63 (a) each Original Lender shall have received each of the following documents, each dated on or prior to the Closing Date, in each case, in form and substance reasonably satisfactory to each Original Lender: (i) duly executed counterparts of (A) this Agreement, (B) the Fee and Ratio Letter, (C) the Security Agreement, (D) each Control Agreement to which an Original Lender is a party, (E) each Issuer Agreement to which an Original Lender is a party and (F) the Guarantee Agreement; (ii) certificates of the Guarantor and each Borrower, each dated as of the Closing Date and executed by a Responsible Officer of such Person, which shall (A) certify the resolutions of such Person’s Board of Directors authorizing the execution, delivery and performance of the Margin Loan Documentation to which such Person is a party, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers of such Person authorized to sign the Margin Loan Documentation to which such Person is a party and (C) contain appropriate attachments, including the Organization Documents of such Person (including the certificate of formation of such Person certified by the relevant authority of the jurisdiction of organization of such Person) and a long-form good standing certificate for such Person from its jurisdiction of organization; (iii) solvency certificates with respect to the Borrowers, taken as a whole, and Guarantor from a Responsible Officer thereof. (iv) a favorable opinion of counsel to each Borrower addressed to each Original Lender and Administrative Agent; (v) the results of a recent lien and judgment search in each of the jurisdictions where assets of Borrowers are located, and such search shall reveal no liens or judgments on any of the assets of Borrowers except for Permitted Liens; (vi) any form requested by any Original Lender necessary to comply with Regulation T, Regulation U, or Regulation X, or any other provisions of the regulations of the FRB, including Form U-1; (vii) proper financing statement(s) (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interest purported to be created by the Security Agreement; (viii) evidence that the Collateral Accounts have been established by Borrowers, the Collateral Accounts are standing with and subject to a pledge in favor of the Applicable Lenders and the security entitlements in respect of the Shares constituting Initial Collateral Shares have been credited, transferred or delivered to the Collateral Accounts on a Pro Rata Basis free from all Transfer Restrictions (other than DNB

64 Existing Transfer Restrictions and CDAY Existing Transfer Restrictions), and constituting Acceptable Collateral by book entry transfer through DTC as depositary; (ix) if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; (x) an instruction letter by a Responsible Officer of each Borrower, which shall identify the standard settlement instructions and the relevant account(s) to which any applicable payments, deliveries or transfers shall be made pursuant to the Margin Loan Documentation; and (xi) such other certificates or documents as any Original Lender reasonably may require; (b) all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be paid under the Margin Loan Documentation, including the Upfront Fee and counsel fees invoiced prior to the Closing Date, shall have been paid; (c) each of the representations and warranties contained in Article 3 or in any other Margin Loan Documentation shall be true and correct on and as of the date hereof and the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (d) the Collateral Requirement shall have been satisfied in all respects; (e) all applicable “know your customer” and other account opening documentation required by applicable “know your customer” and anti-money laundering rules and regulations, including the information described in Section 9.15, shall have been provided by Borrowers, and each Original Lender shall have completed all applicable “know your customer” procedures; and (f) Administrative Agent shall have received from each Borrower a certificate from a Responsible Officer of such Borrower, dated as of the Closing Date, which shall contain representations that the conditions set forth in Section 4.01(c) and (d) have been satisfied. Section 4.02 Conditions Precedent To Each Advance. The obligation of each Lender to make any Advance shall be subject to the following further conditions precedent: (a) each of the representations and warranties contained in Article 3 or in any other Margin Loan Documentation shall be true and correct on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (b) no event or condition shall have resulted in a continuing, or would be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect;

65 (c) a Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof; (d) each Lender and each Agent shall have received a certificate of a Responsible Officer of each Borrower dated the date of such Advance certifying that after giving effect thereto, (x) the LTV Level shall not exceed the Initial LTV Level and (y) all types and amounts of Collateral shall be held on a Pro Rata Basis; (e) no Default, Event of Default, Mandatory Prepayment Event, Collateral Call Trigger Event or Adjustment Determination Period shall have occurred and be continuing, or would result from such Advance or from the application of the proceeds therefrom; (f) the Collateral Requirement shall have been satisfied in all respects; (g) the LTV Level after giving effect to the proposed Advances shall not exceed the Initial LTV Level; (h) substantially all of each Borrower’s assets (other than any Shares held in accounts of such Borrower (other than the Collateral Accounts) which the Lenders have agreed are no longer Collateral) are comprised of the Collateral and substantially all of each Borrower’s liabilities are those created under the Margin Loan Documentation; and (i) Administrative Agent shall have received from each Borrower a certificate from a Responsible Officer of such Borrower, dated as of the date of such Advance, which shall contain representations that the conditions set forth in Section 4.02(a), (b), (d), (e), (f), (g) and (h) have been satisfied; provided that this Section 4.02(i) shall be deemed satisfied by the delivery by a Borrower of a Borrowing Notice which is acknowledged and agreed to by the other Borrower. The borrowing of an Advance shall be deemed to constitute a representation and warranty by Borrowers on the date of such Advance as to the matters specified in Section 4.02(a) through Section 4.02(h). Section 4.03 Conditions Precedent To the Effectiveness of an Incremental Facility Amendment. The effectiveness of an Incremental Facility Amendment and any obligation thereunder shall be subject to the following conditions precedent: (a) each Lender and each Agent shall have received: (i) duly executed counterparts of the relevant Incremental Facility Amendment and any documents contemplated thereby which are contemplated to be executed concurrently therewith; (ii) a favorable opinion of counsel to each Borrower addressed to each Lender and Administrative Agent;

66 (iii) solvency certificates with respect to the Borrowers, taken as a whole, and Guarantor from a Responsible Officer thereof; (iv) the results of a recent lien and judgment search in each of the jurisdictions where assets of Borrowers are located, and such search shall reveal no liens or judgments on any of the assets of Borrowers except for Permitted Liens; (v) in respect of an Incremental Commitment, the amount of any fees payable to Additional Lenders and any existing Lenders providing such Incremental Commitment; and (vi) an amendment to the Guarantee Agreement (or the issuance of a new Guarantee Agreement) (x) extending the Guarantee Termination Date to the date one year from the making of an Incremental Commitment (or providing for such Guarantee Termination Date) and (y) delaying (or providing that) the start date of any period during which the Guarantee Agreement will not be enforced pursuant to the proviso to Section 1.08 of the Guarantee Agreement to (or will be) the date six months from the making of such Incremental Commitment; (b) all applicable “know your customer” and other account opening documentation required by applicable “know your customer” and anti-money laundering rules and regulations, including the information described in Section 9.15, shall have been provided by Borrowers, and each Additional Lender shall have completed all applicable “know your customer” procedures; and (c) each Additional Lender and each Agent shall have received: (i) if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; (ii) any form requested by such Additional Lender necessary to comply with Regulation T, Regulation U, or Regulation X, or any other provisions of the regulations of the FRB, including Form U-1; (iii) proper financing statement(s) (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interest purported to be created by the Security Agreement; (iv) evidence that the Collateral Accounts in respect of such Additional Lender have been established by Borrowers; and (v) with respect to such Additional Lender, (i) two duly executed Control Agreements (in a form substantially identical to the other relevant Control Agreements in respect of the existing Lenders), one of which is executed by Borrower 1 and one of which is executed by Borrower 2, (ii) a duly executed joinder to the Security Agreement

67 entered into by such Additional Lender and Borrowers with respect to the Collateral securing the Obligations owing to such Additional Lender and (iii) duly executed joinders to the Issuer Agreements entered into by such Additional Lender and each relevant Issuer. ARTICLE 5 AFFIRMATIVE COVENANTS On and after the date hereof and so long as any Obligations remain outstanding, each Borrower will comply with each of the following covenants. Section 5.01 Financial Statements. Borrowers will furnish to Administrative Agent or cause to be furnished to Administrative Agent: (a) within ninety (90) days after the end of each fiscal year of CHI, the audited consolidated financial statements of CHI as of the end of and for such year (in each case, together with any accompanying information delivered to such Person’s shareholders, and in the form delivered to such Person’s shareholders), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of CHI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; provided that no such financial statements shall be required to be delivered under this Section 5.01(a) so long as CHI is current with its public reporting requirements to the Securities and Exchange Commission; (b) within forty-five (45) days after the end of each of the first three fiscal quarters of any fiscal year of CHI, CHI’s unaudited financial statements, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of CHI and its consolidated Subsidiaries on a consolidated basis, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that no such financial statements shall be required to be delivered under this Section 5.01(b) so long as CHI is current with its public reporting requirements to the Securities and Exchange Commission; (c) within twenty (20) days after the end of each fiscal quarter, a certificate of a Responsible Officer of each Borrower certifying as to whether (i) a Default or Mandatory Prepayment Event has occurred or is occurring and setting forth in reasonable detail the assets and liabilities of such Borrower or a statement that substantially all of such Borrower’s assets (other than any Shares held in accounts of such Borrower (other than the Collateral Accounts) which the Lenders have agreed are no longer Collateral) are comprised of the Collateral and substantially all of such Borrower’s liabilities are those created under the Margin Loan Documentation; and

68 (d) concurrently with any delivery of financial statements under Section 5.01(b), a certificate of a Responsible Officer of each Borrower certifying as to whether any relevant change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. Each Borrower shall promptly furnish to any Agent or Lender such additional information regarding the business, financial or corporate affairs of such Borrower or, until the Guarantee Termination Date, the Guarantor, or compliance with the terms of the Margin Loan Documentation, as such Agent or Lender may from time to time reasonably request. Section 5.02 Notices Of Material Events. Each Borrower shall as promptly as practicable (or, in the case of Section 5.02(e), within three (3) Business Days as specified below) furnish to Administrative Agent or cause to be furnished to Administrative Agent notice of: (a) the occurrence of (i) any Default or Event of Default or the occurrence of, or any pending event or transaction that, if consummated, completed or effected, would constitute or result in a Potential Facility Adjustment Event, Mandatory Prepayment Event, Facility Adjustment Event or Material Adverse Effect or (ii) the receipt of any notice of material violation received by such Borrower or, prior to the Guarantee Termination Date, Guarantor from any Governmental Authority; (b) the commencement of any proceedings and investigations by or before any Governmental Authority and any actions and proceedings in any court or before any arbitrator against or involving (x) any of such Borrower’s Affiliates or any of its properties, assets or businesses that would reasonably be expected to have a Material Adverse Effect or (y) such Borrower or any of its properties, assets or businesses; (c) a request for release pursuant to Section 2.08; (d) any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral; (e) the fact that such Borrower or any Affiliate thereof has entered into a Permitted Transaction or a Prohibited Transaction or an amendment to a Permitted Transaction or a Prohibited Transaction, together with the material terms of such Permitted Transaction or Prohibited Transaction and, in the case of a Permitted Transaction, evidence satisfactory to Administrative Agent that such Permitted Transaction complies with the requirements of the Margin Loan Documentation (which shall be delivered within three (3) Business Days after such Permitted Transaction, Prohibited Transaction or amendment of a Permitted Transaction or Prohibited Transaction); (f) the imposition of any Transfer Restriction (other than DNB Existing Transfer Restrictions and CDAY Existing Transfer Restrictions) on any of the Collateral, or any

69 transaction or event that, if consummated, effected or completed, would reasonably be expected to result in any such imposition; and (g) the failure of such Borrower to maintain at least one Independent Director or the removal of any Independent Director without cause (unless promptly replaced with a different Independent Director) or without giving prior written notice to Administrative Agent; provided that such Borrower shall furnish to Administrative Agent (i) at least five (5) Business Days’ prior written notice of any proposed change to such Borrower’s Independent Director and (ii) as soon as reasonably practicable after receipt thereof, copies of any notices received from any Independent Director and/or the employer of such Independent Director. Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 5.03 Existence; Conduct Of Business. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Section 5.04 Payment Of Obligations. Each Borrower shall pay and discharge as the same shall become due and payable, all of its obligations and liabilities, as and when due and payable, including all Taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except where (a) the validity or amount thereof is being diligently contested in good faith and by appropriate proceedings and (b) the contest, if adversely determined, would not reasonably be expected to subject the Collateral to forfeiture or loss or otherwise have a Material Adverse Effect (after giving effect to any reserves maintained therefor by such Borrower). Section 5.05 Compliance With Laws. Each of Borrowers and, until the Guarantee Termination Date, Guarantor shall comply with (a) the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or its property and (b) all indentures, agreements, contracts and other instruments binding upon each of them or their properties. Each Borrower shall, and shall not take any action that would cause any of such Borrower or its Affiliates to fail to, maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions by such Person and its managers, officers, employees and agents. Section 5.06 Provision Of Public Information. Notwithstanding anything to the contrary in the Margin Loan Documentation, each Borrower shall not, and shall not be obligated to, and shall cause its Affiliates not to, provide any Agent or Lender with any Material Nonpublic Information with respect to the Issuers, their Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each, a “Communication”). Each Borrower shall be deemed to

70 have represented that any such Communication contains no such Material Nonpublic Information. If at any time, any Borrower is unable to make the representation required under the immediately preceding sentence, it shall use its reasonable best efforts to put itself in a position of being able to provide such a representation as promptly as practicable. Notwithstanding anything to the contrary in the Margin Loan Documentation, each Borrower acknowledges and agrees that if any Agent, Lender or any Affiliate of any Agent or Lender receives from such Borrower or any Affiliate thereof any Material Nonpublic Information at any time, such Agent, Lender or Affiliate may disclose such Material Nonpublic Information publicly to any potential purchaser of the Collateral or to any other Person. Section 5.07 Disclosure. Each of Borrowers and Guarantor shall promptly comply with its reporting obligations under Sections 13 and 16 of the Exchange Act in respect of the transactions contemplated hereunder. Section 5.08 Payment of PIK. Not later than five (5) Business Days following any payment of dividends on the Collateral Shares into the Collateral Accounts, if the Net PIK Amount is greater than zero Dollars, Borrowers shall cause such Cash to be paid to Lenders, on a Pro Rata Basis, in an aggregate amount equal to the lesser of (x) the amount of such dividends and (y) the amount necessary to reduce the Net PIK Amount to zero Dollars; for the avoidance of doubt, the Net PIK Amount shall be reduced by the aggregate amount of any such payments. Section 5.09 Further Assurances. Upon the request of any Applicable Lender, Borrowers shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions, in each case, as such Applicable Lender may reasonably deem necessary or desirable to assure such Applicable Lender’s Lien on the Collateral is a valid, perfected, first priority Lien (subject to no other Lien, other than Permitted Liens) and to carry out the provisions and purposes of the Margin Loan Documentation. Section 5.10 Books And Records. Each Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied are made of all dealings and transactions in relation to its business and activities and, upon any reasonable request of any Agent or Lender from time to time, allow such Agent or Lender to examine and make extracts therefrom of any such information that is not confidential, and make its managers or officers available to discuss such Borrower’s financial condition and affairs with such Agent or Lender from time to time. Section 5.11 Compliance with Organization Documents; Independent Director. Each Borrower shall comply with all of the terms and provisions of such Borrower’s Organization Documents (as in effect on the date hereof, subject to any amendment, supplement, modification or waiver made or given in accordance with Section 6.08). Without limiting the foregoing, each Borrower shall ensure, at all times, that it has an Independent Manager (as defined in such Borrower’s Organization Documents, as in effect on the date hereof, subject to any amendment, supplement, modification or waiver made or given in accordance with Section 6.08), and such

71 Borrower shall pay the fees and expenses under the engagement letter for such “Independent Manager” as and when they become due. Section 5.12 ERISA Plan Assets. Each Borrower agrees to notify Administrative Agent immediately in writing if it knows or believes that the assets of such Borrower constitute or would reasonably be expected to constitute assets of an ERISA Plan. Section 5.13 Independent Director Fees. Each Borrower will, as soon as reasonably practicable following request from Lender, provide evidence satisfactory to the Lender, that such Borrower is current on the payment of its fees to the Independent Director. Section 5.14 Delivery of Initial Collateral Shares. Each Borrower will use its commercially reasonable best efforts to cause the Initial Collateral Shares to be deposited into the Collateral Accounts on a pro rata basis on or prior to the date that is seven Business Days immediately following the date of this Agreement. ARTICLE 6 NEGATIVE COVENANTS On and after the date hereof and so long as any Lender has a commitment to make an Advance or any Obligations remain outstanding, each of Borrowers and Guarantor will comply with each of the following covenants as applicable. Section 6.01 Indebtedness. Borrowers shall not create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Margin Loan Documentation. Section 6.02 Liens. Borrowers shall not create, incur, assume or suffer to exist any Lien upon the Collateral or any other property or asset, whether now owned or hereafter acquired by Borrowers, except for Permitted Liens. Section 6.03 Conduct of Business; Fundamental Changes. (a) Each Borrower shall not: (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any activity other than (x) acquiring and holding the Collateral Shares, Cash and Cash Equivalents, and activities incidental thereto or otherwise expressly permitted hereby and (y) accepting capital contributions, making distributions permitted by Section 6.06 and activities incidental to any of the foregoing; (ii) acquire or own any material assets other than the Collateral Shares and Cash and Cash Equivalents; (iii) engage in any business other than businesses of the type conducted by such Borrower on the date of execution of this Agreement; or (iv) change its capital structure. (b) Borrowers shall not engage in any merger, consolidation, amalgamation or similar transaction.

72 Section 6.04 Asset Sales. Borrowers shall not sell, transfer, lease or otherwise dispose of any asset, except (x) Permitted Collateral Share Sales pursuant to Section 2.08(d)(ii), (y) sales of Cash Equivalents that do not constitute Collateral pursuant to Section 2.08(d)(i) and (z) as otherwise permitted in this Agreement. Section 6.05 Investments And Acquisitions. Borrowers shall not purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), other than holding the Collateral Shares and Cash Equivalents in accordance with the Margin Loan Documentation. Section 6.06 Restricted Payments. Borrowers shall not declare or make, or agree to pay or make any Restricted Payments, or incur any obligation to do so, unless (x) no Default, Event of Default, Mandatory Prepayment Event, Collateral Call Trigger Event or Adjustment Determination Period shall have occurred and be continuing or would result therefrom and (y) the cash, securities or property so paid or distributed does not constitute, and is not required under the Margin Loan Documentation to be posted as, Collateral. Section 6.07 Investment Company. Each of the Borrowers and, until the Guarantee Termination Date, Guarantor shall not be required to register as an “investment company”, as such terms are defined in the Investment Company Act. Section 6.08 No Amendment Of Organization Documents, Etc. Each Borrower shall not consent to any amendment, supplement or other modification to, or waiver under, its Organization Documents (i) relating to (a) the terms and provisions therein that permit such Borrower to be party to, and perform its obligations under, the Margin Loan Documentation, (b) Section 12 of the limited liability company agreement of such Borrower as of the date hereof (subject to any amendment, supplement or modification thereof, or waiver thereunder in accordance with this Section 6.08) without the written consent of each of the Required Lenders or (c) the Independent Director or the Independent Director Matters without the written consent of Administrative Agent or (ii) if such amendment, supplement, modification or waiver (a) would materially impair or diminish, or circumvent, any term or provision described in immediately preceding clause (i) or (b) would reasonably be expected to result in a Material Adverse Effect. Section 6.09 Transactions With Affiliates. Each Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, other than (i) receiving capital contributions with respect to its Equity Interests, (ii) making Restricted Payments permitted under Section 6.06, (iii) receiving dividends or other distributions on the Collateral Shares or (iv) otherwise in the ordinary course of business and upon commercially

73 reasonable terms no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower. Notwithstanding this Section 6.09, Section 6.11 or any other provision of this Agreement, each Borrower and/or its Affiliates may contribute, distribute or otherwise transfer Shares, which are not Collateral Shares, solely between or amongst Borrowers and/or Affiliates of the Borrowers for no cash or other compensation in exchange therefor (and shall not be required to provide notice thereof in accordance with any provision herein, including Section 5.02); for the avoidance of doubt, after any such contribution, distribution or other transfer, the provisions of Section 6.11 of this Agreement shall continue to apply to such Shares. Section 6.10 Formation Of Subsidiaries. Borrowers shall not form, create, organize, incorporate or acquire any Subsidiaries. Section 6.11 Share Transactions. None of Borrowers or any Affiliates of Borrowers shall enter into (i) any financing transaction (other than the Transactions) secured by any Shares, (ii) any swap or hedge (including by means of a physically- or cash-settled derivative or otherwise) that is economically similar to a financing transaction secured by or referencing any Shares, (iii) any issuance of Indebtedness exchangeable into or with a payout referencing the Shares or (iv) any sale or other direct or indirect transfer of any Shares or economic exposure thereto (other than a transfer of Shares which are not Collateral Shares in accordance with the last sentence of Section 6.09), in the case of each of immediately preceding clauses (i), (ii), (iii) and (iv), other than a Permitted Transaction (any such prohibited Transaction described in immediately preceding clauses (i), (ii), (iii) or (iv), a “Prohibited Transaction”). Section 6.12 No Impairment of Collateral Shares. Each Borrower shall not, and shall not permit any of its Affiliates to, (x) take any action that would impair any Applicable Lender’s security interest in the Collateral Shares or its ability to exercise remedies against such Collateral Shares or (y) transfer any Share to the Collateral Accounts after the Closing Date, except as explicitly required or permitted by the Margin Loan Documentation. Section 6.13 Tax Status. Each Borrower shall not take any action that would change its U.S. federal income tax status. Accordingly, without limitation, no such action shall (i) change such Borrower’s status as an entity disregarded as separate from CHI (or an Affiliate of CHI) as its regarded owner (which is a U.S. Person for U.S. federal income tax purposes) or (ii) subject such Borrower to Tax in any jurisdiction other than the United States or any subdivision thereof. Section 6.14 Agreements. (i) Each Borrower shall not enter into any agreement other than (w) its Organization Documents, (x) the Margin Loan Documentation, (y) routine administrative agreements entered into in the ordinary course of its business, provided that such Borrower shall not have any monetary obligations under such administrative agreements exceeding, in the aggregate, $500,000 per annum (excluding any fees or expenses paid on or around the Closing Date or out of the proceeds of the Advances) and (z) any agreement or agreements relating to any Permitted Collateral Share Sales, Permitted Transactions or transactions with Affiliates of such Borrower permitted in accordance with the last sentence of

74 Section 6.09, provided that, in the case of immediately preceding clause (z), such Borrower shall not have any obligations thereunder, other than the obligation to deliver Shares against payment of the proceeds therefor to the Collateral Accounts (or as a distribution or other transfer to an Affiliate of such Borrower) or pursuant to other arrangements reasonably satisfactory to each Lender, and (ii) each Borrower shall not, and shall not permit any of its Affiliates to, enter into, or suffer the existence of, any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction with respect to the Collateral Shares other than each Issuer Agreement, the Margin Loan Documentation, the DNB Registration Rights Agreement, the DNB Lock-Up Agreement, the DNB Stock Purchase Agreement, the DNB Voting Agreement, the CDAY Registration Rights Agreement, any agreement entered into pursuant to any Permitted Collateral Share Sale or any Permitted Transaction, or any other such agreement that expressly acknowledges and permits the pledge of the Collateral Shares and the Lender’s rights and remedies under the Margin Loan Documentation, including the foreclosure over any Collateral Shares, a copy of which (or the relevant portion thereof) has been provided to each Lender prior to its effectiveness. Section 6.15 Anti-Corruption Laws and Sanctions. Borrowers shall not request any Advance, and Borrowers shall not use the proceeds of any Advance (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with a Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Section 6.16 Employee Matters. Each Borrower and its ERISA Affiliates shall not (a) establish, maintain, contribute to or incur any obligation to contribute to any Employee Benefit Plan and (b) fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Borrower to be deemed assets of an ERISA Plan. ARTICLE 7 EVENTS OF DEFAULT Section 7.01 Events Of Default. If any of the following events (“Events of Default”) shall occur: (a) Borrowers shall fail to pay any principal of any Advance when and as the same shall become due and payable, whether at the due date thereof or a date fixed for prepayment thereof or otherwise; (b) Borrowers shall fail to pay the amounts required to be prepaid pursuant to Section 2.08(b), the Upfront Fee or the Undrawn Fee; (c) a Collateral Call Trigger Event occurs and is not cured prior to the applicable Cure Time or Extended Cure Time, as applicable, or Borrowers shall fail to deliver a notice within

75 such time or shall fail to satisfy the other requirements of such notice, in each case as set forth in Section 2.08(c); (d) Borrowers shall fail to pay any interest on any Advance or any other amount (other than an amount referred to in Section 7.01(a) or Section 7.01(b)) payable under this Agreement or under any other Margin Loan Documentation, when and as the same shall become due and payable and upon the expiry of any relevant grace period, and, if the LTV Level at such time is less than the Maintenance LTV Level, such failure shall continue unremedied for a period of three (3) Business Days; (e) any representation or warranty made or deemed made by or on behalf of a Borrower herein or in connection with this Agreement or any other Margin Loan Documentation or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Margin Loan Documentation or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality shall prove to have been incorrect) when made or deemed made; (f) the Borrowers (or, in the case of clause (ii) below, until the Guarantee Termination Date, the Guarantor) shall fail to perform or observe: (i) any covenant, condition or agreement in Section 5.01, Section 5.02, Section 5.03, Section 5.13 or Article 6 of this Agreement; (ii) any covenant, condition or agreement of Guarantor in the Guarantee Agreement and such failure continues for two (2) Business Days following the earlier of (x) the date on which Guarantor receives notice of such failure from Administrative Agent and (y) the date on which Guarantor otherwise becomes aware of such failure; or (iii) any other covenant, condition or agreement in this Agreement or any other Margin Loan Documentation and, in the case of this clause (iii), such failure shall continue unremedied for a period of ten (10) Business Days following the earlier of (x) the date on which the Borrowers receive notice of such failure from Administrative Agent and (y) the date on which the Borrowers otherwise become aware of such failure. (g) (x) a Borrower or, until the Guarantee Termination Date, Guarantor fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; (y) any event or condition occurs that results in any Material Indebtedness of a Borrower or, until the Guarantee Termination Date, Guarantor becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or

76 defeasance thereof, prior to its scheduled maturity; or (z) there occurs under any Swap Contract an early termination date resulting from (A) any event of default under such Swap Contract as to which a Borrower or, until the Guarantee Termination Date, Guarantor is the defaulting party (however designated) or (B) any termination event (however designated) under such Swap Contract as to which a Borrower or, until the Guarantee Termination Date, Guarantor is an affected party (however designated) and, in either event, the Swap Termination Value owed by such Borrower or, until the Guarantee Termination Date, Guarantor as a result thereof is greater than the Threshold Amount. (h) (i) a Borrower or, until the Guarantee Termination Date, Guarantor (1) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (2) institutes or consents to the institution of any proceeding under any Debtor Relief Law, (3) makes an assignment for the benefit of creditors or (4) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed with respect to a Borrower or, until the Guarantee Termination Date, Guarantor without the application or consent of such Borrower or, until the Guarantee Termination Date, Guarantor, respectively, and the appointment continues undischarged or unstayed for fifteen (15) calendar days; (iii) any proceeding under any Debtor Relief Law relating to a Borrower or, until the Guarantee Termination Date, Guarantor or to all or any material part of its property is instituted without the consent of such Borrower or, until the Guarantee Termination Date, Guarantor, respectively, and continues undismissed or unstayed for fifteen (15) calendar days, or an order for relief is entered in any such proceeding; or (iv) a Borrower or, until the Guarantee Termination Date, Guarantor or any Affiliate thereof shall take any action to authorize any of the actions set forth above in this Section 7.01(h); (i) (A) any material provision of any Margin Loan Documentation for any reason ceases to be valid, binding and enforceable in accordance with its terms (or a Borrower or any Affiliate thereof shall challenge the enforceability of any Margin Loan Documentation or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Margin Loan Documentation has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or (B) a Borrower or, until the Guarantee Termination Date, Guarantor sells or otherwise transfers all or substantially all of its assets, or engages in a merger, consolidation, amalgamation or similar transaction in which such Borrower or, until the Guarantee Termination Date, Guarantor, respectively, is not the continuing Person, unless the transferee or continuing Person (x) assumes such Borrower’s or, until the Guarantee Termination Date, Guarantor’s obligations, respectively, under the applicable Margin Loan Documentation pursuant to documentation reasonably satisfactory to each Lender and (y) provides each Lender with all information and documentation reasonably requested by such Lender pursuant to Section 9.15, and such information and documentation is reasonably acceptable to such Lender; (j) (i) the Security Agreement shall for any reason (other than the failure of the Applicable Lender to take any action to cure such failure within its control) fail to create a valid

77 and perfected first priority Lien in the Collateral (subject to no other Lien, other than Permitted Liens), except as permitted by the terms thereof, (ii) the Security Agreement shall fail to remain in full force or effect, (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, (iv) the Borrowers shall fail to comply with any of the terms or provisions of the Security Agreement or (v) any Applicable Lender ceases to have a first priority perfected Lien in the Collateral except for Permitted Liens; or (k) (i)(A) one or more judgments, decrees, fines or orders for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against any Borrower or, until the Guarantee Termination Date, Guarantor and (B)(1) in the case of the Guarantor, the same shall remain undischarged for a period of ten (10) calendar days during which execution shall not be effectively stayed, (2) the same is not subject to further appeal or (3) any legal action shall be taken by a judgment creditor to attach or levy upon any assets of any Borrower or, until the Guarantee Termination Date, Guarantor to enforce any such judgment, or (ii)(A) any final non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect shall be rendered against any Borrower or, until the Guarantee Termination Date, Guarantor and (B)(1) in the case of the Guarantor, Guarantor shall fail within ten (10) calendar days, during which execution shall not be effectively stayed, to discharge such judgments or orders, (2) such judgments or orders are not subject to further appeal or (3) any legal action shall be taken to enforce such judgments or orders; then, and in any such event, any Lender or Administrative Agent may (or, at the request of (x) Required Lenders, or (y) in the case of an Event of Default of the type set forth in Section 7.01(a), Section 7.01(b), Section 7.01(c) or Section 7.01(h) or an Event of Default relating to a provision of the Margin Loan Documentation that would require the consent of each Lender to amend or waive under Section 9.01, any Lender, Administrative Agent shall) notify Borrowers thereof (such notice, an “Event of Default Notice”) with a copy to all other Lenders and Agents and, following the delivery of such Event of Default Notice, any Lender may (i) declare such Lender’s Advances to be forthwith due and payable, whereupon such Lender’s Advances shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrowers and (ii) declare such Lender’s Commitment to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 7.01(h), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrowers and (y) the Commitments shall automatically be terminated. Upon the occurrence and the continuance of a Default, Administrative Agent may increase the rate of interest applicable to the Advances and other Obligations as set forth in this Agreement and Administrative Agent or any Lender may exercise any rights and remedies provided to Lender under the Margin Loan Documentation or at law or equity, including all remedies provided under the UCC. 7.02 Lenders’ Rights With Respect to Collateral.

78 (a) For the avoidance of doubt, following the delivery of an Event of Default Notice or following the occurrence, and during the continuance, of an Event of Default of the type set forth in Section 7.01(h), each Lender may choose to exercise any remedies provided for herein or in any other Margin Loan Documentation, or refrain from exercising such remedies, in its sole discretion with respect to the Collateral subject to its control under a Control Agreement (including by virtue of an agency relationship with any Applicable Lender). No Lender shall have any fiduciary or other duties to the other Lenders in connection with the exercise of remedies against the Collateral securing the Obligations owing to such Lender or otherwise and no Lender shall interfere with such exercise of remedies or claim (or support any claim by any third-party) that a sale or other disposition of any Lender’s Collateral by or on behalf of such Lender was not commercially reasonable. (b) In connection with any assignment by a Lender in accordance with the terms hereof, each Borrower agrees to, as promptly as practicable, (i) establish a separate Collateral Account with the Custodian, (ii) enter into a Control Agreement (in a form substantially identical to the other relevant Control Agreements) in favor of the assignee with respect to such Collateral Account, (iii) enter into a joinder to the Security Agreement granting a Lien in favor of the assignee over such assignee’s Applicable Percentage of the Collateral of each type, (iv) if reasonably requested by the relevant Custodian, enter into a customer account agreement or other agreement with such intermediary and (v) make appropriate amendments to this Agreement and the other Margin Loan Documentation to reflect any administrative or technical changes as are reasonably requested by the assigning Lender, the assignee or Administrative Agent, which do not adversely affect Borrowers’ rights or obligations hereunder. In connection with any assignment by a Lender of all of its Advances hereunder in accordance with the terms hereof, Borrowers agree that such Lender’s rights and obligations under the other Margin Loan Documentation may be assigned to the assignee. (c) Notwithstanding anything to the contrary contained in the Margin Loan Documentation, each Borrower, Administrative Agent and each Lender hereby agree that (i) during the continuance of an Event of Default and (except in the case of an Event of Default of the type set forth in Section 7.01(h)) following the delivery of an Event of Default Notice, such Lender shall have the right individually to require the relevant Custodian (or the Applicable Lender acting as agent of such Lender for purposes of perfection, if applicable) to realize upon any of the Collateral subject to such Lender’s control and to apply the proceeds thereof to the repayment of such Lender’s Advances outstanding and any other Obligations owing to such Lender and (ii) in the event of a foreclosure or similar enforcement action by such Lender on its Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

79 (d) Notwithstanding anything to the contrary contained in the Margin Loan Documentation, when all Obligations (other than contingent indemnification obligations) owing to any Lender have been paid in full in cash, upon request of Borrowers, such Lender shall (without notice to, or vote or consent of, any other Lender) take such actions as shall be reasonably required to release its security interest in all Collateral under such Lender’s control. (e) Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement. (f) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable Law or the Security Agreement or Control Agreements or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing any of the Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any bankruptcy proceeding has been commenced by or against any Borrower, each Lender hereby agrees that any Lien on the Collateral securing any Obligations now or hereafter held by or on behalf of any Lender shall be pari passu and secured equally and ratably. (g) Each Lender agrees with, and solely for the benefit of, each other Lender that it will not take any Bankruptcy Action with respect to Borrowers. ARTICLE 8 AGENTS Section 8.01 Authorization and Authority. Each Lender hereby irrevocably appoints Royal Bank of Canada to act on its behalf as Administrative Agent and Calculation Agent under the Margin Loan Documentation and authorizes each Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of Agents and Lenders, and Borrowers shall not have rights as third-party beneficiaries or otherwise of any of such provisions. Section 8.02 Agent Individually. (a) Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its

80 individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or Affiliates thereof as if such Person were not an Agent hereunder and without any duty to account therefor to Lenders. (b) Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.02 as “Activities”) and may engage in the Activities with or on behalf of Borrowers or their Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including Borrowers and Affiliates of Borrowers and including holding, for its own account or on behalf of others, equity, debt and similar positions in Borrowers or Affiliates of Borrowers), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of Borrowers and Affiliates thereof. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning Borrowers and Affiliates of Borrowers (including information concerning the ability of Borrowers to perform the obligations of Borrowers hereunder or under the other Margin Loan Documentation) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to Lenders. (c) Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including Borrowers and Affiliates of Borrowers) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more Lenders (including the interests of Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its Activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Margin Loan Documentation, (ii) the receipt by an Agent’s Group of information (including Information) concerning Borrowers or Affiliates of Borrowers (including information concerning the ability of Borrowers to perform obligations of Borrowers hereunder and under the other Margin Loan Documentation) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender

81 including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including Borrowers or Affiliates of Borrowers) or for its own account. Section 8.03 Duties of Agents; Exculpatory Provisions. (a) An Agent’s duties hereunder and under the other Margin Loan Documentation are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein), provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that it determines in good faith is contrary to this Agreement or applicable Law, (ii) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and (iii) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any Affiliates of Borrowers that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. (b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 9.01, or as such Agent shall believe in good faith shall be necessary, including for the avoidance of doubt, Administrative Agent sending an Event of Default Notice at the direction of any Lender, if such Agent believes in good faith that the related Event of Default is of a type that would entitle such Lender to issue such direction) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default or the event or events that give or may give rise to any Mandatory Prepayment Event, Default or Event of Default unless and until any Borrower or any Lender shall have given written notice to such Agent describing such Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default and such event or events. (c) No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Margin Loan Documentation, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Facility Adjustment Event, Potential Facility Adjustment Event, Mandatory Prepayment Event, Default or Event of Default, (iv) the validity, enforceability, effectiveness or

82 genuineness of this Agreement, any other Margin Loan Documentation or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Section 2.15 or Article 4 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent. (d) Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties. Section 8.04 Authority. For so long as such Applicable Lender controls a Collateral Account, each Lender hereby irrevocably appoints each Applicable Lender as its agent to act on its behalf for purposes of Section 2.14 and the Security Agreement and authorizes each Applicable Lender to take such actions on its behalf and to exercise such powers as are contemplated by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Applicable Lender shall act solely as an agent of the other Lenders and does not assume and shall not be deemed to have assumed any obligation towards or fiduciary relationship or trust with or for any Borrower or Guarantor. The provisions of this Section 8.04 are solely for the benefit of Lenders, and Borrowers shall not have rights as third-party beneficiaries of any such provision. Section 8.05 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Advance that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer or authorized representative of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance. Each Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.06 Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Margin Loan Documentation by or through any one or more sub agents appointed by such Agent, and such Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided, in each case, that no such delegation to a sub-agent or a

83 Related Party shall release an Agent from any of its obligations hereunder. Each such sub-agent and the Related Parties of an Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article 8 and Margin Loan Documentation (as though such sub-agents were an “Agent” hereunder and under the other Margin Loan Documentation) as if set forth in full herein with respect thereto. Section 8.07 Resignation of Agent. An Agent may at any time give notice of its resignation to Lenders and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowers (unless an Event of Default shall have occurred and be continuing (and not have been cured or waived), in which case no such consultation shall be required), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify Borrowers and Lenders that no qualifying Person has accepted appointment as successor Agent and of the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Margin Loan Documentation but shall not be relieved of any of its obligations as a Lender and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. The successor shall be consented to by Borrowers at all times other than during the existence of an Event of Default that has not been cured or waived (which consent of Borrowers shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Margin Loan Documentation but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this Section 8.07). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Margin Loan Documentation, the provisions of this Article 8 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. Notwithstanding anything herein to the contrary, if at any time any Agent

84 ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder. Section 8.08 Non-Reliance on Agents and Other Lenders. (a) Each Lender confirms to Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Facility and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its portion of the Facility is suitable and appropriate for it. (b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Margin Loan Documentation, (ii) it has, independently and without reliance upon Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Margin Loan Documentation and whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder, based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrowers and Affiliates of Borrowers) as it shall from time to time deem appropriate, which may include, in each case: (i) the financial condition, status and capitalization of Borrowers; (ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Margin Loan Documentation and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement; (iii) determining compliance or non-compliance with any condition hereunder to the making of the Advances and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and (iv) the adequacy, accuracy and/or completeness of any other information delivered by Agents, any other Lender or any of their respective Related Parties under or

85 in connection with this Agreement, the other Margin Loan Documentation, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement. Section 8.09 Removal of Administrative Agent. At any time, if (a) following the occurrence of an Event of Default, Administrative Agent shall fail to send an Event of Default Notice when required at the request of the Required Lenders, or, in the case of an Event of Default of the type that gives any Lender the right to send an Event of Default Notice under Section 7.01, any Lender, by 7:00 p.m. on the date such request is sent to Administrative Agent (or by 9:00 a.m. on the date following such request, if such request is made after 5:00 p.m.) or (b) following the occurrence of a Collateral Call Trigger Event on any Scheduled Trading Day, Administrative Agent shall fail to send a Collateral Call Notice by 7:00 p.m., in each case, the Required Lenders shall have the right to remove Administrative Agent and appoint a successor, which shall be one of the Lenders party hereto on the date hereof. Any such removal and appointment shall be effective upon notice by such proposed successor Administrative Agent to the removed Administrative Agent and Borrowers on behalf of the Required Lenders, whereupon (i) the current Administrative Agent shall be discharged from its duties and obligations as an Agent hereunder and under the Margin Loan Documentation, but shall not be relieved of any of its obligations as a Lender and (ii) the successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Administrative Agent. ARTICLE 9 MISCELLANEOUS Section 9.01 Amendments, Adjustments, Etc. Neither this Agreement nor any of the other Margin Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by the Required Lenders and Borrowers, and acknowledged by Administrative Agent; provided that no such amendment, waiver, modification, supplement or consent shall, without the consent of each Lender party hereto: (a) waive any condition set forth in Article 4; (b) extend or increase the Commitment of any Lender or reinstate the terminated Commitment of any Lender; (c) postpone any date on which any payment of principal, interest, fees or other amounts due to Lenders or Agents is required to be made hereunder or under any other Margin Loan Documentation;

86 (d) change the principal amount of, or the rate at which interest accrues on, the Advances, or any fees payable hereunder (including, for the avoidance of doubt, the Undrawn Fee); (e) change the definition of “Acceptable Collateral,” “Aggregate Collateral Share Value,” “CDAY Concentration,” “CDAY Existing Transfer Restrictions,” “Change in Law,” “Change of Control,” “Delisting,” “DNB Existing Transfer Restrictions,” “Facility Adjustment Event,” “Facility LTV,” “Free Float,” “Free Float Percentage,” “Independent Director Matters,” “LTV Level,” “Mandatory Prepayment Amount,” “Mandatory Prepayment Event,” “Market Disruption Event,” “Market Price,” “Merger Event,” “Ordinary Cash Dividend,” “Permitted Collateral Share Sale,” “Permitted Transaction,” “PIK Interest Conditions,” “Potential Facility Adjustment Event,” “Prohibited Transaction,” “Required Lenders,” “Restricted Transactions,” “Separateness Provisions,” “Share Collateral Value,” “Collateral Call Trigger Event,” “Tender Offer,” “Trading Suspension,” or “Transfer Restrictions” (or, in each case, any defined term used therein), or increase the Initial LTV, the Collateral Call LTV Level or the Maintenance LTV Level; (f) permit the assignment or transfer by any Borrower of any of its rights and obligations under any Margin Loan Documentation to which it is a party; (g) permit the release of any Collateral other than in accordance with the Margin Loan Documentation; (h) modify the definition of “Applicable Percentage,” “Funding Percentage,” “Incremental Commitment Percentage” or “Pro Rata Basis” or otherwise affect the manner in which payments are shared, or Collateral is allocated, ratably among Lenders; (i) modify Section 2.08 (other than clause (a) thereof), Section 2.15, Section 5.13 or Section 6.11; (j) modify this Section 9.01 or any other provision herein that expressly requires the consent of all Lenders or Required Lenders for any matter or the definition of “Required Lenders”; (k) amend or modify any part of the Fee and Ratio Letter; (l) release Guarantor from its obligations under the Guarantee Agreement (other than in accordance with the terms of the Guarantee Agreement); or (m) materially impair or diminish, or circumvent, any term or provision specified above (including, without limitation, by modifying any defined term used therein or any provision referenced therein); provided further that (i) the provisions set forth in Article 8 shall not be waived, amended, modified or supplemented, nor any consent granted to any deviation thereto, without the consent

87 of each Agent affected thereby, (ii) if the terms of any Advances made on any date differ from the terms of the Advances made on any other date, no waiver, amendment, modification, supplement, or consent granted to any deviation from the terms of the Margin Loan Documentation shall uniquely affect any tranche of Advances without the consent of Required Lenders, and (iii) Sections 2.09, 2.10, 2.11, 2.12 or 2.13 shall not be amended or waived in a way that adversely affects any Lender without such Lender’s consent. Notwithstanding the foregoing, each Lender agrees with each other Lender and with Borrowers that no amendment, termination or supplement shall be made to any Security Agreement, Issuer Agreement or Control Agreement, and no new Margin Loan Documentation shall be entered into with any Lender (subject, for the avoidance of doubt, to Section 2.15), unless a substantially identical amendment, termination or supplement is made to each other Security Agreement, Issuer Agreement or Control Agreement, or substantially identical Margin Loan Documentation is entered into with each other Lender (or, in the case of Section 2.15, each other Lender is already party to substantially identical Margin Loan Documentation), as the case may be. Notwithstanding anything to the contrary herein, upon the occurrence of any Facility Adjustment Event or Potential Facility Adjustment Event, Calculation Agent shall, in a commercially reasonable manner (a) adjust one or more of the terms or provisions of the Facility as Calculation Agent reasonably determines necessary to account for the effect of the Facility Adjustment Event or Potential Facility Adjustment Event on the Facility (unless Calculation Agent determines that no such adjustment is necessary), and (b) determine the effective time of the adjustment (taking into account, among other factors, volatility, correlation, liquidity and free float of the Shares or any other Collateral, the credit profile of Issuers or the issuer of such other Collateral and Transfer Restrictions, in each case, relative to the applicable Shares or, if applicable, any other Collateral prior to giving effect to the relevant event). Any such adjustments pursuant to this paragraph shall be binding on all parties to the Margin Loan Documentation and all such parties shall enter into such documentation required or reasonably requested by Administrative Agent to reflect such adjustments. Notwithstanding the foregoing (and without limitation of the proviso to the definition of “Potential Facility Adjustment Event”), upon the occurrence of any Facility Adjustment Event or Potential Facility Adjustment Event, the adjustments, if any, in respect thereof pursuant to the two immediately preceding paragraphs will not, solely as a result of such adjustment, directly cause a Mandatory Prepayment Event to have occurred and be continuing immediately after giving effect thereto. Section 9.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. All notices and other communications provided for herein (including, for the avoidance of doubt, any Collateral Call Notice) shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, or (ii) by electronic mail to the applicable e-mail address, as follows:

88 (i) if to Borrower 1 to: Cannae Funding C, LLC 1701 Village Center Circle Las Vegas, NV 89134 Attn: General Counsel Telephone No.: (702) 243-3251 Email: mgravelle@fnf.com with a copy to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Ariel Kronman (ii) if to Borrower 2 to: Cannae Funding D, LLC 1701 Village Center Circle Las Vegas, NV 89134 Attn: General Counsel Telephone No.: (702) 243-3251 Email: mgravelle@fnf.com with a copy to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Ariel Kronman (iii) if to any Lender, as set forth in Schedule I hereto; (iv) if to Administrative Agent, to: Royal Bank of Canada Global Loan Administration Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Olusola Balogun Telephone No.: 437-226-0065 Facsimile No.: 212-428-2372

89 Email: rbcnewyorkgla3@rbc.com; and (v) if to Calculation Agent, to: Royal Bank of Canada Global Loan Administration Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Brian Ward Telephone No.: 212-618-7855 Email: Brian.Ward@rbccm.com and Roland.Lewis@rbccm.com Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by facsimile shall be deemed to have been given when sent (except, in each case, that (x) other than in the case of a Collateral Call Notice, if such notices or other communication are not given during normal business hours for the recipient, such notices and other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (y) in the case of a Collateral Call Notice, if such notices or other communications are not given by 8:00 p.m. on any Scheduled Trading Day (the “Collateral Call Notice Deadline”), such Collateral Call Notice shall be deemed to have been given at the opening of business on the next Scheduled Trading Day). Notices and other communications delivered through electronic communications shall be effective as provided in Section 9.02(b). (b) Electronic Communications. Each party hereto agrees to accept notices and other communications to it hereunder by electronic communications sent to the email address or addresses set forth in Section 9.02(a). Notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice; provided that (x) other than in the case of a Collateral Call Notice, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, or (y) in the case of a Collateral Call Notice, if such notice or other communication is not sent by 8:00 p.m. on any Scheduled Trading Day, such notice or communication shall be deemed to have been given at the opening of business on the next Scheduled Trading Day. (c) Change of Address, Etc. Any party hereto may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

90 (d) Reliance by Agents and Lenders. Each Agent and Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with any Agent or Lender may be recorded by such Agent or Lender, and each of the parties hereto hereby consents to such recording. Section 9.03 No Waiver; Remedies. (a) No failure or delay by any Agent or Lender in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent or Lender hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that such Agent or Lender would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether any Agent or Lender may have had notice or knowledge of such Event of Default at the time. (b) The Advances are made with full recourse to Borrowers and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrowers. (c) Each Party hereto acknowledges and agrees that the Margin Loan Documentation, collectively, is intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Margin Loan Documentation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Margin Loan Documentation collectively constitutes a “master netting agreement” within the meaning of the Bankruptcy Code. Section 9.04 Costs And Expenses; Indemnification; Damage Waiver. (a) Costs and Expenses. Borrowers shall pay promptly (i) all actual, reasonable and documented costs and reasonable out-of-pocket expenses incurred by Lenders and each Agent,

91 including the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction for all Agents and Lenders, in connection with the credit facility (but excluding any costs relating to the syndication thereof) provided for herein, the preparation and administration of the Margin Loan Documentation or any amendments, modifications or waivers of the provisions of the Margin Loan Documentation (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable costs and reasonable out of pocket expenses incurred by Lenders and each Agent, including the fees, charges and disbursements of any counsel for any Agent or Lender (whether outside counsel or the allocated costs of its internal legal department), in connection with the enforcement, collection or protection of its rights in connection with the Margin Loan Documentation, including its rights under this Section 9.04, or in connection with the Advances made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances. (b) Indemnification by Borrowers. Borrowers shall indemnify each Agent and Lender (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Borrower or any Related Party of any Borrower arising out of, in connection with, or as a result of (i) the preparation, negotiation, execution, delivery or administration of this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement (which, for the avoidance of doubt, shall not include any hedging activities by any Indemnitee), any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Related Party of any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against Administrative Agent or any Calculation Agent, in each case, in their respective capacities as such) that did not involve actions or omissions of any Borrower or any Affiliate of any Borrower. This Section 9.04 shall not apply to Taxes, other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim. With respect to expenses of counsel that are indemnifiable hereunder, the Borrowers shall provide an indemnity only if all Indemnitees that obtain indemnification hereunder with respect to a substantially-related claim engage a single counsel in each relevant jurisdiction unless the interest of such Indemnitees are materially adverse to one another or to the extent it would be advisable with respect to applicable legal,

92 regulatory or self-regulatory requirements or with related policies and procedures applicable to such Indemnitees to engage separate counsel. (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in Section 9.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Documentation or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct, bad faith or gross negligence of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. (d) Post-Default Hedging Costs. After (i) the occurrence of an Event of Default and (ii) acceleration of Obligations of any Lender, Borrowers shall pay, on demand, each Lender’s costs, charges, fees, expenses, Taxes or duties of any kind (including, for these purposes, a reduction in rebate received by such Lender in respect of its own borrowing of securities) in connection with such Lender’s (i) Advances or (ii) acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of (or partial proceeds of) any transaction(s), position(s) or asset(s) that such Lender deems necessary (in its sole discretion) to hedge the market risk of the Collateral, with respect to each hedge entered into after the occurrence, and during the continuance, of an Event of Default that has not been waived or deemed not to occur pursuant to the last sentence of Section 7.01, in each case regardless of whether such funding is obtained from third parties, an Affiliate of such Lender or such Lender’s internal sources. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be responsible for any costs, charges, fees, expenses, Taxes or duties of any kind related to any hedging activities of such Lender in connection with this Facility other than as set forth in this Section 9.04(d). (e) Payments. All amounts due under this Section 9.04 shall be payable immediately upon demand therefor. (f) Survival. The agreements in this Section 9.04 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations. Section 9.05 Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to any of Administrative Agent or Lenders (or Administrative Agent on behalf of the Lenders), or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement

93 entered into by Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Section 9.06 Governing Law; Submission To Jurisdiction. (a) Governing Law. The Margin Loan Documentation shall be governed by, and construed in accordance with, laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5 1401 of the New York General Obligations Law. (b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Margin Loan Documentation, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Margin Loan Documentation shall affect any right that any Agent or Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Documentation against any Borrower or its properties in the courts of any jurisdiction. (c) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation in any court referred to in Section 9.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02(a). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. (e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MARGIN LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

94 CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER MARGIN LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06(E). Section 9.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrowers may not assign or otherwise transfer any rights or obligations of Borrowers hereunder, or under any other Margin Loan Documentation, without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any Lender may assign to one or more assignees that make the Purchaser Representations for the benefit of each “Lender” hereunder all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advances); provided that, except in the case of an assignment to an Affiliate of such Lender (other than a special purpose vehicle, securitization vehicle or other similar Person), an Approved Fund or an Approved Lender, each Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for a Borrower to withhold consent from a proposed assignee or transferee with which such Borrower or its Affiliates do not have a commercial relationship); provided further that any consent of a Borrower otherwise required under this Section 9.07(a) shall not be required if a payment or bankruptcy Event of Default has occurred and is continuing; provided further that, solely to the extent such assignment would cause such Lender’s Pro Rata share to be reduced below 67%, such assigning Lender shall offer each Original Lender and/or any of its Affiliates a right of first refusal to acquire the interests, rights and obligations of such Lender by assignment ratably in accordance with such Original Lender’s ratable share based upon the relative amount of such Lender’s Advances and if any such Original Lender and/or any of its Permitted Affiliates do not accept such offer within ten (10) Business Days, then it shall be deemed to have waived its right of first refusal. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the related assigning Lender under this Agreement, and such Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.12, 9.04 and 9.14). Each Borrower hereby

95 agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Borrowers shall maintain a copy of each assignment delivered to Borrowers and a register for the recordation of the names and addresses of Lenders and their respective successors and assigns, and the commitments of, and principal amounts of and interest on the Obligations owing to, each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Lenders and the assignees shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and each Lender or assignee (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice. (b) Any Lender may sell participations to one or more banks or other entities (other than Borrowers or any Affiliates of Borrowers) (a “Participant”) that make the Purchaser Representations for the benefit of each Lender hereunder in all or a portion of such Lender's rights and obligations under this Agreement and the other Margin Loan Documentation (including all or a portion of the Advances); provided that (i) such Lender’s obligations under the Margin Loan Documentation shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrowers for the performance of such obligations, (iii) Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) such Lender shall maintain a register of all Participants detailing each Participant’s entitlement to principal and interest and (v) if the participation provides the Participant with control rights with respect to the Lender’s rights under this Agreement, (A) such Participant shall be an Affiliate of such Lender (other than a special purpose vehicle, securitization vehicle or other similar Person), an Approved Fund or an Approved Lender or (B) each Borrower shall have given its prior written consent to such participation (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for a Borrower to withhold consent from a proposed participant with which such Borrower or its Affiliates do not have a commercial relationship). Subject to Section 9.07(c), Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 9.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.14 as though it were a Lender. (c) A Participant shall not be entitled to receive any greater payment under Section 2.09 and Section 2.10 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent or results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Participant will comply with Section 2.10(e) as though it were a Lender, except that such Tax forms shall be provided to Lender and not Borrowers. A participating Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Advances or other obligations under the Margin Loan Documentation (the “Participant

96 Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Margin Loan Documentation) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version) or in order to obtain the consent set forth in Section 9.07(b)(v). The entries in the Participant Register shall be conclusive absent manifest error, and any Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, and this Section 9.07 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) No Lender may acquire credit protection or similar derivative arrangement, including a total return swap, with respect to an Advance if such instrument provides the seller thereof with control rights with respect to the Lender’s rights under this Agreement unless (i) such seller is an Affiliate of such Lender (other than a special purpose vehicle, securitization vehicle or other similar Person), an Approved Fund or an Approved Lender or (ii) each Borrower has given its prior written consent thereto (which consent shall not be unreasonably withheld, it being understood that it shall be reasonable for a Borrower to withhold consent to a proposed seller of credit protection with which such Borrower or its Affiliates do not have a commercial relationship). Section 9.08 Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.09 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Margin Loan Documentation and any separate letter agreements with respect to fees payable to any Agent or Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by each Agent and Lender and when each Agent and Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties

97 hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail transmission shall be effective as delivery of a manually- executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 9.10 Survival Of Representations. All covenants, agreements, representations and warranties made by the Borrowers or CHI in the Margin Loan Documentation and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Margin Loan Documentation shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Margin Loan Documentation and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.09, 2.10 and 2.12 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances or the termination of this Agreement or any provision hereof. Section 9.11 Confidentiality. Subject to Section 5.06, each Agent and Lender agrees to maintain the confidentiality of the Information (as defined below) pursuant to the requirements hereof in accordance with its customary procedures for handling confidential information of such nature, except that Information may be (1) used by any Agent or Lender, its affiliates, agents and/or hedging counterparties in connection with, or upon, the exercise of any remedies hereunder or under any other Margin Loan Documentation or any action or proceeding relating to this Agreement or any other Margin Loan Documentation or the enforcement of rights hereunder or thereunder or (2) disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over such Agent or Lender (in which case the disclosing party agrees to inform Borrowers promptly of such disclosure, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory

98 examination of an audit or examination conducted by bank accountants), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrowers promptly of such disclosure to the extent permitted by Law and except in connection with a regulatory examination of an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Margin Loan Documentation or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations hereunder, (g) with the consent of Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.11 or (ii) becomes available to such Agent or Lender on a non-confidential basis from a source other than any Borrower or its Affiliates. For the purposes of this Section 9.11, “Information” means all information received from CHI, any Borrower or its Affiliates relating to CHI, Borrowers or Affiliates of Borrowers or the business of Borrowers hereunder or pursuant hereto, other than any such information that is available to an Agent or Lender on a non-confidential basis prior to disclosure by a Borrower or its Affiliates, provided that in the case of information received from a Borrower or its Affiliates after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 9.12 No Advisory Or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Documentation), each Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by any Agent or Lender are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and such Agent or Lender and its Affiliates, on the other hand, (ii) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Documentation; (b)(i) each Agent and Lender is and has been acting solely as a principal and, except as expressly agreed in writing herein or otherwise by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any of its Affiliates or any other Person and (ii) each Agent and Lender has no obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Documentation; and (c) each Agent and Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its

99 Affiliates, and each Lender has no obligations to disclose any of such interests to such Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each Agent and Lender or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 9.13 Right Of Setoff. If an Event of Default shall have occurred and be continuing, each Agent and Lender and each of their respective Affiliates (each, a “Set-off Party”) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrowers against any of and all the obligations and liabilities of Borrowers, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Margin Loan Documentation and although such obligations may be unmatured. The rights of each Set-off Party under this Section 9.13 are in addition to other rights and remedies (including other rights of setoff) which such Set-off Party may have. Each Lender agrees to notify the Borrowers promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 9.14 Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to any Agent or Lender under this Agreement or any other Margin Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrowers agree (a) that the obligations of the Borrowers in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following such Agent’s or Lender’s receipt of any sum adjudged in the Judgment Currency, such Agent or Lender may purchase Dollars with the Judgment Currency and (b) to indemnify and hold harmless such Agent or Lender against any deficiency in terms of Dollars in the amounts actually received by such Agent or Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrowers separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by any Agent or Lender, and shall survive the termination of this Agreement. Section 9.15 USA PATRIOT Act Notice. Each Agent and Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the “Patriot Act”) and hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of such Persons and other information that will allow such Agent or Lender to identify such Persons in accordance with the Patriot Act. Borrowers agree to promptly provide each Agent and Lender with all of the information requested by such Agent or Lender to the extent such Agent or Lender deems such

100 information reasonably necessary to identify the Borrowers in accordance with the Patriot Act, and any other information or documentation reasonably requested by such Agent or Lender in connection with “know your customer” requirements and such Agent or Lender’s customary client on-boarding process. Section 9.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by any Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Section 9.17 Disclosure. Borrowers hereby acknowledges and agrees that each Agent and Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrowers or Affiliates of Borrowers. Section 9.18 Calculation Agent Determinations. All calculations and determinations made by Calculation Agent shall be made in good faith and in a commercially reasonable manner. Upon receipt of written request from any Borrower, Calculation Agent shall promptly provide Borrowers with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including any quotations, market data or information from internal or external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing Calculation Agent’s proprietary models or other information that may be proprietary or subject to contractual, legal or regulatory obligations to not disclose such information), and shall use commercially reasonable efforts to provide such written explanation within five (5) Business Days from the receipt of such request. Section 9.19 Joint and Several Liability. The Advances are made with full recourse to each Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of each Borrower, and each Borrower is jointly and severally liable for the Obligations as a primary obligor in respect thereof. For the avoidance of doubt, unless expressly set forth herein or under any other Margin Loan Documentation, any payment or delivery obligation owed to or owed by any Borrower hereunder or under any other Margin Loan Documentation shall be made without duplication with any payment or delivery obligation owed to or owed by any other Borrower. The Obligations of each Borrower are independent of the Obligations of the other Borrower, and a separate action or actions may be brought and prosecuted against any Borrower to enforce this

101 Agreement, irrespective of whether any action has been brought against the other Borrower or whether the other Borrower is joined in any such action. Section 9.20 U.S. QFC Contractual Stay Requirements. (a) Recognition of U.S. Regimes. In the event one or more of the Covered Parties becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, any transaction under this Agreement or any related Credit Enhancement (each, a “Relevant Agreement”) and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from one or more of the Covered Parties will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and Relevant Interests were governed by the laws of the United States or a state of the United States. In the event one or more of the Covered Parties or any Covered Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to any Relevant Agreement against the Covered Party or Relevant Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 9.20(a) apply notwithstanding Section 9.20(b). (b) Limitation on Exercise of Certain Default Rights. Notwithstanding anything to the contrary in any Relevant Agreement or any other agreement, the parties expressly agree that each Borrower shall not be permitted to exercise any Default Right against the Relevant Covered Parties with respect to any Relevant Agreement that is related, directly or indirectly, to a Covered Affiliate becoming subject to an Insolvency Proceeding, other than a Default Right that arises as a result of the Relevant Covered Parties becoming subject to an Insolvency Proceeding or the Relevant Covered Parties not satisfying a payment or delivery obligation pursuant to such Relevant Agreement or another contract between the Relevant Covered Parties and any Borrower that gives rise to a Default Right under such Relevant Agreement. After a Covered Affiliate has become subject to an Insolvency Proceeding, if any Borrower seeks to exercise any Default Right with respect to any Relevant Agreement with the Relevant Covered Parties, such Borrower shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted thereunder. (c) Effective Date. The provisions of this Section 9.20 will come into effect on the later of the date of this Agreement and the Applicable Compliance Date. (d) Definitions. For the purposes of this Section 9.20, the following definitions apply: “Applicable Compliance Date” means: (a) July 1, 2019, if any Borrower is a “financial counterparty” other than a “small financial institution” (as such terms are defined under, and interpreted in accordance with, the QFC Stay Rules); or (b) otherwise, January 1, 2020.

102 “Covered Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of one or more of the Covered Parties. “Covered Parties” means any Lender that is a “covered entity” as defined under the QFC Stay Rules. “Credit Enhancement” means, with respect to this Agreement or any transaction under this Agreement, any credit enhancement or other credit support arrangement in support of the obligations of one or more of the Covered Parties or Borrowers thereunder or with respect thereto, including any guarantee, pledge, charge, mortgage or other security interest in collateral or title transfer collateral arrangement, trust or similar arrangement, letter of credit, transfer of margin, reimbursement obligation or any similar arrangement. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, the QFC Stay Rules, including without limitation any right of a party to liquidate, terminate, cancel, rescind, or accelerate an agreement or transactions thereunder, set off or net amounts owed, exercise remedies in respect of collateral or other credit support or related property, demand payment or delivery, suspend, delay, or defer payment or performance, alter the amount of, demand the return of or modify any right to reuse collateral or margin provided, otherwise modify the obligations of a party, or any similar rights. “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding. “QFC Stay Rules” means the regulations codified at 12 C.F.R. §§ 252.2, 252.81–8; 12 C.F.R. §§ 382.1-7; and 12 C.F.R. §§ 47.1-8. All references herein to the QFC Stay Rules shall be construed, with respect to any Covered Party, to the particular QFC Stay Rule(s) applicable to it. “Relevant Covered Party” means the Covered Party that is affiliated with the relevant Covered Affiliate. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. [END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

CANNAE FUNDING C, LLC,
as Borrower 1

By:______________________________
Name: Michael L. Gravelle
Title: Manager

CANNAE FUNDING D, LLC,
as Borrower 2

By:______________________________
Name: Michael L. Gravelle
Title: Manager

[SIGNATURE PAGE TO MARGIN LOAN AGREEMENT]

[SIGNATURE PAGE TO MARGIN LOAN AGREEMENT] ROYAL BANK OF CANADA, as Lender By: Name: Title: ROYAL BANK OF CANADA, as Administrative Agent By: Name: Title: ROYAL BANK OF CANADA, as Calculation Agent By: Name: Title: Glenn Van Allen Authorized Signatory Managing Director Brian Ward

[SIGNATURE PAGE TO MARGIN LOAN AGREEMENT] ROYAL BANK OF CANADA, as Lender By: Name: Title: ROYAL BANK OF CANADA, as Administrative Agent By: Name: Title: ROYAL BANK OF CANADA, as Calculation Agent By: Name: Title:

Exhibit A to Margin Loan Agreement A-2 SCHEDULE I - COMMITMENTS AND LENDER INFORMATION Commitments and Lender Information Lender Commitment Applicable Percentage Funding Percentage Incremental Commitment Percentage Delivery Address Royal Bank of Canada $100,000,000 100% 100% 100% Royal Bank of Canada Global Loan Administration Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Olusola Balogun Telephone No.: 437-226-0065 Facsimile No.: 212-428-2372 Email: rbcnewyorkgla3@rbc.com

Exhibit A to Margin Loan Agreement A-1 EXHIBIT A Form of Borrowing Notice Royal Bank of Canada, as Administrative Agent [_____] Attn: [_____] [Date] Ladies and Gentlemen: The undersigned, [_____], (x) refer[s] to the Margin Loan Agreement, dated as of November 30, 2020 (as from time to time amended, supplemented and otherwise modified, the “Margin Loan Agreement,” the terms defined therein being used herein as therein defined), among Cannae Funding C, LLC, Cannae Funding D, LLC, Royal Bank of Canada, as administrative agent (“Administrative Agent”), Royal Bank of Canada, as calculation agent (“Calculation Agent”), and the lenders from time to time party thereto (each, a “Lender”), (y) hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Margin Loan Agreement, that the undersigned hereby request[s] an Advance under the Margin Loan Agreement, and in that regard sets forth below the information relating to such Advance (the “Proposed Borrowing”) as required by Section 2.02(a) of the Margin Loan Agreement and (z) hereby instruct[s] Administrative Agent to make payments, deliveries and transfers to the account(s) identified below pursuant to the terms of the Margin Loan Agreement: (i) The Business Day of the Proposed Borrowing is _________, ____ with an initial Interest Period ending on but excluding _________, ____. (ii) The aggregate amount of the Proposed Borrowing is $_____________. (iii) The Funding Account to which proceeds of the Proposed Borrowing should be deposited is ____________. The undersigned hereby [certify][certifies] that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing: (a) Each of the representations and warranties contained in Article 3 or in any other Margin Loan Documentation shall be true and correct on and as of the date of such Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

Exhibit A to Margin Loan Agreement A-2 (b) Since [______], no event or condition has resulted in, or would be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect; (c) On the date of such Proposed Borrowing, after giving effect thereto, the LTV Level shall not exceed the Initial LTV Level and all types and amounts of Collateral shall be held on a Pro Rata Basis; (d) No Default, Event of Default, Mandatory Prepayment Event, Collateral Call Trigger Event or Adjustment Determination Period shall have occurred and be continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom; (e) The Collateral Requirement has been satisfied in all respects; and (f) Substantially all of each Borrower’s assets (other than any Shares held in accounts of such Borrower (other than the Collateral Accounts) which the Lenders have agreed are no longer Collateral) are comprised of the Collateral and substantially all of each Borrower’s liabilities are those created under the Margin Loan Documentation. This Borrowing Notice is a representation and warranty by Borrowers that all other conditions specified in Section 4.02 will be satisfied on and as of the date of the Proposed Borrowing. Very truly yours, [_____] By: Name: Title: By: Name: Title: ACKNOWLEDGED AND AGREED: [_____]

Exhibit A to Margin Loan Agreement A-1 By: Name: Title:

Exhibit B to Margin Loan Agreement B-1 EXHIBIT B Form of Security Agreement [Attached]

PLEDGE AND SECURITY AGREEMENT This Pledge and Security Agreement (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of [ ], by and among (i) ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity as administrative agent, together with any successors and assigns, the “Administrative Agent”), (ii) EACH APPLICABLE LENDER (as defined in the Loan Agreement referred to below), as collateral agent for the benefit of itself, the Agents (as defined in the Loan Agreement referred to below), the Agented Lenders (as defined in the Loan Agreement referred to below) and each other Applicable Lender, (iii) CANNAE FUNDING C, LLC, a Delaware limited liability company, as a grantor (the “CDAY Grantor”), and (iv) CANNAE FUNDING D, LLC, a Delaware limited liability company, as a grantor (the “DNB Grantor” and, together with the CDAY Grantor, the “Grantors”). Reference is made herein to that certain Margin Loan Agreement of even date herewith (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among the Grantors, as borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Royal Bank of Canada, as calculation agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement, unless otherwise noted. WHEREAS, it is a condition precedent to the Closing Date of the Loan Agreement that the parties hereto execute and deliver this Security Agreement; and WHEREAS, each Applicable Lender (i) is a secured party hereunder and will be granted a security interest in the Collateral and (ii) is, or will become, party to a Control Agreement in order to obtain control over one or more Collateral Accounts. NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows: 1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (as defined below), each Grantor hereby pledges, collaterally assigns and grants to each Applicable Lender, as collateral agent for the benefit of itself, each Agented Lender, each other Applicable Lender and the Agents, a continuing first priority security interest (each, a “Security Interest” and collectively, the “Security Interests”) in all of such Grantor’s right, title and interest in and to, or otherwise with respect to, the Collateral (as defined below). 2. Security Interest Absolute, etc. The obligations of the Grantors under this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Margin Loan Documentation or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment or performance of the Secured Obligations), it being the intent of this Section 2 that the obligations of the Grantors hereunder shall be absolute, unconditional and irrevocable, and will remain in full force and effect and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including but not limited to: (a) any lack of validity or enforceability of any Secured Obligations or any agreement or instrument relating thereto;

2 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of the Grantors under or in respect of the Margin Loan Documentation or any other agreement, document or instrument related thereto, or any other amendment or waiver of or any consent to departure therefrom, or any assignment or transfer thereof; (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral, or any taking, release, amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Secured Obligations; (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of the Grantors; (e) any change, restructuring or termination of the corporate structure or existence of any Grantor, any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Grantor or its assets, or any resulting discharge of any obligation of any Grantor contained in the Margin Loan Documentation; (f) any act or omission of an Applicable Lender or any other Person that directly or indirectly results in or aids the discharge or release of any Grantor or any part of the Secured Obligations or any security or guaranty for all or any part of the Secured Obligations by operation of law or otherwise; or (g) any other circumstance, or any existence of or reliance on any representation by the Grantors, that might otherwise constitute a defense available to, or a discharge of, any Grantor, any surety or any guarantor, pledgor or obligor. 3. Collateral. Each Security Interest herein granted shall secure all Secured Obligations, and is in all of each Grantor’s right, title and interest in and to, or otherwise with respect to, the following property and assets whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”): (a) (i) the Collateral Shares (any security entitlements in respect thereof) credited to any Collateral Account (the “Relevant Collateral Shares”); (ii) all dividends, shares, securities, cash, instruments, moneys or property (A) representing a dividend, distribution or return of capital in respect of any of the Relevant Collateral Shares (including, without limitation, any Ordinary Cash Dividend thereon), (B) resulting from a split-up (including, without limitation, a split-off), revision, reclassification, recapitalization or other similar change with respect to any of the Relevant Collateral Shares, (C) otherwise received in exchange for or converted from any of the Relevant Collateral Shares and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Relevant Collateral Shares or (D) in connection with a spin-off with respect to the Relevant Collateral Shares; and (iii) in the event of any Merger Event in which an Issuer is not the surviving entity, all shares of each class of the capital stock of the successor entity formed by or resulting from such Merger Event received with respect to the Relevant Collateral Shares and any other consideration that is exchanged for the Relevant Collateral Shares or into which the Relevant Collateral Shares are converted; (b) each Collateral Account (as defined below), any Cash, Cash Equivalents, securities (including the Collateral Shares), general intangibles, investment property, financial assets, any other Acceptable Collateral and other property that may from time to time, in each case, be

3 deposited, credited, held or carried in such Collateral Accounts or that is delivered to or in possession or control of any Applicable Lender or any of such Applicable Lender’s agents pursuant to this Security Agreement or the Loan Agreement; all “security entitlements” as defined in Section 8-102(a)(17) of the UCC with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising; and (c) (1) all Proceeds (as defined below) of the Collateral described in the foregoing clauses (a) and (b) and (2) any dividends or other distributions in respect of any shares of capital stock issued by an Issuer in respect of any Collateral Shares or other securities constituting Collateral or any securities or other property distributed in respect of or exchanged for any Collateral Shares or other securities constituting Collateral, or into which any such Collateral Shares or other securities are converted, in connection with any merger or similar event or otherwise. As used herein, the term “Collateral Accounts” means each Account (as such term is defined in each Control Agreement). Any reference to an “Applicable Lender’s Collateral Account” shall mean the Collateral Accounts that are identified in the Control Agreement to which such Applicable Lender is party. Any reference to a Collateral Account shall include any successor, renumbered or redesignated account and shall also include all sub-accounts of any such Collateral Account. “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral. “Relevant Collateral” means, with respect to any Applicable Lender, such Applicable Lender’s Collateral Account and the Collateral credited to or held in, or required to be credited to or held in, such Applicable Lender’s Collateral Accounts. The Security Interests granted hereunder are granted as security only and shall not subject any Applicable Lender to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith. 4. Collateral Maintenance and Administration. (a) Subject to the terms of Section 2.10 of the Loan Agreement, promptly upon written demand of any Applicable Lender, each Grantor shall pay to such Applicable Lender the amount of any Taxes that such Applicable Lender may pay or be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes with respect to (x) income earned with respect to the Collateral or (y) any proceeds or income from the sale, loan or other transfer of any Collateral) or to free any Collateral from any Lien thereon (other than Permitted Liens, except in connection with a foreclosure of the Collateral). For the avoidance of doubt, this provision does not apply to Taxes imposed on such Applicable Lender in its capacity as beneficial owner of any assets formerly held as Collateral should such Applicable Lender acquire such assets from the Grantors. (b) The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, each Grantor shall be treated, for U.S. Federal and state tax purposes, as the owner of the Collateral in which it has a right, title or interest. (c) At all times prior to the foreclosure, sale or other disposition of any Relevant Collateral Shares or other securities constituting Collateral pursuant to Section 10 hereof, (i) each

4 Applicable Lender shall be prohibited from selling, transferring, pledging or rehypothecating the Collateral Shares or giving any entitlement orders or instructions with respect to the Collateral, except with Grantors’ consent and (ii) the Grantors shall have the right to exercise all voting and consensual powers pertaining to such Collateral for all purposes. (d) The Grantors shall cause Collateral to be posted to accounts designated by the relevant Applicable Lender (which shall initially be such Applicable Lender’s Collateral Accounts) on a Pro Rata Basis, as and when, and in the manner, required under the Loan Agreement. In the case of Collateral Shares, Grantors shall cause such Collateral Shares to be credited to the Collateral Accounts as and when, and in the manner required under the Loan Agreement. 5. Secured Obligations. All Obligations owed to each Agent, Agented Lender or any Applicable Lender (collectively, the “Secured Obligations”) are secured by this Security Agreement. 6. Grantors’ Representations and Warranties. Each Grantor hereby represents and warrants to each Applicable Lender that: (a) The Security Interests in the Collateral granted to the Applicable Lenders pursuant to this Security Agreement are valid and binding security interests in the Collateral (subject to no other Liens, other than Permitted Liens). (b) Upon the execution and delivery by the parties hereto of this Security Agreement, (i) with respect to each Applicable Lender’s Collateral Account, all financial assets credited thereto and all security entitlements in respect thereof, when a Control Agreement is executed and delivered by a Grantor, such Applicable Lender and a Custodian with respect to such Collateral Account, the Security Interest in such Collateral Account, all financial assets credited thereto and all security entitlements in respect thereto created hereunder in favor of such Applicable Lender will constitute a valid and perfected, first priority security interest securing the Secured Obligations, such Security Interest will not be subject to any liens other than Permitted Liens, and such Applicable Lender will have Control (as defined in Section 8-106, Section 9-104 or Section 9-106, as applicable, of the UCC) thereof and (ii) no action based on an adverse claim to such security entitlement or such financial asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Applicable Lenders. (c) With respect to all Collateral that may be perfected by filing a financing statement pursuant to the UCC, when UCC financing statements are filed in the appropriate office against each Grantor in Delaware (naming each Grantor as the debtor and such Applicable Lender as the secured party), such Applicable Lender will have a valid and perfected first priority security interest in such Collateral as security for the payment and performance of the Secured Obligations. (d) (i) The Advances made by each Applicable Lender or any Agented Lender under the Loan Agreement and the pledge of the Relevant Collateral Shares (or security entitlements in respect thereof) by the Grantors hereunder are not a device to secure the sale thereof, (ii) each Grantor has no expectation or intention that an Event of Default will occur under the Loan Agreement, (iii) each Grantor intends and expects to repay in full the respective Secured Obligations in a manner that will not result in a sale by any Applicable Lender of such Relevant Collateral Shares and (iv) the pledge of such Relevant Collateral Shares hereunder constitutes a bona fide pledge.

5 (e) Each Grantor’s full legal name as of the date hereof is as specified in the first paragraph of this Security Agreement. (f) The Grantors collectively have rights (or the power to transfer rights) in each item of Collateral upon which the Grantors collectively purport to grant a Security Interest hereunder. 7. Grantors’ Covenants. During the term of this Security Agreement: (a) The Grantors shall defend the Collateral and the Security Interests conveyed to the Applicable Lenders by this Security Agreement against all claims and demands of all persons (other than the Security Interests of the other Applicable Lenders, subject to the provisions of the Loan Agreement) at any time claiming any interest therein adverse to such Applicable Lender. (b) The Grantors shall pay all costs to defend and enforce the security interest created by this Security Agreement and defend and enforce the Collateral, including but not limited to actual and documented Taxes, assessments, reasonable and documented attorney’s fees, legal expenses and expenses of sales. Whether the Collateral is or is not in any Applicable Lender’s possession, and without any obligation to do so and without waiving the Grantors’ default for failure to make any such payment, such Applicable Lender at its option may, following notice to the Grantors when it may reasonably do so without prejudice, pay any such costs and expenses and discharge encumbrances on the Collateral, and any payments of such costs and expenses and any payments to discharge such encumbrances shall be a part of the Secured Obligations. The Grantors agree to reimburse such Applicable Lender on demand for any payments of such costs and expenses and any payments to discharge such encumbrances. (c) The Grantors shall take such other actions as any Applicable Lender shall reasonably determine is necessary or appropriate to preserve, protect, perfect and duly record the Lien created under this Security Agreement in the Collateral credited to such Applicable Lender’s Collateral Account, including executing, delivering, filing and/or recording, in such locations and jurisdictions as such Applicable Lender shall specify, any financing statement, register of mortgages and charges, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of such Applicable Lender) to create, preserve, protect or perfect the Security Interest granted pursuant hereto and the priority thereof or to enable such Applicable Lender to exercise and enforce its rights under this Security Agreement with respect to such Security Interest, including, without limitation, executing and delivering or causing the execution and delivery of a control agreement with respect to such Applicable Lender and such Applicable Lender’s Collateral Account and/or, in the event that any Collateral (other than Cash or Cash Equivalents) is not held through The Depository Trust Company (the “DTC”) or another “clearing corporation” (as defined in the UCC), causing any or all of the Collateral to be transferred of record into the name of Custodian, such Applicable Lender or its nominee. (d) The Grantors shall: (i) promptly furnish to each Applicable Lender any information with respect to the Collateral reasonably requested by such Applicable Lender, (ii) allow each Applicable Lender or its representatives to inspect and copy, or furnish such Applicable Lender or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records any Grantor is prohibited from disclosing due to applicable Law, and Tax returns of any Grantor, the Guarantor, any Issuer or any Affiliate of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral), subject to Section 5.06 of the Loan Agreement and (iii) deliver to each Applicable Lender, at the time or times reasonably requested by such Applicable Lender, such properly completed and executed documentation that it is legally entitled to deliver and that is reasonably requested by

6 such Applicable Lender in order to permit such Applicable Lender to exercise its rights under this Security Agreement in a manner that will avoid or, to the extent possible, minimize Tax upon a disposition of the Collateral. Notwithstanding the foregoing, to the extent any such information reasonably requested by any Applicable Lender is not then available, the Grantors will furnish to such Applicable Lender or cause to be furnished to such Applicable Lender such information as soon as reasonably practicable after such request. (e) Without at least thirty (30) days’ prior written notice to the Applicable Lenders, no Grantor shall (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its place of business (or, if it has more than one place of business, its chief executive office) at any place other than at the address indicated in Section 9.02(a) of the Loan Agreement or (ii) make any change to its name, or the name under which it does business, or the form or jurisdiction of its organization from the name, form and jurisdiction set forth on the first page of this Security Agreement. (f) The Grantors shall not close any Applicable Lender’s Collateral Account or transfer any Collateral held therein or credited thereto (it being understood that the Grantors may request a release of Collateral in accordance with Section 2.08(d) of the Loan Agreement) without obtaining the prior written consent of such Applicable Lender. Grantors shall cause all Collateral Shares to be registered in the name of Cede & Co. and credited to the account of the relevant Custodian at the DTC and further credited by the relevant Custodian to the Collateral Accounts of each respective Applicable Lender. 8. Ownership and Bust-Up. (a) Definitions. As used in this Section 8: “Beneficial Ownership” means, in respect of an Applicable Lender or an Agented Lender, the “beneficial ownership” (within the meaning of Section 13(d)) of outstanding Shares, without duplication, by such Applicable Lender or such Agented Lender, together with any of its Affiliates or other Persons subject to aggregation with such Applicable Lender or such Agented Lender, as the case may be, under Section 13(d) for purposes of “beneficial ownership” or under any Applicable Restriction (as defined below), or by any “group” (within the meaning of Section 13(d)) of which such Applicable Lender or such Agented Lender is, or is deemed to be, a part (such Applicable Lender or such Agented Lender and any such Affiliates, Persons and groups, collectively, with respect to such Applicable Lender, the “Applicable Lender Group” or, with respect to such Agented Lender, the “Lender Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the application of the equivalent calculation for purposes of determining whether a person is a beneficial owner of more than 10 percent of any class of equity securities registered under Section 12 of the Exchange Act for the purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level). “Lender Person” means any Lender, Lender Group or any other Person whose ownership position would be aggregated with that of any Lender or any member of a Lender Group. “Qualifying Disposition” means a sale, transfer or other disposition of Relevant Collateral Shares: (i) to any Person who acquires them in a broadly distributed public offering of the Collateral Shares that is registered under the Securities Act (including the underwriter of such offering, which may be an Applicable Lender or an Affiliate of such Applicable Lender);

7 (ii) effected on any securities exchange so long as an Applicable Lender (or any Affiliate of such Applicable Lender) did not solicit or arrange for the solicitation of orders to buy such Collateral Shares in anticipation of or in connection with such sale; (iii) made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act; (iv) to a Person that an Applicable Lender believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an Affiliate (as such term is used under the Securities Act) of the Issuer(s) of such Shares; (v) to a Person that is an Affiliate (as such term is used under the Securities Act) of an Issuer prior to such sale, transfer or other disposition so long as the number of Collateral Shares, or Shares that are collateral or other security for any other transaction to which an Applicable Lender or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 5% of the outstanding Shares; or (vi) to Issuers or any Subsidiary thereof. “Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. “Applicable Lender Person” means any Applicable Lender or any Applicable Lender Group or any other Person whose ownership position would be aggregated with that of any member of an Applicable Lender Group. (b) Ownership Provision. (i) Notwithstanding any other provision of the Margin Loan Documentation to the contrary, in no event shall an Applicable Lender or any Agented Lender be entitled to acquire, receive, vote or exercise any other rights of an Applicable Lender in respect of any Collateral Shares to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights: (A) it would cause such Applicable Lender Person or, in the case of an Agented Lender, Lender Person to have Beneficial Ownership equal to or greater than 9.0% of the number of the total outstanding Shares of an Issuer; or (B) any Applicable Lender Person or, in the case of an Agented Lender, any Lender Person, under any federal, state or local laws, rules, regulations or regulatory orders or any provisions of the Organization Documents of an Issuer or any agreement to which any Grantor or any Affiliate thereof or an Issuer is a party, in each case, applicable to ownership of Shares (“Applicable Restrictions’’), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of such Shares equal to: (i) the number of such Shares that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any Person or entity) of such Applicable Lender Person or such Lender Person, as applicable, or would result in an adverse effect on such Applicable Lender Person or such Lender Person, as applicable, under any Applicable Restriction, as determined by such Applicable Lender in its

8 reasonable discretion, in each case minus (ii) 1% of the number of the total outstanding relevant Shares (each of paragraphs (A) and (B) above, an “Ownership Limitation”). (ii) The inability of an Applicable Lender or any Agented Lender to acquire, receive or exercise rights with respect to any Collateral Shares as provided above at any time as a result of an Ownership Limitation shall not preclude such Applicable Lender or any Agented Lender from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision. Notwithstanding any other provision of the Margin Loan Documentation to the contrary, each Applicable Lender Person and each Lender Person shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral Shares that such Applicable Lender or the Agented Lender, as the case may be, is not entitled to acquire or receive, or exercise any other rights of an Applicable Lender or an Agented Lender in respect hereof, at any time pursuant to this Ownership Provision, until such time as such Applicable Lender or such Agented Lender, as the case may be, is not prohibited from acquiring, receiving or exercising such rights in respect thereof under an Ownership Provision, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that such Applicable Lender or such Agented Lender, as the case may be, is so prohibited. (c) Bust-up Provision. Notwithstanding any other provision of the Margin Loan Documentation to the contrary, any sale, transfer or other disposition of Collateral Shares by an Applicable Lender must be a Qualifying Disposition. (d) Each Issuer is an intended third-party beneficiary of this Section 8. 9. Power of Attorney. Subject to Section 8 of this Security Agreement, each Grantor, in such capacity, hereby irrevocably constitutes and appoints each Applicable Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Grantor or in its own name, to take upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Loan Agreement, any and all action and to execute any and all documents and instruments that such Applicable Lender at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, selling any of the Collateral on behalf of such Grantor as agent or attorney in fact for such Grantor, in the name of such Grantor and applying the proceeds received therefrom in accordance with Section 2.14(c) of the Loan Agreement; provided that nothing in this Section 9 shall be construed to obligate such Applicable Lender to take any action hereunder nor shall such Applicable Lender be liable to such Grantor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued. Without limiting the generality of the foregoing, so long as such Applicable Lender shall be entitled under Section 10 to make collections in respect of the Collateral, such Applicable Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of a Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. 10. Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, subject to Section 8, each Applicable Lender may: (i) take control of its Relevant Collateral and proceeds

9 thereof, including stock received as dividends or by reason of stock splits; (ii) release the Relevant Collateral in its possession to the Grantors or others, temporarily or otherwise; (iii) take control of funds generated by its Relevant Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and (iv) at any time, transfer any of the Relevant Collateral or evidence thereof into its own name or that of its nominee. Each Applicable Lender shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of such Applicable Lender, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence or fraud. The foregoing rights and powers of each Applicable Lender will be in addition to, and not a limitation upon, any rights and powers of such Applicable Lender given by law in equity, elsewhere in this Security Agreement, the other Margin Loan Documentation or otherwise. (b) Subject to Section 8, in addition to and not in lieu of the rights set forth in Section 10(a), upon the occurrence and during the continuance of an Event of Default, each Applicable Lender may, without notice of any kind, which each Grantor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Documentation that may not be waived under applicable Law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at such Applicable Lender’s option: (i) Deliver or cause to be delivered from such Applicable Lender’s Collateral Account to itself or to an Affiliate, Collateral Shares (or security entitlements in respect thereof) and any other Collateral; (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral in such Applicable Lender’s Collateral Account, and otherwise exercise all of the Grantors’ rights with respect to any and all of the Collateral in such Applicable Lender’s Collateral Account, in its own name, in the name of the applicable Grantor or otherwise; provided that such Applicable Lender shall have no obligation to take any of the foregoing actions; and (iii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral in such Applicable Lender’s Collateral Account, at such place or places and at such time or times as such Applicable Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and any Applicable Lender or Agented Lender may be the purchaser, lessee, assignee or recipient of any or all of such Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. Each Applicable Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. (c) The Grantors specifically understand and agree that any sale by any Applicable Lender of all or part of the Collateral in such Applicable Lender’s Collateral Account pursuant to

10 the terms of this Security Agreement may be effected by such Applicable Lender at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners (including, without limitation, as a result of the provisions of Section 8 hereof and the Issuer Agreement), and each Grantor hereby releases each Applicable Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Without limiting the generality of the foregoing, if, in the reasonable opinion of an Applicable Lender, there is any question that a public sale or distribution of any Collateral in such Applicable Lender’s Collateral Account may violate any state or federal securities law, including without limitation, the Securities Act, such Applicable Lender may (i) offer and sell such Collateral in a transaction exempt from registration under the Securities Act (including, without limitation, pursuant to Section 4(a)(2) thereof), and/or (ii) limit purchasers to (1) Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act), (2) Persons who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof and/or (3) Persons who will agree to comply with restrictions on transfer as set forth in the applicable Issuer Agreement, and, in each case, any such sale made in good faith by such Applicable Lender shall be deemed “commercially reasonable”. Furthermore, the Grantors acknowledge that any such restricted or private sales may be at prices and on terms less favorable to the Grantors than those obtainable through a public sale without such restrictions, and agree such sales shall not be considered to be not commercially reasonable solely because they are so conducted on a restricted or private basis. Each Grantor further acknowledges that any specific disclaimer of any warranty of title or the like by such Applicable Lender will not be considered to adversely affect the commercial reasonableness of any sale of Collateral. The parties agree and acknowledge that the Relevant Collateral Shares are traded on a recognized market. (d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 10 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations (other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued), each Applicable Lender may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documentation to collect the deficiency. (e) Each Applicable Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and such Applicable Lender need not otherwise preserve, protect, insure or care for any Collateral. Each Applicable Lender shall not be obligated to preserve any rights the Grantors may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. (f) If any Applicable Lender shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 10, the Grantors agree that, upon request of such Applicable Lender, the Grantors will, at the expense of the Grantors: (i) execute and deliver, and use commercially reasonable efforts to cause the officers and directors of the Issuer(s) of Shares comprising such Collateral to execute and deliver, to any Person or Governmental Authority, as such Applicable Lender may

11 choose, any and all documents and writings that, in such Applicable Lender’s reasonable judgment, may be required by any Governmental Authority located in any city, county, state or country where the relevant Grantor or such Issuer(s) engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce such Applicable Lender’s rights hereunder; and (ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law. (g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other Cash or other amounts received or held by any Applicable Lender as Collateral, following the occurrence, and during the continuance, of an Event of Default, shall be applied by such Applicable Lender in accordance with Section 2.14(c) of the Loan Agreement. (h) Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 10 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 10 may be specifically enforced. (i) Each Applicable Lender acknowledges and agrees that upon any sale or other disposition by any Applicable Lender of its Relevant Collateral, the security interest of each other Lender therein shall automatically terminate; provided, however, that the security interest of each such other Lender shall attach to any Proceeds of such sale or other disposition, subject to Section 10(g). 11. Applicable Lenders as Gratuitous Collateral Agents. Each Lender party hereto, and by accepting the benefits hereof, each Agent and each Agented Lender hereby appoints each Applicable Lender as its gratuitous collateral agent for purposes of the security interest granted to such Applicable Lender hereunder. In addition, solely for purposes of perfecting the Liens of any Agented Lender, each Applicable Lender and each Agent (the “Perfection Parties”) in the Collateral, each Applicable Lender, hereby acknowledges, with respect to all of the Collateral that it controls, that it will also hold control over such property as gratuitous collateral agent and bailee for the benefit of such Perfection Parties (such agency and bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2) and 9-313(c) of the UCC); provided that such Applicable Lender shall not have any fiduciary or other duty hereunder to any such Perfection Party as a result of either its role as gratuitous collateral agent or gratuitous bailee. 12. General. (a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Grantor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Documentation without the prior written consent of the Administrative Agent and each Applicable Lender (and any attempted assignment or transfer by a Grantor without such consent shall be null and void) and (ii) no Applicable Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.07 of the Loan Agreement. Upon the execution of an Incremental Facility Amendment in accordance with Section 2.17 of the Loan Agreement in connection with an Additional Loan provided, in full or in part, by one or more Additional Lenders, if any such Additional Lender

12 was not an Applicable Lender immediately prior to the execution of such Incremental Facility Amendment, such Additional Lender, the Grantors and the Administrative Agent shall execute and deliver a counterpart of the joinder agreement substantially in the form of Exhibit A hereto (each such joinder agreement, a “Joinder Agreement”), and each of the parties hereto agrees that upon such execution and delivery, such Additional Lender shall constitute an Applicable Lender for all purposes under this Security Agreement. Upon any assignment pursuant to Section 9.07 of the Loan Agreement, if such assignee was not an Applicable Lender immediately prior to such assignment, such assignee, the Grantors and the Administrative Agent shall execute and deliver a counterpart of the Joinder Agreement (unless such Lender has elected to remain an Agented Lender and does not intend to become an Applicable Lender), and each of the parties hereto agrees that upon such execution and delivery, such assignee shall constitute an Applicable Lender for all purposes under this Security Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Perfection Parties and their respective successors and assigns permitted under the Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement. (b) No Waiver. No failure or delay by any Applicable Lender in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Applicable Lender hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by a Grantor therefrom shall in any event be effective unless the same shall be permitted by Sections 9.01 and 9.03 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on a Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such Applicable Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether any Applicable Lender or any Agented Lender may have had notice or knowledge of such Event of Default at the time. (c) Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations have been paid in full other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification obligations for which no claim has been asserted or accrued, at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of each Applicable Lender and the Grantors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of the Grantors following any such termination, each Applicable Lender shall deliver to the Grantors any Collateral held by such Applicable Lender hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, including notice to any securities intermediary terminating the applicable Control Agreement. Except as expressly set forth in the Loan Agreement, including but not limited to Section 2.08(d) of the Loan Agreement, no Collateral shall be released prior to the payment in full of the Secured Obligations, other than (i) those not then due and expressly stated to survive termination or (ii) contingent indemnification

13 obligations for which no claim has been asserted or accrued. Notwithstanding the foregoing, if at any time, any payment to an Applicable Lender in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, liquidation, winding up, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of Applicable Lenders on the Collateral, shall be automatically reinstated and the Grantors shall promptly deliver any documentation reasonably requested by any Applicable Lender to evidence such reinstatement. (d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions of the UCC shall apply. (e) Notice. Each notice to, or other communication with, any party hereunder shall be given to such party as provided under Section 9.02 of the Loan Agreement. (f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade. (g) Financing Statement. Each Grantor hereby irrevocably authorizes each Applicable Lender (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case, without the signature of such Grantor to the extent permitted by applicable Law), necessary or appropriate in the judgment of such Applicable Lender to perfect or evidence its Security Interest in and lien on the Collateral credited to such Applicable Lender’s Collateral Account. Each Grantor agrees to provide to each Applicable Lender (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise. (h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by each Applicable Lender and when each Applicable Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. (i) Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

14 (j) WAIVER OF MARSHALING. EACH GRANTOR AND EACH APPLICABLE LENDER ACKNOWLEDGES AND AGREES THAT, IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT, SUCH APPLICABLE LENDER (A) IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL, (B) MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS AND (C) SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH COLLATERAL TO THE SECURED OBLIGATIONS IN ACCORDANCE WITH SECTION 2.14(C) OF THE LOAN AGREEMENT. EACH GRANTOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL. (k) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein. [Signature Page Follows]

[Signature Page to Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written. CANNAE FUNDING C, LLC, as a Grantor By:_______________________________ Name: Title: CANNAE FUNDING D, LLC, as a Grantor By:_______________________________ Name: Title:

[Signature Page to Security Agreement] ROYAL BANK OF CANADA, as Administrative Agent By: Name: Title: [ ], as an Applicable Lender By: Name: Title:

EXHIBIT A JOINDER AGREEMENT Pursuant to this Joinder Agreement (this “Agreement”), each of the undersigned identified as a “New Applicable Lender” in its acknowledgment signature herein below ([the][each, a] “New Applicable Lender”) hereby agrees to be bound as an Applicable Lender under and pursuant to the terms and conditions of that certain Pledge and Security Agreement, dated as of [] (as amended, supplemented and otherwise modified, the “Security Agreement”), by and among CANNAE FUNDING C, LLC, a Delaware limited liability company (the “CDAY Grantor”), CANNAE FUNDING D, LLC, a Delaware limited liability company (the “DNB Grantor” and, together with the CDAY Grantor, the “Grantors”), ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity as administrative agent, the “Administrative Agent”), and EACH APPLICABLE LENDER (as defined in the Loan Agreement). The Administrative Agent, on behalf of itself and each Applicable Lender, and [each][the] New Applicable Lender hereby agree[s] and acknowledge[s] that such New Applicable Lender shall constitute an “Applicable Lender” (as such term is used and defined in the Security Agreement) for all purposes under the Security Agreement. Capitalized terms used herein but not defined herein are used with the meanings given them in the Security Agreement. Each Grantor hereby acknowledges, agrees and confirms that (i) it is a party to the Security Agreement as a “Grantor” (as defined in the Security Agreement), (ii) the Secured Obligations are and remain secured pursuant to the Security Agreement, (iii) the New Collateral Account (hereinafter defined) shall constitute a “Collateral Account” (as such term is used and defined in the Security Agreement) and “Collateral” for all purposes under the Security Agreement and (iv) the Security Agreement is in full force and effect as of the date hereof and is hereby ratified. [The][Each] Collateral Account of [each][the] New Applicable Lender is identified in the Control Agreement to which it is a party ([collectively,] [the][each] “New Collateral Account”). As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the New Applicable Lender, as collateral agent for the benefit of the Lenders and the Agents, a security interest in all of its right, title and interest in and to the Collateral, including any Collateral in the New Collateral Account and any Collateral credited thereto or deposited thereto. This Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Agreement as if such provisions were fully set forth herein. [Remainder of page intentionally left blank]

Agreed to this [ ] day of [ ], 20[ ]. NEW APPLICABLE LENDER [Name of New Applicable Lender] By: Name: Title: [], as a Grantor By:_______________________________ Name: Title: [], as a Grantor By:_______________________________ Name: Title:

Acknowledged and agreed to as of the date set forth above: ROYAL BANK OF CANADA, as Administrative Agent By: Name: Title:

Exhibit C to Margin Loan Agreement C-1 EXHIBIT C Form of Control Agreement [Attached]

ACCOUNT CONTROL AGREEMENT THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of [ ], among (i) [ ], a limited liability company under the laws of Delaware with an address of 1701 Village Center Circle, Las Vegas, Nevada 89134 (the “Pledgor”), (ii) [ ] (“Intermediary”) with an address of [ ] and (iii) [ ] as agent for itself, each other Lender, and each Agent (“Secured Party”), with an address of [ ]. DEFINITIONS 1. “Accounts” shall mean the account with account number [ ] (and any sub-account thereto) established and maintained by Intermediary hereunder in the name of Pledgor, identifying Secured Party as pledgee of Pledgor (as the same may be redesignated, renumbered or otherwise modified) (the “Collateral Account”) to hold Collateral. For purposes of the UCC, each Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), and for purposes of the Hague Convention (as hereinafter defined), such Collateral Account shall be deemed to be a “securities account” (within the meaning of Article 1(1)(b) of the Hague Convention). Pledgor shall be the entitlement holder with respect to each Account. 2. “Authorized Person” shall be any person, whether or not an officer or employee of Secured Party, duly authorized by Secured Party to give Written Instructions on behalf of Secured Party, each such person to be designated in Schedule 1 attached hereto (as it may be updated from time to time upon written notice thereof from Secured Party to Pledgor and Intermediary). 3. “Collateral” for purposes of this Agreement shall mean all cash, securities, securities entitlements, financial assets, investment property and other assets held in or credited to any Account from time to time, and the proceeds thereof. 4. “Hague Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, dated July 5, 2006, as signed by the United States on such date, which came into legal force and effect on April 1, 2017. 5. “Issuer Agreement” means those agreements set forth in the definition of “Issuer Agreement” (as such term is defined in the Loan Agreement) to which Secured Party is a party. 6. “Loan Agreement” shall mean the Margin Loan Agreement, dated as of November 30, 2020, among the Pledgor, as a borrower, [ ], as a borrower, Royal Bank of Canada, as administrative agent, Royal Bank of Canada, as calculation agent, and the lenders from time to time party thereto, as the same may be amended, supplemented or otherwise modified from time to time. 7. “Release Conditions” shall mean that (i) all Obligations owed to Secured Party, each Agent and any other Lender have been paid in full (other than (A) those not then due and expressly stated to survive termination or (B) contingent indemnification obligations for which no claim has been asserted or accrued), (ii) the Commitments of Secured Party, each Agent and any other Lender have been terminated in full and (iii) any shares of an Issuer being released have been, or upon transfer will be, re-legended in accordance with the applicable Issuer Agreement (if required by such Issuer of such shares). 8. “Security Agreement” shall mean the Pledge and Security Agreement, dated as of November 30, 2020, among the Pledgor, as a grantor, [ ], as a grantor, Royal Bank of Canada, as administrative agent for the Lenders, and each Applicable Lender, as collateral agent for the benefit of itself, the

Agents, the Agented Lenders and each other Applicable Lender, as the same may be amended, supplemented or otherwise modified from time to time. 9. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. 10. “Written Instructions” shall mean instructions in writing by an Authorized Person received by Intermediary via letter, facsimile transmission, or other method or system specified by Intermediary as available for use in connection with this Agreement. The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC and “customer” shall have the meaning set forth in Section 4-104 of the UCC.. Any capitalized term used but not defined herein shall have the meaning given to such term in the Loan Agreement or the Security Agreement (collectively, the “Loan Documents”), as the context shall require. Pledgor, Intermediary and Secured Party are entering into this Agreement to provide for the control of the Accounts and the Collateral and to perfect the security interest of Secured Party for the benefit of itself, each other Lender and each Agent in the Account and the Collateral. Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows: 1. Appointment of Intermediary. The Pledgor and Secured Party hereby appoint [ ] as Intermediary in accordance with the terms and conditions set forth herein, and Intermediary hereby accepts such appointment. 2. Security Interest. The parties acknowledge that, to secure the prompt and complete payment, performance and observance of all of the Obligations owed to Secured Party, each other Lender and the Agents, the Pledgor has granted to Secured Party, for its benefit and the benefit of (x) any other Lender and (y) any Agent, pursuant to the Security Agreement, a security interest in all of its right, title and interest in the Collateral. 3. The Accounts (a) Intermediary hereby represents and warrants to, and agrees with, Secured Party and the Pledgor that (i) the Accounts have been established in the name of the Pledgor, identifying Secured Party as pledgee of the Pledgor, (ii) Intermediary will maintain appropriate records identifying the Collateral in the Accounts as pledged by the Pledgor to Secured Party, (iii) to the best of Intermediary’s knowledge, except for the claims and interest of Secured Party and Pledgor in the Accounts (subject to any claim in favor of Intermediary permitted under Section 6), Intermediary does not know of any claim to or interest in the Accounts and (iv) Intermediary will credit to the relevant Account all proceeds received by it with respect to the Collateral held in any such Account. The Pledgor and Intermediary agree that they will not terminate the Accounts prior to termination of this Agreement without the prior written consent of Secured Party. All parties agree that Account number [ ] (together with all sub- accounts thereof) is a “securities account” within the meaning of Article 8 of the UCC and that all property, including cash, held by Intermediary in the Accounts shall be treated as “financial assets” within the meaning of Article 8 of the UCC. Intermediary confirms and agrees that (x) it is a “securities intermediary” within the meaning of Article 8 of the UCC and it is acting in such capacity with respect to each Account and all Collateral credited thereto and (y) for purposes of Article 8 of the UCC, the State of New York is Intermediary’s jurisdiction. Intermediary further represents and warrants that it has a qualifying office in the United States at which it effects or monitors entries to securities accounts or administers payments or corporate actions relating to securities held with Intermediary. Intermediary makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of the Security Agreement or this Agreement in granting or perfecting Secured Party’s security interest in the Collateral. (b) All securities or other property underlying any financial assets credited to each Account shall be registered in the name of Intermediary (or a nominee), indorsed to Intermediary or in blank or credited to another securities account maintained in the name of Intermediary, and in no case shall any financial asset credited to any Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to Intermediary or in blank. 4. Deposit into the Accounts. The Pledgor, on or prior to the Closing Date (as defined in the Loan Agreement), shall have caused the Initial Collateral Shares to be deposited in the Collateral Account, which Initial Collateral Shares, together with any additional Collateral deposited in the Accounts, (i) shall be allocated among the Accounts in accordance with written instructions delivered to Intermediary by the Pledgor (for which purpose the Pledgor will be deemed to represent and warrant for the benefit of Intermediary and Secured Party that such allocation and deposit are being made in accordance with all applicable requirements of the Loan Agreement) and (ii) from time to time following the date hereof, shall be held by Intermediary upon the terms and conditions hereinafter set forth. Any cash maintained in the Accounts will bear interest at a rate agreed between the Pledgor and Intermediary from time to time. Intermediary shall have no duty to solicit the Collateral. The Pledgor or Secured Party shall notify Intermediary in writing at or prior to the time when Collateral is sent to Intermediary pursuant to this Agreement. Intermediary shall have no liability for Collateral, or interest thereon, sent to it that remains unclaimed and/or is returned if such written notification is not given. Intermediary and Secured Party hereby agree to cooperate with and reasonably promptly respond to requests from Pledgor, Guarantor and Affiliates of Pledgor and Guarantor in connection with any deposit of Shares into the Collateral Account pursuant to Section 2.08(f) of the Loan Agreement, including by executing any letters to an Issuer and/or a transfer agent substantially in the form of any letters to an Issuer and/or a transfer agent executed by the Intermediary and/or Secured Party in connection with the deposit of the Initial Collateral Shares or a prior deposit of additional Shares, no later than three (3) Business Days after Intermediary is notified pursuant to this Section 4 (solely in the case of such execution of the letters referenced in this sentence). 5. Distribution of Collateral. Intermediary shall hold the Collateral in its possession until instructed hereunder to deliver the Collateral or any specified portion thereof in accordance with a Written Instruction signed by an Authorized Person of Secured Party pursuant to Sections 7 or 15 hereof. 6. Priority of Lien. Intermediary hereby acknowledges the security interest granted to Secured Party (on behalf of itself, any Agent and any other Lender) by the Pledgor. Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Accounts or any financial asset carried in, or credited to, the Accounts or any credit balance in the Accounts and agrees that, except for payment of its customary fees and charges relating to the Accounts in an aggregate amount not to exceed $100,000, it shall not assert any such lien, encumbrance, claim or right against the Accounts or any financial asset carried in the Accounts or any credit balance in the Accounts. Intermediary (i) shall not enter into any agreement with any third party that (x) provides that Intermediary shall comply with entitlement orders concerning the Accounts originated by such third party or (y) purports to limit or condition the obligation of Intermediary to comply with Written Instructions, including entitlement orders, originated by Secured Party hereunder without the prior written consent of the Pledgor, and (ii) represents and warrants to Secured Party that it has made no agreement of the type set forth in clause (i). For the avoidance of doubt, Intermediary’s security interest in and lien on the Accounts and the Collateral set forth in this Section 6 shall not secure any amounts owed by the Pledgor to Intermediary pursuant to any other agreement between the Pledgor and Intermediary. 7. Control. Secured Party and the Pledgor hereby intend that this Agreement establish “control” by Secured Party of the Accounts and the Collateral for purposes of perfecting Secured Party’s security interest in the Accounts and the Collateral (on behalf of itself, any Agent and any other Lender) pursuant to Articles 8 and 9 of the UCC, and Intermediary hereby acknowledges that it has been advised of the Pledgor’s grant to Secured Party of a security interest in each Account and the Collateral. Intermediary shall comply at all times with entitlement orders and instructions originated by Secured Party concerning the Accounts or any financial assets credited to the Accounts without further consent by the Pledgor. Secured Party shall at all times have sole and exclusive control of the Accounts and the Collateral held therein. Unless an Event of Default has occurred and is continuing, Secured Party hereby covenants, for the benefit of the Pledgor, that Secured Party will not originate entitlement orders or instructions concerning the Accounts or the Collateral, except in accordance with the Loan Documents. The foregoing covenant is for the benefit of the Pledgor only and will not be deemed to constitute a limitation on (i) Secured Party’s right, as between Intermediary and Secured Party, to originate entitlement orders or instructions with respect to the Accounts, any financial assets credited to the Accounts and the Collateral or (ii) Intermediary’s obligation to comply with those entitlement orders or instructions. For the avoidance of doubt, Intermediary shall at all times, without inquiry, comply with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Accounts and any financial assets credited to the Accounts. Intermediary shall transfer Collateral from the Accounts only in accordance with the provisions of this Section 7 and as provided in Section 15. Upon request by Secured Party from time to time, Intermediary will establish, and transfer specified portions of Collateral to, sub-accounts within the Accounts. 8. Statements and Notices. Intermediary shall send copies of all (i) statements concerning the Accounts within seven (7) business days of (a) the end of each March, June, September and December and (b) the end of any month during which there is any account activity with respect to the Accounts and (ii) advice of transactions affecting the Accounts promptly following the occurrence of such transactions, in each case, to the Pledgor and Secured Party at the addresses set forth in the heading of this Agreement (or such other address as notified by the Pledgor and the Secured Party, respectively, in writing to the Intermediary). Upon receipt of written notice of any lien, encumbrance or adverse claim against the Accounts or in any financial asset carried therein, Intermediary shall make reasonable efforts to promptly notify Secured Party and the Pledgor thereof. In addition, at the request of Secured Party, Intermediary shall provide to the persons indicated on Schedule 2 hereto (as updated from time to time by written notice from Secured Party to Intermediary and the Pledgor) the ability to view the types and amounts of Collateral held in or credited to the Accounts, pursuant to Intermediary’s online platform, if any.

9. Limited Responsibility of Intermediary. Intermediary shall have no responsibility or liability to the Pledgor for complying with entitlement orders or instructions concerning the Accounts originated by Secured Party. Intermediary shall have no responsibility or liability to Secured Party with respect to the value of the Accounts (except on account of any breach of this Agreement by Intermediary) or any asset held therein. Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Pledgor and Secured Party. 10. Indemnification of Intermediary. The Pledgor hereby agrees to indemnify, defend and hold harmless Intermediary and its directors, officers, agents and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent resulting from Secured Party’s or Intermediary’s gross negligence, willful misconduct or breach of this Agreement. This indemnity shall be a continuing obligation of the Pledgor and its successors and assigns, notwithstanding the earlier of resignation of Intermediary or termination of this Agreement. In no event shall the Pledgor be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated. Secured Party hereby agrees to indemnify and hold Intermediary harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ fees, sustained or incurred by or asserted against Intermediary by reason of or as a result of any Written Instructions (including entitlement orders) originated by Secured Party (except Written Instructions requested by the Pledgor) with respect to the Accounts and the Collateral; provided that Secured Party shall not indemnify Intermediary for those losses arising out of the Pledgor’s or Intermediary’s gross negligence, willful misconduct or breach of this Agreement. This indemnity shall be a continuing obligation of Secured Party and its successors and assigns, notwithstanding the earlier of resignation of Intermediary or termination of this Agreement. 11. Compensation of Intermediary. Intermediary shall be entitled to payment from the Pledgor for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Pledgor and Intermediary (as such fees may be adjusted from time to time). Annual fees are due annually in advance for each year or any part thereof. The Pledgor shall reimburse Intermediary on demand for all loss, liability, damage, disbursements, advances or reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all outside counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges relating to the Collateral incurred in connection herewith. At all times, Intermediary will have a right of set off and first lien on the funds in the Collateral for payment of customary fees and expenses and all such loss, liability, damage or expense, in an aggregate amount not to exceed $100,000. Such compensation and expenses may, at the election of Intermediary, be paid from any Collateral that would otherwise be released to the Pledgor to the extent not otherwise paid within thirty (30) days after an invoice has been rendered to the Pledgor. The obligations contained in this Section 11 shall survive the termination of this Agreement and the resignation or removal of Intermediary. 12. Resignation of Intermediary. Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Pledgor and Secured Party. The Pledgor and Secured Party may jointly remove Intermediary at any time by giving thirty (30) calendar days’ prior written notice to Intermediary. Upon such notice, a successor intermediary shall be appointed by the Pledgor and Secured Party, and Secured

Party shall provide written notice of such to the resigning or removed Intermediary. Such successor intermediary shall become Intermediary hereunder upon the resignation or removal date specified in such notice. If the Pledgor and Secured Party are unable to agree upon a successor intermediary within thirty (30) days after notice of such resignation, Intermediary may apply to a court of competent jurisdiction for the appointment of a successor intermediary or for other appropriate relief. The costs and expenses (including its reasonable attorneys’ fees and expenses) incurred by Intermediary in connection with such proceeding shall be paid by the Pledgor. Upon receipt of the identity of the successor intermediary and such successor intermediary agreeing to act as Intermediary hereunder and to comply with this Agreement, Intermediary shall deliver the Collateral then held hereunder to the successor intermediary; provided that Intermediary may condition such delivery on the payment of any accrued fees, costs and expenses or other obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) owed to Intermediary hereunder. Upon its resignation and delivery of the Collateral as set forth in this Section 12, Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement. 13. Intermediary. (a) The duties, responsibilities and obligations of Intermediary shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied against Intermediary. Intermediary shall not be subject to, nor required to comply with, any other agreement to which the Pledgor or Secured Party is a party, even though reference thereto may be made herein, and shall not be required to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Pledgor or Secured Party or an entity acting on its behalf. Intermediary shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. (b) If at any time Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), Intermediary is authorized to, in good faith, comply therewith in any manner it (in its reasonable determination) or legal counsel of its own choosing deems appropriate; and if Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. (c) Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence, willful misconduct or breach of this Agreement on its part. In no event shall Intermediary be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from Secured Party, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians or (iv) for an amount in excess of the value of the Collateral, but only to the extent of direct money damages.

(d) If any fees, expenses or costs incurred by, or any obligations owed to, Intermediary or its counsel hereunder are not promptly paid when due, Intermediary may reimburse itself therefor from the Collateral consisting of cash (in an aggregate amount not to exceed $100,000) for such purpose. In addition, Intermediary may in its sole discretion withhold from any distribution of Collateral that would otherwise be released to Pledgor an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which Intermediary is entitled to hereunder. (e) As security for the due and punctual performance of any and all of the Pledgor’s obligations to Intermediary hereunder, now or hereafter arising, in an aggregate amount not to exceed $100,000, the Pledgor hereby pledges, assigns and grants to Intermediary a continuing security interest in, and a lien on, the Collateral and all distributions thereon or additions thereto. The security interest of Intermediary shall at all times be valid, perfected and enforceable by Intermediary against the Pledgor and all third parties in accordance with the terms of this Agreement. (f) Intermediary may consult with legal counsel of its own choosing, at the reasonable expense of the Pledgor, as to any matter relating to this Agreement, and Intermediary shall not incur any liability in acting in good faith in accordance with any advice from such counsel. (g) Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); provided that Intermediary shall (i) use commercially reasonable efforts to resume performance as promptly as practicable thereafter and (ii) promptly provide written notice to the Pledgor and Secured Party if it is not able to perform any act or fulfill any duty, obligation or responsibility hereunder by reason of such occurrence. (h) Intermediary shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder (subject to Section 13(l) below) without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Intermediary may act in conclusive reliance upon any instrument or signature believed by it to be genuine (subject to Section 13(l) below) and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. (i) Intermediary shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Intermediary shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. (j) Intermediary shall not be under any duty to give the Collateral held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

(k) When Intermediary acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, Intermediary, absent gross negligence, willful misconduct, bad faith or a breach of this Agreement on its part, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Secured Party or is not in the form Secured Party sent or intended to send (whether due to fraud, distortion or otherwise). The party that sent such communication shall indemnify Intermediary against any loss, liability, claim or expense (including legal fees and expenses) it may incur in connection with its acting in accordance with any such communication. (l) Intermediary shall at all times solely comply with the instructions or entitlement orders of Secured Party. (m) Intermediary does not have any interest in the Collateral deposited hereunder (other than as provided in Section 13(d) and (e)) but is serving as securities intermediary and having only possession thereof. The Pledgor shall pay or reimburse Intermediary upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless Intermediary from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The Pledgor and Secured Party will provide Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that Intermediary shall only be responsible for income reporting with respect to income earned on the Collateral and will not be responsible for any other reporting. For all applicable tax reporting and accounting purposes, all dividends, interest, distributions, gains and other income with respect to the Accounts shall be reported in the name of the Pledgor. This Section 13(m) shall survive notwithstanding any termination of this Agreement or the resignation or removal of Intermediary. (n) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and Intermediary may conclusively rely upon such instructions or directions, delivered and executed by an Authorized Person of Secured Party. 14. Termination. (a) The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Accounts and the Collateral, are powers coupled with an interest and shall not be affected by the lapse of time. (b) In the event of prepayment of all of Secured Party’s Advances, under Section 2.08(a) of the Loan Agreement, in respect of which all Obligations owed to such Secured Party have been paid in full (other than (A) those not then due and expressly stated to survive termination or (B) contingent indemnification obligations for which no claim has been asserted or accrued), as soon as reasonably practicable after such prepayment, Secured Party shall, to the extent there is Collateral remaining in any of the Accounts on the date Secured Party is prepaid, either (i) cause its rights under this Agreement to be assigned to another Lender specified by the Administrative Agent or (ii) instruct Intermediary to deposit all Collateral from the Accounts into such other Collateral Account(s) specified by the Administrative Agent.

(c) In connection with any assignment by Secured Party of all of its Advances under the Margin Loan Documentation, as soon as reasonably practical after such assignee has entered into a Control Agreement and entered into a Joinder Agreement (as defined in the Security Agreement), Secured Party shall instruct Intermediary to deposit all Collateral from the Accounts into the New Collateral Account (as such term is defined in the Joinder Agreement) and upon such transfer this Agreement will terminate. (d) This Agreement shall continue in effect until the earliest of (i) as to Intermediary, Intermediary’s resignation or removal and delivery of the Collateral to a successor intermediary that agrees to act as Intermediary hereunder and comply with this Agreement, in accordance with Section 12, (ii) any termination following the withdrawal of all Collateral from the Accounts pursuant to Section 15(b) below, (iii) Secured Party having notified Intermediary in writing that this Agreement is to be terminated and (iv) the transfer of all Collateral from the Accounts as provided in Section 14(b)(ii) or (c) above. 15. Withdrawal of Collateral by Pledgor. (a) For the avoidance of doubt, Intermediary shall not release any Collateral upon a request from the Pledgor and shall act solely upon the Written Instructions of Secured Party at all times, and Section 15(b) and (c) shall not in any way affect the obligation of Intermediary to comply with other instructions or entitlement orders originated by Secured Party. (b) The Pledgor may, following satisfaction of the Release Conditions, provide written notice to Secured Party that the Pledgor is entitled to return of all of the Collateral held in any Account. If the Release Conditions have been met and the Pledgor so requests, then Secured Party agrees, vis a vis the Pledgor, to deliver Written Instructions to Intermediary to transfer the Collateral as requested in writing by the Pledgor, and Intermediary shall comply with such Written Instructions. Secured Party agrees, solely for the benefit of the Pledgor, that it will deliver such Written Instructions promptly following satisfaction of the Release Conditions and a request from the Pledgor therefor. For the avoidance of doubt, Intermediary shall have no duty to determine whether the Release Conditions have been satisfied. This Agreement shall terminate upon Intermediary’s delivery of all of the Collateral held in the Accounts to the Pledgor in accordance with the terms of this Section 15(b). (c) Notwithstanding any provision of this Agreement to the contrary, but subject to Section 15(a) above, the Pledgor may, following satisfaction of the conditions set forth in Section 2.08(d) of the Loan Agreement, provide written notice to Secured Party that the Pledgor is entitled to release of the specified portion of the Collateral held in the Accounts to the extent permitted under Section 2.08(d) of the Loan Agreement. If (x) Administrative Agent has notified Secured Party that it is reasonably satisfied that the conditions for such release under the applicable clause of Section 2.08(d) of the Loan Agreement have been met and (y) in the case of any release of shares of an Issuer, such shares have been, or upon transfer will be, re-legended in accordance with the applicable Issuer Agreement (if required by such Issuer), then Secured Party agrees, solely for the benefit of the Pledgor, to promptly deliver Written Instructions to Intermediary to effect such release as requested by the Pledgor, and Intermediary shall, without inquiry and in reliance on such Written Instructions, transfer such specified portion of Collateral pursuant to such Written Instructions of Secured Party. For the avoidance of doubt, Intermediary shall have no duty to determine whether the relevant conditions to release set forth in the Loan Agreement have been satisfied.

16. Representations. Each party hereto represents and warrants that (i) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance and (ii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). 17. Ambiguity. In the event of any ambiguity or uncertainty hereunder or in any Written Instructions, Intermediary may request clarification thereof and refrain from taking any action other than to retain possession of the Collateral, unless and until Intermediary receives new or revised Written Instructions which eliminate such ambiguity or uncertainty; provided that nothing in this sentence shall affect the rights or obligations of Secured Party and Intermediary under Section 7 of this Agreement. 18. Entire Agreement. This Agreement, any schedules hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof. 19. Amendments. No amendment, modification or (except as otherwise specified in Section 15(b) above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought. 20. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. 21. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. 22. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed by an authorized person and shall be deemed to have been properly given (i) when delivered in person, (ii) when sent by telecopy or other electronic means as approved in advance by the recipient thereof and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties’ name at the heading of this Agreement. Any party may change its address for notices by providing written notice thereof to the other parties hereto. 23. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement. 24. Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement (including, without limitation, the establishment and maintenance of the Accounts and all interests, duties and obligations related thereto) shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent inconsistent with such choice of New York law. As permitted by Article 4 of the Hague Convention, the parties hereto agree that the law of the State of New York shall govern the Collateral Account and all issues specified in Article 2(1) of the Hague Convention. Notwithstanding anything to the contrary contained in any other agreements between Secured Party, Intermediary and/or the Pledgor governing the Collateral Account (collectively, the “Account Agreements”), each such Account Agreement is hereby amended to provide that the law applicable to all of the issues specified in Article 2(1) of the Hague Convention shall be the law of the State of New York. Further, each party hereto covenants and agrees that it will not enter into any amendment to any Account Agreement that amends, modifies or in any way alters the provisions in this Section 24 or otherwise take any action with respect to any Account Agreement that would or would reasonably be expected to result in any law, other than the laws of the State of New York, governing any of the issues specified in Article 2(1) of the Hague Convention. The parties acknowledge and agree that the “securities intermediary’s jurisdiction” is and shall be the State of New York under UCC Article 8. Secured Party, the Pledgor and Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York County, New York in connection with any dispute arising hereunder. To the extent that, in any jurisdiction, any party hereto may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, the Pledgor and Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. 25. USA PATRIOT Act Section 326 Customer Identification Program. The Pledgor acknowledges that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The Pledgor agrees that it will provide to Intermediary such information as it may request, from time to time, in order for Intermediary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided. 26. Conflict. In the case of a conflict between this Agreement and any custody or account agreement between the Pledgor and Intermediary, this Agreement shall prevail. As between the Pledgor and Secured Party, in the case of any conflict between this Agreement and any Margin Loan Documentation, the relevant Margin Loan Documentation shall prevail. [Remainder of page intentionally left blank; signature page follows]

[Signature Page to Account Control Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. [ ], as Secured Party By: Name: Title: By: Name: Title:

[Signature Page to Account Control Agreement] [ ], as Pledgor By: Name: Title:

[ ], as Intermediary By: Name: Title:

Schedule 1 Authorized Persons [See Attached]

Schedule 2 Authorized Persons for Online Access Name Company Name Email Address Telephone Number [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

Exhibit D-1 to Margin Loan Agreement D-1 EXHIBIT D-1 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform Borrowers in writing and deliver promptly to Borrowers an updated certificate or other appropriate documentation (including any new documentation reasonably requested by any Borrower) or promptly notify Borrowers in writing of its inability to do so, and (2) the undersigned shall have at all times furnished Borrowers with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit D-2 to Margin Loan Agreement D-2 EXHIBIT D-2 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform Lender in writing and deliver promptly to Borrowers an updated certificate or other appropriate documentation (including any new documentation reasonably requested by any Borrower) or promptly notify Borrowers in writing of its inability to do so, and (2) the undersigned shall have at all times furnished Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20[ ]

Exhibit D-3 to Margin Loan Agreement D-3 EXHIBIT D-3 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Exhibit D-3 to Margin Loan Agreement D-4 Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, 20[ ]

Exhibit D-4 to Margin Loan Agreement D-5 EXHIBIT D-4 [FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (For Non. U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Margin Loan Agreement, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s), (iii) with respect to the extension of credit pursuant to this Agreement or any other Margin Loan Documentation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W8BEN-E or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Exhibit D-4 to Margin Loan Agreement D-6 Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, 20[ ]

Exhibit E-1 to Margin Loan Agreement E-1 EXHIBIT E Form of Guarantee Agreement [Attached]

GUARANTY dated as of [ ] Section 1.01. Guaranty. (a) Subject to the terms and conditions hereof, including but not limited to Section 1.08 below, Cannae Holdings, Inc. (the “Guarantor”), in consideration of the extension of loans and other credit accommodations, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether by acceleration, demand or otherwise, of all present and future obligations payable by Cannae Funding C, LLC, a wholly-owned subsidiary of the Guarantor (“Obligor 1”), and Cannae Funding D, LLC, a wholly-owned subsidiary of the Guarantor (“Obligor 2” and, together with Obligor 1, the “Obligors”), to the Administrative Agent, for the benefit of the Lenders on a Pro Rata Basis (the “Beneficiary”), under the terms of that certain margin loan agreement, dated as of [ ] (the “Loan Agreement”), among the Obligors, Royal Bank of Canada, as administrative agent, Royal Bank of Canada, as calculation agent, and the lenders from time to time party thereto and the Security Agreement, provided that such obligations become due and payable prior to the Guarantee Termination Date (such obligations, the “Guaranteed Obligations”). For the avoidance of doubt, amounts that may be paid-in-kind shall not be deemed due and payable until they are required to be paid in cash. Without limiting the generality of the foregoing, the liability of the Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be payable by either Obligor to the Beneficiary under or in respect of the Margin Loan Documentation giving rise to such Guaranteed Obligations (collectively, the “Guaranteed Documents”) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Obligor. This Guaranty is a guaranty of payment and not of collection. (b) Each of the Guarantor, and by its acceptance of this Guaranty, the Beneficiary, hereby confirm that it is the intention that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Beneficiary, by its acceptance of this Guaranty, and the Guarantor hereby irrevocably agree that the Guaranteed Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under the Debtor Relief Laws or any comparable provision of applicable Law. Section 1.02. Guaranty Absolute. The Guarantor guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Guaranteed Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiary with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Obligors under or in respect of the Guaranteed Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either Obligor or whether either Obligor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and the Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to any or all of the following:

2 (a) any lack of validity or enforceability of any Guaranteed Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of either Obligor under or in respect of the Guaranteed Documents, or any other amendment or waiver of or any consent to departure from any Guaranteed Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to either Obligor; (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral, or any taking, release, amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations; (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other assets of either Obligor; (e) any change, restructuring or termination of the corporate structure or existence of either Obligor, any insolvency, bankruptcy, reorganization or other similar proceeding affecting either Obligor or the Guarantor or its assets, or any resulting discharge of any obligation of either Obligor or the Guarantor contained in the Guaranteed Documents; (f) any failure of the Beneficiary to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either Obligor now or hereafter known to the Beneficiary (the Guarantor waiving any duty on the part of the Beneficiary to disclose such information); (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or (h) any other circumstance, or any existence of or reliance on any representation by the Beneficiary, that might otherwise constitute a defense available to, or a discharge of, either Obligor or any other guarantor or surety other than satisfaction in full of the Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guarantor’s Guaranteed Obligations is rescinded or must otherwise be returned by the Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of either Obligor or the Guarantor, all as though such payment had not been made. Section 1.03. Waiver and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice expressly required by the Guaranteed Documents) and any requirement that the Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either Obligor or any other Person or any Collateral.

3 (b) The Guarantor hereby acknowledges that this Guaranty is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future. (c) The Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by the Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against either Obligor, any other guarantor or any other Person or any Collateral and any defense based on any right of set-off or counterclaim against or in respect of any obligations of the Guarantor under this Guaranty; provided that the Guarantor shall be entitled to exercise or assert, as the case may be, any right, claim or defense that is available to either Obligor other than any right, claim or defense arising out of a bankruptcy or similar proceeding with respect to either Obligor. (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either Obligor now or hereafter known by the Beneficiary. (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements and other accommodations contemplated by the Guaranteed Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits. (f) The Beneficiary shall not be obligated to file any claims relating to the Obligations in the event that either Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiary to so file shall not affect the Guarantor’s obligations under this Guaranty. Section 1.04. Expenses. The Guarantor will pay on demand (without duplication) all out-of- pocket expenses, including the reasonable fees and disbursements of the Beneficiary’s counsel, incurred in the enforcement or protection of the rights of the Beneficiary under this Guaranty; provided that the Guarantor shall not be liable for any expenses of the Beneficiary if no payment under this Guaranty is due. Section 1.05. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against either Obligor or any insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s Guaranteed Obligations under or in respect of any Guaranteed Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Beneficiary against any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the date of termination of the Facility. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the date of termination of the Facility and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Beneficiary, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Beneficiary in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guarantor’s Guaranteed Obligations and all other amounts payable by it under this Guaranty, whether matured or unmatured, in accordance with the terms of the Guaranteed

4 Documents, or to be held as Collateral for any of the Guarantor’s Guaranteed Obligations or other amounts payable by it under this Guaranty thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (ii) the Maturity Date shall have occurred, the Beneficiary, by its acceptance of this Guaranty, will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty. Section 1.06. Payment Free and Clear of Taxes. Any and all payments by the Guarantor under this Guaranty shall be made in accordance with the provisions of this Guaranty and the provisions of Section 2.10 of the Loan Agreement (and the Guarantor shall make such payments of Taxes, Indemnified Taxes or Other Taxes to the extent described in Section 2.10 of the Loan Agreement), as though such payments were made by the relevant Obligor(s). Any obligation of the Obligors under Section 2.10 of the Loan Agreement to pay any additional amounts to, or indemnify, any Lender for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication) to the Guarantor with respect to this Guaranty and payments made hereunder. Section 1.07. No Waiver; Remedies. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Section 1.08. Termination. This Guaranty shall remain in full force and effect, and be binding upon the Guarantor and its successors and permitted assigns, and inure to the benefit of the Beneficiary and its successors and permitted assigns, until the earlier of (x) the payment in full in Dollars of all Obligations and the satisfactory performance and/or payment of all other obligations under the Margin Loan Documentation, and all Commitments shall have terminated or expired or (y) the date that is one (1) year following the Closing Date (such date, the “Guarantee Termination Date”); provided, however, that at any point in time following the date that is eight (8) months following the Closing Date, at which the “current public information” conditions set forth in Rule 144(c)(1) under the Securities Act of 1933, as amended, are satisfied with respect to the Issuers, this Guaranty shall not be enforceable by the Beneficiary at such time. For the avoidance of doubt, if at any point prior to the date that is one (1) year following the Closing Date the “current public information” conditions set forth in Rule 144(c)(1) under the Securities Act of 1933, as amended, are not satisfied with respect to the Issuers, this Guaranty shall be enforceable by the Beneficiary in accordance with its terms. Notwithstanding anything herein or in the Margin Loan Documentation to the contrary, following the termination of this Guaranty in accordance with this Section 1.08 (or at any time this Guaranty is unenforceable hereunder), the Guarantor shall have no liability (in contract or otherwise) to the Beneficiary (or its successors or permitted assigns), including, without limitation, for any breach of, under or in connection with this Guaranty or any Margin Loan Documentation, including, without limitation, Articles 3, 5 and 6 of the Loan Agreement. Section 1.09. Assignments under this Guaranty. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and inure to the benefit of and be enforceable by the Beneficiary and its permitted successors, transferees and assigns. The Guarantor shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Beneficiary. Section 1.10. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Loan Agreement, whether express or implied, the Guarantor shall in no event be required

5 to pay or be liable to the Beneficiary for any consequential, indirect or punitive damages, opportunity costs or lost profits. Section 1.11. GOVERNING LAW; JURISDICITON. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. The Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guaranty, the jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City. Section 1.12. Miscellaneous. (a) Defined Terms. Capitalized terms used but not defined herein have the respective meaning given to such terms in the Loan Agreement. (b) Integration. This Guaranty (i) shall supersede any prior or contemporaneous representation, statements or agreements, oral or written, made by or between the Guarantor and the Beneficiary with regard to the subject matter hereof and (ii) may be amended only by a written instrument executed by the Guarantor and the Beneficiary; provided that this Guaranty may be amended, by a written instrument executed solely by the Guarantor, to extend the Guarantee Termination Date in accordance with Sections 2.08(f) or 4.03(a)(vi) of the Loan Agreement. (c) Severability. If at any time any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the Guarantor and the Beneficiary shall not be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected or impaired (it being further understood and agreed that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Guarantor and the Beneficiary, by its acceptance of this Guaranty, shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. (d) Counterparts. Delivery of an executed signature page of this Guaranty by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. (e) WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE BENEFICIARY, BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER MARGIN LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). Section 1.13. Representation and Warranties, The Guarantor (x) represents and warrants to the Beneficiary that any representations and warranties with respect to the Guarantor contained in the Loan Agreement are true and correct and (y) covenants to the Beneficiary that it will comply with any covenants in the Loan Agreement expressly applicable to the Guarantor.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officer as of the day first above written. CANNAE HOLDINGS, INC. By: _____________________________ Name: Title: